Registration No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALGORHYTHM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3652	95-3795478
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

(954) 596-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary Atkinson

Chief Executive Officer

Algorhythm Holdings, Inc.

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

(954) 596-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.

Marcelle S. Balcombe, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, as set forth below.

●	Resale Prospectus. A prospectus to be used for the resale by the selling stockholder (the “Selling Stockholder”) set forth in the section of the resale prospectus (the “Resale Prospectus”) entitled “Selling Stockholder” of up to 10,095,694 shares of common stock, $0.01 par value, of Algorhythm Holdings, Inc., a Delaware corporation (the “Company”).

●	Public Offering Prospectus. A prospectus to be used for the public offering (the “Public Offering Prospectus”) of up to 1,133,652 shares of common stock issuable upon the exercise of outstanding Series A warrants (the “Series A Warrants”).

The Public Offering Prospectus is substantively identical to the Resale Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers and back covers;

●	they contain different “Offering” summaries in the “Prospectus Summary” section;

●	they contain different “Summary of the Offering” sections;

●

within the “Risk Factors” sections, the “Risks Related to this Offering and the Selling Stockholder” and “Risks Related to the Transactions Under the Securities Purchase Agreement” sections have been deleted from the Public Offering Prospectus and a “Risks Related to This Offering” section has been added in their place in the Public Offering Prospectus;

●	they contain different “Use of Proceeds” sections;

●	a “Capitalization” section that does not appear in the Resale Prospectus has been added to the Public Offering Prospectus;

●	the “Selling Stockholders” section has been removed from the Public Offering Prospectus; and

●	the “Plan of Distribution” section from the Resale Prospectus has been deleted from the Public Offering Prospectus and a “Public Offering Plan of Distribution” has been added in its place in the Public Offering Prospectus.

The Company has included in this registration statement a set of alternate pages after the back cover page of the Resale Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Public Offering Prospectus as compared to the Resale Prospectus. The Resale Prospectus will include the Alternate Pages and will be used for the resale of shares of common stock by the Selling Stockholder. The Public Offering Prospectus will be substantively identical to the Resale Prospectus except for the addition or substitution of the Alternate Pages, and such other changes as may be necessary to clarify references to the public offering or the resale offering and will be used for the public offering by the Company.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER [●], 2025

PRELIMINARY PROSPECTUS

Resale of Up to 10,095,694 Shares of Common Stock

This prospectus relates to the resale of up to 10,095,694 shares of our common stock, par value $0.01 per share (the “common stock”), by Streeterville Capital, LLC, a Utah limited liability company (“Streeterville” or the “Selling Stockholder”), consisting of: (i) 95,694 shares of our common stock issued to Streeterville as a commitment fee for the pre-paid purchase facility established under that certain Securities Purchase Agreement, dated as of August 21, 2025, between Algorhythm Holdings, Inc. (the “Company”, the “registrant,” “we,” “our” or “us”) and Streeterville (the “Securities Purchase Agreement”), and (ii) up to 10,000,000 additional shares of our common stock that may be issued to Streeterville under the Securities Purchase Agreement.

Under the Securities Purchase Agreement, we may issue and sell to Streeterville shares of our common stock in one or more pre-paid purchases (each, a “Pre-Paid Purchase” and collectively, the “Pre-Paid Purchases”) for an aggregate purchase price of up to $20,000,000. Upon the terms and subject to the conditions of each Pre-Paid Purchase, following the funding of each Pre-Paid Purchase, Streeterville, in its sole discretion, has the right, but not the obligation, to purchase from us, and we will issue to Streeterville, shares of our common stock in satisfaction of all or a portion of the outstanding balance of the Pre-Paid Purchases, but not exceeding the outstanding balance of the Pre-Paid Purchases (the “Purchase Shares”). Any purchase of the 10,000,000 Purchase Shares registered for resale pursuant to the registration statement of which this prospectus is a part will reduce the outstanding balance of the Pre-Paid Purchases at a price per share that will fluctuate based on the trading price of our common stock during the applicable measuring period. The number of shares of common stock that may be issued to Streeterville is subject to certain conditions and limitations, including a limitation that Streeterville cannot beneficially own in excess of 9.99% of our outstanding shares of common stock and a restriction that we cannot issue shares of common stock to Streeterville in violation of Nasdaq Listing Rule 5635(d). The number of shares of common stock that may be acquired by Streeterville pursuant to the Securities Purchase Agreement is not currently known and is subject to satisfaction of certain conditions and other limitations, including the conditions and limitations described above.

We will not receive any proceeds from the sale or other disposition of shares by Streeterville. Streeterville will bear all commissions and discounts, if any, attributable to the sale or other disposition of the shares. We will bear all costs, expenses and fees incurred in connection with the registration of Streeterville’s shares.

The distribution of the shares of common stock offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals.

Our common stock is listed on The Nasdaq Capital Market under the symbol “RIME.” The last reported sale price of our common stock on The Nasdaq Capital Market on September 29, 2025 was $2.61 per share.

Investing in our common stock involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we nor Streeterville have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor Streeterville take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

We will not receive any proceeds from the sale by Streeterville of the common stock offered by it in this prospectus.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section entitled “Where You Can Find More Information.”

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to the “Company”, the “registrant,” “we,” “our” or “us” in this prospectus mean Algorhythm Holdings, Inc.;

●	all references to our “fiscal year” mean the year ending December 31;

●	all dollar or $ references, when used in this prospectus, refer to United States dollars; and

●	all Rs. references, when used in this prospectus, refer to the Indian Rupee.

MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. To our knowledge, certain third-party industry data that includes projections for future periods does not take into account the effects of certain events such as the impact of the war in Ukraine and Israel, the impact any possible recession may have on the sales of our services, and any future outbreaks of coronavirus (COVID-19). Accordingly, those third-party projections may be overstated and should not be given undue weight. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. Any website references (URLs) in this prospectus are inactive textual references only and are not active hyperlinks. Therefore, such website references and information accessible from the websites do not constitute a part of, and is not incorporated by reference into, the registration statement of which this prospectus forms a part. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus.

Overview

We are an artificial intelligence (“AI”) technology holding company that currently has one business unit, which is SemiCab. SemiCab is an AI-enabled software logistics and distribution business operated through our subsidiary, SemiCab Holdings, LLC. Prior to August 1, 2025, we had a second business unit, which was Singing Machine. Singing Machine was a home karaoke consumer products business that designed and distributed karaoke products globally to retailers and ecommerce partners through our subsidiary, The Singing Machine Company, Inc. We sold our Singing Machine business on August 1, 2025. Accordingly, we no longer own or operate the Singing Machine business line.

Our operations include our wholly-owned subsidiaries, SMC Logistics, Inc., a California corporation (“SMCL”), SMC-Music, Inc., a Florida corporation (“SMCM”), SMC (HK) Limited, a Hong Kong company (“SMH”), The Singing Machine Company, Inc., a Delaware corporation (“SMC”), MICS Hospitality Holdings, Inc., a Delaware corporation (“MICS Hospitality”), MICS Hospitality Management, LLC, a Delaware limited liability company (“MICS Hospitality Management”), and MICS Nomad, LLC, a Delaware limited liability company (“MICS NY”), and our 80%-owned subsidiaries, SemiCab Holdings, LLC, a Nevada limited liability company (“SemiCab Holdings”) and SMCB Solutions Private Limited, an Indian Company (“SMCB”).

SemiCab

SemiCab is a cloud-based collaborative transportation platform built to achieve the scalability required to predict and optimize loads and the use of trucks. To orchestrate collaboration across manufacturers, retailers, distributors, and their carriers, SemiCab uses real-time data from API-based load tendering and pre-built integrations with TMS and ELD partners. To build fully loaded round trips, SemiCab uses AI/ML techniques and advanced predictive optimization models.

Since 2020, SemiCab has enabled major retailers, brands and transportation providers to address their transportation needs. SemiCab’s Orchestrated Collaboration™ AI model has proven to increase transportation capacity, improve asset utilization, reduce empty miles, lower logistics costs, and provide visibility into the entire transportation network. Models show that our SemiCab technology has the capability of reducing costs through optimization. Additionally, our SemiCab technology has the potential to play a key role in the improved sustainability model. Based on its proven ability to improve truck utilization rates, this could result in a dramatic reduction in the carbon footprint of the industry. The optimization of existing truck utilization can add trucking capacity without adding more trucks, drivers or driven miles which addresses common problems plaguing the industry like severe driver shortage and road congestion. Trucking optimization could also reduce carbon emissions attributable to road freight.

Singing Machine

Through Singing Machine, we engaged in the development, marketing, and sale of consumer karaoke audio equipment, accessories, and musical recordings. We were a leading global karaoke and music entertainment company that specializes in the design and production of quality karaoke and music enabled consumer products for adults and children. Our products were among the most widely available karaoke products internationally. We sold our Singing Machine business on August 1, 2025. Accordingly, we no longer own or operate the Singing Machine business line.

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Recent Events and Developments

Acquisition of SMCB

On May 2, 2025, we and SemiCab Holdings entered into an equity purchase agreement with SemiCab Inc. pursuant to which: (i) SemiCab Holdings purchased 9,999 shares of the issued and outstanding equity shares, Rs. 10 par value, of SMCB, representing 99.99% of the issued and outstanding equity shares of SMCB, for $1,750,000, the payment of which amount was evidenced by the issuance of a promissory note by us to SemiCab, Inc., and (ii) we purchased the 20% membership interest in SemiCab Holdings then held by SemiCab, Inc. for aggregate consideration consisting of 119,742 shares of our common stock. The transactions closed on May 2, 2025. The promissory note provides that $1,500,000 is due and payable by us on the first anniversary of the closing date and the remaining $250,000 is due and payable by us on the 18-month anniversary of the closing date. The promissory note bears interest at six percent per annum.

On the closing date, we and SemiCab Holdings entered into an amended and restated employment agreement with each of Ajesh Kapoor and Vivek Sehgal pursuant to which Mr. Kapoor agreed to serve as the Chief Executive Officer and Chief Technology Officer of SemiCab Holdings and Mr. Sehgal agreed to serve as the Chief Product Officer of SemiCab Holdings. Pursuant to the terms of the employment agreements, SemiCab Holdings granted Messrs. Kapoor and Sehgal a membership interest in SemiCab Holdings with three quarters of each such grant subject to certain forfeiture rights tied to continued employment with SemiCab Holdings. Additionally, Mr. Kapoor was granted the right to serve as a member of our board of directors and the right to appoint an additional member of our board of directors upon the occurrence of certain specified events.

Also on the closing date, we, SemiCab Holdings, Ajesh Kapoor and Vivek Sehgal entered into an amended and restated limited liability company agreement for SemiCab Holdings which sets forth the terms and conditions governing the operation and management of SemiCab Holdings.

Sale of Singing Machine

On August 1, 2025, we entered into an asset purchase agreement with SMC and Stingray Music USA, Inc. (“Stingray USA”), a related party and subsidiary of the Stingray Group, Inc. (“Stingray Group”), pursuant to which Stingray USA purchased substantially all of the assets, and assumed most of the liabilities, associated with our Singing Machine business for $500,000. The transaction closed on August 1, 2025.

Private Placement

On August 21, 2025, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (the “Investor”), pursuant to which we agreed to issue and sell to Streeterville shares of our common stock, par value $0.01 per share, in one or more pre-paid purchases (each, a “Pre-Paid Purchase” and collectively, the “Pre-Paid Purchases”) for an aggregate purchase price of up to $20,000,000. We also agreed to issue an additional 95,694 shares of our common stock to Streeterville as a commitment fee for the pre-paid purchase facility established under the Securities Purchase Agreement (the “Commitment Shares”). The transactions closed on August 21, 2025.

The Securities Purchase Agreement provides for an initial Pre-Paid Purchase in the principal amount of $4,390,000, before deducting an original issue discount of $360,000 and transaction expenses of $30,000 (the “Initial Pre-Paid Purchase”), the terms of which are set forth on secured prepaid purchase #1 (“Secured Pre-Paid Purchase #1”). The Initial Pre-Paid Purchase accrues interest at the rate of nine percent (9%) per annum and has a maturity date of three years. The Securities Purchase Agreement also provides for a two-year commitment period during which, subject to certain specified conditions, we may request additional Pre-Paid Purchases from Streeterville provided that the amount requested is no less than $250,000 and the total outstanding balance of all Pre-Paid Purchases does not exceed $3,000,000. The original issue discount for each additional Pre-Paid Purchase will be nine percent (9%) of the amount set forth in the applicable request and each additional Pre-Paid Purchase will accrue interest at the rate of nine percent (9%) per annum.

Pursuant to the Securities Purchase Agreement, we agreed to file a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), with the SEC to register the resale of the Commitment Shares and all shares of common stock issuable pursuant to the Pre-Paid Purchases within 30 days after the closing date. Streeterville’s resale of these shares is being registered in the registration statement of which this prospectus forms a part.

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Following the funding of each Pre-Paid Purchase, Streeterville has the right, but not the obligation, to purchase from us that number of shares of common stock up to the lesser of: (i) a number of shares of common stock equal in value to the outstanding balance of the funded amount, and (ii) that number of shares of common stock such that Streeterville will not beneficially own greater than 9.99% of our outstanding shares of common stock. The purchase price of the shares of common stock will be 90% of the lowest daily volume weighted average price during the 10 trading days immediately prior to the purchase notice date, but not less the floor price, which is the greater of: (i) 20% of the “Minimum Price” as defined under Nasdaq Listing Rule 5635(d) prior to the applicable closing of the Pre-Paid Purchase, and (ii) $0.10

Nasdaq Listing Rule 5635(d) provides that shareholder approval is required prior to the issuance of shares of our common stock equal or greater in number to 20% of the number of shares of our common stock issued and outstanding immediately prior to the completion of the proposed issuance (the “Exchange Cap”) at a price that is less than the “Minimum Price” as such term is defined under Nasdaq Listing Rule 5635(d) (the “Minimum Price”) in a transaction that is not a public offering (the “Shareholder Approval”). Unless and until we obtain the Shareholder Approval, the total number of shares of common stock that we can issue to Streeterville under all Pre-Paid Purchases cannot exceed the Exchange Cap. Under the Securities Purchase Agreement, we agreed to seek Shareholder Approval for the transactions contemplated therein. If we do not obtain the Shareholder Approval within 75 days of the closing date of the Initial Pre-Paid Purchase, we are required under the Securities Purchase Agreement to continue seeking the Shareholder Approval every 90 days thereafter until the Shareholder Approval is obtained.

We may at any time prepay all or any portion of the outstanding balance of a Pre-Paid Purchase. In the event we elect to do so, we must pay Streeterville an amount equal to 110% multiplied by the portion of the outstanding balance we elected to prepay.

If an event of default occurs under a Pre-Paid Purchase, the outstanding balance will become immediately due and payable. At anytime thereafter, upon written notice given by Streeterville, the outstanding balance will increase by seven-and-a half percent (7.5%) and interest will begin accruing at a rate of the lesser of 18% per annum or the maximum rate permitted under applicable law.

The Securities Purchase Agreement contains customary representations, warranties, covenants, and closing conditions. Our obligations are secured by all of our assets pursuant to a security agreement and have been guaranteed by our operating subsidiaries pursuant to a guarantee, each entered into with Streeterville on August 21, 2025.

Univest Securities, LLC served as the placement agent in the offering (the “Placement Agent”). We paid the Placement Agent a cash fee equal to eight percent (8%) of the aggregate gross proceeds received by us from the Initial Pre-Paid Purchase and reimbursed the Placement Agent for legal fees in the amount of $40,000. We will pay the Placement Agent a cash fee equal to eight percent (8%) of the aggregate gross proceeds received by us from any additional Pre-Paid Purchases that we complete.

Our Public Offering

We are offering up to 1,133,652 shares of our common stock, par value $0.01 per share, issuable upon the exercise of outstanding Series A warrants. The Series A warrants were issued by us in a public offering of securities that closed on December 6, 2024. The Series A Warrants have an exercise price of $8.38 per share, are currently exercisable, and expire on January 13, 2030.

The Public Offering Prospectus is substantively identical to the Resale Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers and back covers;

●	they contain different “Offering” summaries in the “Prospectus Summary” section;

●	they contain different “Summary of the Offering” sections;

●

within the “Risk Factors” sections, the “Risks Related to this Offering and the Selling Stockholder” and “Risks Related to the Transactions Under the Securities Purchase Agreement” sections have been deleted from the Public Offering Prospectus and a “Risks Related to This Offering” section has been added in their place in the Public Offering Prospectus;

●	they contain different “Use of Proceeds” sections;

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●	a “Capitalization” section that does not appear in the Resale Prospectus has been added to the Public Offering Prospectus;

●	the “Selling Stockholders” section has been removed from the Public Offering Prospectus; and

●	the “Plan of Distribution” section from the Resale Prospectus has been deleted from the Public Offering Prospectus and a “Public Offering Plan of Distribution” has been added in its place in the Public Offering Prospectus.

Summary Risk Factors

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are summarized and discussed more fully in the “Risk Factors” section of this prospectus. This offering and the ownership of our common stock is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus. These risks include, among others, that:

Risks Related to This Offering and the Selling Stockholder

●	Sales of a substantial number of our securities in the public market by Streeterville and/or by our existing security holders could cause the price of our common stock to fall.

●

Shares of our common stock purchased by Streeterville may be issued at a price significantly below the prevailing market price of our common stock, resulting in substantial dilution of existing stockholders and a decrease in the price of our common stock.

●	Streeterville has acquired shares of our common stock, and may purchase additional shares of our common stock, at a price below the current trading price of our shares of common stock, and may experience a positive rate of return based on the current trading price.

Risks Related to the Transactions Under the Securities Purchase Agreement

●	We may be required to make cash payments and/or issue a substantial number of shares of common stock under the Securities Purchase Agreement, which could reduce the amount of cash available to fund our operations and/or dilute the ownership percentage held by our investors.

●	We will have broad discretion over the use of the net proceeds we receive from Pre-Paid Purchases, and you may not agree with how we use the proceeds.

Risks Related to Our Financial Condition

●	We have a history of losses, we can provide no assurance that we will ever become profitable, and the audit report issued by Marcum LLP in connection with our audited financial statements as of and for the year ended December 31, 2024 includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

●	We will need to raise additional capital in the future, which capital may not be available or, if available, may not be available on acceptable terms.

Risks Related to Our Company

●	Our growth could strain our personnel and infrastructure resources.

●	Strategic acquisitions and other transactions that we complete in the future could prove difficult to integrate, disrupt our business, adversely affect our operating results and dilute stockholder value.

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●	We depend upon our executive officers and may not be able to retain or replace these individuals or recruit additional personnel if they leave, which could harm our business.

●	Our failure or inability to enforce our trademarks, trade secrets and other proprietary rights could adversely affect our image, brands and competitive position.

●	We may not be able to protect our intellectual property rights throughout the world.

●

Our information technology systems or data, or those of our service providers or customers or users, could be subject to cyber-attacks or other security incidents, which could result in significant liability, reputational damage and other adverse consequences to us.

●	The failure of our information technology systems could significantly disrupt the operation of our business.

●	We rely on third parties for most of our management information systems and for other back-office functions.

●	Failure to protect the integrity and security of personal information of our customers and employees could result in substantial costs, expose us to litigation and damage our reputation.

●	Any significant changes in U.S. trade or other policies that block or restrict imports or increase import tariffs could have a material adverse effect on results of operations.

●	Our business, financial condition and results of operations may be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine and the Middle East and other geopolitical tensions.

●	High inflation and unfavorable economic conditions could negatively affect our business, financial condition and results of operations.

●	We are exposed to the credit risk of customers who are experiencing financial difficulties and if these customers are unable to pay us, our revenue and results of operations will be adversely impacted.

●	We may have trouble hiring additional qualified personnel.

●	The industries in which we operate are subject to international, federal, state and local laws, compliance with which is both complex and costly.

●	We could be a party to litigation that could adversely affect us by diverting management attention, increasing our expenses and subjecting us to significant monetary damages and other remedies.

●	Our certificate of incorporation provides limitations on director liability and indemnification of directors and officers and employees.

●	Our insurance may not provide adequate levels of coverage against claims.

●	Our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media could materially adversely impact our business.

●	An impairment in the carrying value of our fixed assets, intangible assets or goodwill could adversely affect our financial condition and results of operations.

●	Significant adverse weather conditions and other disasters could negatively impact our results of operations.

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Risks Related to Our SemiCab AI Logistics and Distribution Business

●	The transportation industry historically has experienced cyclical fluctuations in financial results that could negatively impact our business and results of operations.

●	Fluctuation in freight volumes resulting from supply chain disruptions or other factors may negatively impact our working capital needs.

●	Our business is susceptible to numerous expense challenges which may negatively impact our operating results.

●	We are dependent on third parties which may impact our ability to provide our services.

●	Cyclical challenges in the transportation industry may negatively impact our results of operations and cash flows.

●	We face substantial competition in the logistics and distribution industry.

●	Our business may be adversely affected by seasonality.

●	We rely on technology to operate our business.

●	Our international operations subject us to complex and ever-changing operational, financial, and data privacy risks.

●	We may not be able to hire and retain qualified employees.

●	We may fail in our efforts to expand our use of machine learning and AI technologies and may be subject to risks and liabilities in the event we expand our use of machine learning and AI technologies.

●	AI technologies present various operational, compliance, and reputational risks and if any such risks were to materialize, our business and results of operations may be adversely affected.

●	We may be subject to risks associated with AI and machine learning technology.

●	We may be subject to a variety of claims arising from our transportation operations.

●	Our business is subject to numerous government regulations.

Risks Related to the Sale of Our Singing Machine Business

●	We are subject to risks related to the sale of our Singing Machine business.

●	After the sale of the Singing Machine business, certain of our executive officers and directors may have actual or potential conflicts of interest because of their interests in Stingray Group.

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Risks Related to Ownership of Our Securities

●	We may raise additional funds in the future through the issuance of equity securities or debt, which funding may be dilutive to stockholders or impose operational restrictions on us.

●	The market price of our common stock is likely to be highly volatile and subject to wide fluctuations.

●	Our quarterly and annual operating results may fluctuate due to increases and decreases in sales and other factors.

●	Our common stock may be affected by price fluctuations, which could adversely impact the value of our common stock.

●	FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our securities.

●	An investment in our securities is speculative and there can be no assurance of any return on any such investment.

●	We identified material weaknesses in our internal control over financial reporting during the assessment of our internal control that we performed in connection with the preparation of our audited consolidated financial statements included herein.

●	If we are unable to establish and maintain an effective system of internal control, we may not be able to accurately report our financial results on a timely basis or prevent fraud.

●	The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

●	If we are not able to comply with the applicable continued listing requirements of the Nasdaq, it could delist us, which may adversely affect the market price and liquidity of our common stock.

●	New laws, regulations, and standards relating to corporate governance and public disclosure may create uncertainty for public companies, increase legal and financial compliance costs and make some activities more time consuming.

●	As a “smaller reporting company” under applicable law, we are subject to lessened disclosure requirements, which could leave our stockholders without information or rights available to stockholders of more mature companies.

●	Applicable SEC rules governing the trading of “penny stocks” may limit the trading and liquidity of our common stock, which may affect the trading price of our common stock.

●	We have never paid any dividends on our common stock and do not intend to pay any dividends on our common stock in the foreseeable future.

Our Corporate Information

We were incorporated under the laws of the State of Delaware in 1994. Our principal business address is 6301 NW 5th Way, Suite 2900, Fort Lauderdale, FL 33309, and our telephone number is (954) 596-1000. We maintain our corporate website at https://ir.algoholdings.com/. This website address is not intended to function as a hyperlink and the information contained on our website is not intended to be a part of this prospectus. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision. We make available free of charge on https://ir.algoholdings.com/investor-filings#/ our annual, quarterly, and current reports, and amendments to those reports if any, as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC. We may from time to time provide important disclosures to investors by posting them in the Investor Relations section of our website.

Our common stock is quoted on the Nasdaq under the symbol “RIME”. We file annual, quarterly, and current reports, proxy statements and other information with the U.S. Securities Exchange Commission (the “SEC”) and are subject to the requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). These filings are available to the public on the Internet at the SEC’s website at http://www.sec.gov.

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SUMMARY OF THE OFFERING

Common stock offered by Streeterville:	Up to 10,095,694 shares, 95,694 of which were issued to Streeterville at the closing of the Initial Pre-Paid Purchase, and 10,000,000 of which may be issued in the future to Streeterville under the Securities Purchase Agreement.

Common stock outstanding immediately prior to the offering(1):	2,641,778 shares.

Common stock outstanding immediately after the offering(1):	Up to 12,641,778 shares.

Use of proceeds:	We will not receive any proceeds from the sale of common stock held by Streeterville being registered in this prospectus.

Listing symbol:	Our common stock is listed on The Nasdaq Capital Market under the symbol “RIME.”

Risk factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the section entitled “Risk Factors” beginning on page 9 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1) As of September 29, 2025, and excludes:

●	44,347 shares of common stock issuable upon the exercise of outstanding stock options;
●	1,138,163 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock; and
●	484 shares of common stock reserved for future issuance under our 2022 Equity Incentive Plan.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options and warrants, in each case as described above.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described below. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected and the market price of our common stock could decline. As a result, you could lose some or all of any investment you may make in our common stock.

Risks Related to this Offering and the Selling Stockholder

Sales of a substantial number of our securities in the public market by Streeterville and/or by our existing security holders could cause the price of our common stock to fall.

Streeterville can sell, under this prospectus, up to 10,095,694 shares of our common stock, consisting of: (a) 95,694 shares of our common stock issued to Streeterville as a commitment fee for the pre-paid purchase facility established under the Securities Purchase Agreement (the “Commitment Shares”), and (b) up to 10,000,000 shares of our common stock issuable to Streeterville under the Pre-Paid Purchases that may be consummated pursuant to the Securities Purchase Agreement if Pre-Paid Purchases equal in value to the maximum 10,000,000 shares being registered hereunder are completed under the Securities Purchase Agreement and Streeterville elects to purchase shares of our common stock in an amount equal in value to the aggregate value of all such Pre-Paid Purchases. The sale of a substantial number of our shares of common stock in the public market by Streeterville and/or by our other existing security holders, or the perception that those sales might occur, could result in a significant decline in the public trading price of our common stock.

Shares of our common stock purchased by Streeterville may be issued at a price significantly below the prevailing market price of our common stock, resulting in substantial dilution of existing stockholders and a decrease in the price of our common stock.

If Streeterville exercises its right to purchase shares of our common stock under the Pre-Paid Purchases, the shares may be sold by us to Streeterville at a price significantly below the prevailing market price. This could lead to substantial dilution of existing stockholders. This dilution, combined with the potential for downward pressure on our share price if Streeterville promptly sells the shares in the open market, could reduce the market value of our common stock.

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Streeterville has acquired shares of our common stock, and may purchase additional shares of our common stock, at a price below the current trading price of our shares of common stock, and may experience a positive rate of return based on the current trading price.

Under the Securities Purchase Agreement, following the funding of each Pre-Paid Purchase, Streeterville has the right, but not the obligation, to purchase from us that number of shares of common stock up to the lesser of: (i) a number of shares of common stock equal in value to the outstanding balance of the funded amount, and (ii) that number of shares of common stock such that Streeterville will not beneficially own greater than 9.99% of our outstanding shares of common stock. The price per share used to calculate the number of shares to be issued is equal to 90% of the lowest daily volume-weighted average price of our common stock during the ten (10) trading days immediately preceding the applicable purchase date, but not less than the floor price, which is the greater of: (i) 20% of the “Minimum Price” as such term is defined under Nasdaq Listing Rule 5635(d) (the “Minimum Price”) prior to the applicable closing of the Pre-Paid Purchase, and (ii) $0.10.

Due to the pricing mechanism described above, Streeterville may acquire shares of our common stock at a price below, or even substantially below, the current trading price of our common stock. Additionally, the Commitment Shares were issued to Streeterville for non-cash consideration. These factors may create an economic incentive for Streeterville to sell promptly after the effectiveness of the registration statement to which this prospectus is a part, which could put downward pressure on the market price of our shares. As a result, other investors may experience dilution or a decline in the value of their holdings, and future investors may face a less favorable investment opportunity.

Security holders who have or will purchase shares of our common stock at the then current trading price may not be able to experience the same positive rates of return on securities they purchase due to the low price at which Streeterville may be able to purchase shares of our common stock.

Risks Relating to the Transactions Under the Securities Purchase Agreement

We may be required to make cash payments and/or issue a substantial number of shares of common stock under the Securities Purchase Agreement, which could reduce the amount of cash available to fund our operations and/or dilute the ownership percentage held by our investors.

Subject to the terms and conditions in the Securities Purchase Agreement, we may issue and sell up to $20,000,000 of Pre-Paid Purchases of our shares of common stock to Streeterville within a committed two-year period. As part of this agreement, we issued the Commitment Shares to Streeterville.

Under the Securities Purchase Agreement, following the funding of each Pre-Paid Purchase, Streeterville has the right, but not the obligation, to purchase from us that number of shares of common stock up to the lesser of: (i) a number of shares of common stock equal in value to the outstanding balance of the funded amount, and (ii) that number of shares of common stock such that Streeterville will not beneficially own greater than 9.99% of our outstanding shares of common stock. The price per share used to calculate the number of shares to be issued is equal to 90% of the lowest daily volume-weighted average price of our common stock during the ten (10) trading days immediately preceding the applicable purchase date, but not less than the floor price, which is the greater of: (i) 20% of the Minimum Price prior to the applicable closing of the Pre-Paid Purchase, and (ii) $0.10.

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Nasdaq Listing Rule 5635(d) provides that shareholder approval is required prior to the issuance of shares of our common stock equal or greater in number to the Exchange Cap at a price that is less than the Minimum Price in a transaction that is not a public offering (the “Shareholder Approval”). Unless and until we obtain the Shareholder Approval, the total number of shares of common stock that we can issue to Streeterville under all Pre-Paid Purchases cannot exceed the Exchange Cap. Under the Securities Purchase Agreement, we agreed to seek Shareholder Approval for the transactions contemplated therein. If we do not obtain the Shareholder Approval within 75 days of the closing date of the Initial Pre-Paid Purchase, we will continue seeking the Shareholder Approval every 90 days thereafter until the Shareholder Approval is obtained.

If Streeterville chooses to not exercise its right to purchase shares of common stock from us, we will be required to repay any outstanding Pre-Paid Purchases in cash. Additionally, if we fail to obtain the Shareholder Approval, any remaining outstanding balance of Pre-Paid Purchases that remains after we have issued that number of shares of common stock to Streeterville equal to the Exchange Cap must be repaid by us in cash. We may not have sufficient cash on hand or available resources to meet such a repayment obligation, which could force us to seek emergency financing or other arrangements which may not be available or, if available, may be on unfavorable terms. In the event we do have sufficient funds available, the cash payment obligations, if triggered, could significantly reduce the cash we have available to fund our operations or make necessary investments. This would adversely affect our financial condition, limit our ability to pursue growth opportunities, and adversely affect our business prospects.

Events of default under the Pre-Paid Purchases may accelerate repayment or suspend Streeterville’s funding obligations. If an event of default occurs under a Pre-Paid Purchase, the outstanding balance will become immediately due and payable. At anytime thereafter, upon written notice given by Streeterville, the outstanding balance will increase by seven-and-a half percent (7.5%) and interest will begin accruing at a rate of the lesser of 18% per annum or the maximum rate permitted under applicable law. Additionally, if we are involved in a change-of-control or other fundamental transaction, we may be required to repay the Pre-Paid Purchases in cash. We may not have sufficient cash on hand or available resources to meet such a repayment obligation, which could force us to seek emergency financing or other arrangements which may not be available or, if available, may be on unfavorable terms. In the event we do have sufficient funds available, the cash payment obligations, if triggered, could significantly reduce the cash we have available to fund our operations or make necessary investments. This would adversely affect our financial condition, limit our ability to pursue growth opportunities, and adversely affect our business prospects.

We will have broad discretion over the use of the net proceeds we receive from Pre-Paid Purchases, and you may not agree with how we use the proceeds.

We will have broad discretion as to the use of the proceeds that we receive from Pre-Paid Purchases and we could use them for purposes other than those contemplated at the time of commencement of this offering. As a result, you will be relying on the judgment of our management with regard to the use of those proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Risks Related to Our Financial Condition

We have a history of losses, we can provide no assurance that we will ever become profitable, and the audit report issued by Marcum LLP in connection with our audited financial statements as of and for the year ended December 31, 2024 includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

We incurred net losses available to common stockholders of $9,776,000, $23,257,000 and $6,398,000 for the six months ended June 30, 2025, the fiscal year ended December 31, 2024 and the nine-month transition period ended December 21, 2023, respectively, and had accumulated deficits of $58,948,000, $49,172,000 and $25,915,000 as of June 30, 2025, December 31, 2024 and December 31, 2023, respectively. In addition, net cash used by operating activities was $5,436,000 and $8,556,000 for the six months ended June 30, 2025 and the year ended December 31, 2024. Based upon this and our internally generated cash flow projections, the audit report issued by Marcum LLP in connection with our audited financial statements as of and for the year ended December 31, 2024 includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern. Our future profitability is dependent upon our ability to successfully execute upon our business plan. We can provide no assurance that we will be able to sustain or increase profitability on a quarterly or annual basis. Accordingly, we may continue to generate losses in the future and, in the extreme case, may need to discontinue operations.

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We will need to raise additional capital in the future, which capital may not be available or, if available, may not be available on acceptable terms.

Our current cash resources will not be sufficient to sustain our current operations for the next 12 months. As a result, we will need to obtain additional capital through external sources of financing. We may attempt to obtain additional capital through the sale of equity securities or the issuance of short- and long-term debt. If we raise additional funds by issuing shares of our common stock, our stockholders will experience dilution. If we raise additional funds by issuing securities exercisable or convertible into shares of our common stock, our stockholders will experience dilution in the event the securities are exercised or converted, as the case may be, into shares of our common stock. Debt financing may involve agreements containing covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, issuing equity securities, making capital expenditures for certain purposes or above a certain amount, or declaring dividends. In addition, any equity or debt securities that we issue may have rights, preferences and privileges senior to those of the securities held by our stockholders.

While we are optimistic about our ability to raise sufficient funds to continue our operations for at least one year after the date of this prospectus, we have not made arrangements to obtain additional capital and can provide no assurance that additional financing will be available in an amount or on terms acceptable to us, if at all. Our ability to obtain additional capital will be subject to a number of factors, including maintenance of our listing on the Nasdaq Stock Market (“Nasdaq”), market conditions and our operating performance. These factors may make the timing, amount, terms or conditions of any proposed future financing transactions unattractive to us. If we cannot raise additional capital when needed, or if such capital cannot be obtained on acceptable terms, we may not be able to pay our costs and expenses as they are incurred, take advantage of future acquisition opportunities, respond to competitive pressures or unanticipated events, or otherwise execute upon our business plan. This may adversely affect our business, financial condition and results of operations and, in the extreme case, cause us to discontinue operations.

Risks Related to Our Company

Our growth could strain our personnel and infrastructure resources.

We expect to enter a stage of rapid growth in our operations which could place a significant strain on our management, administrative, operational and financial infrastructure. Our future success will depend in part upon the ability of our management to manage growth effectively. Our existing management systems, financial and management controls, and information and reporting systems and procedures may not be adequate to support our expansion. Our ability to manage our growth effectively will require us to continue to enhance these systems, controls and procedures and to locate, hire, train and retain qualified management and operating personnel. If we fail to successfully manage our growth, we may be unable to execute upon our business plan, which could have an adverse effect on our business, financial condition and results of operations.

Strategic acquisitions and other transactions that we complete in the future could prove difficult to integrate, disrupt our business, adversely affect our operating results and dilute stockholder value.

On July 3, 2024, we completed the acquisition of substantially all of the assets and the assumption of certain liabilities of SemiCab, Inc., which was the owner of the United States component of our AI logistics and distribution business. On May 2, 2025, we and SemiCab Holdings completed the acquisition of substantially all of the issued and outstanding equity shares of SMCB and we purchased the 20% membership interest in SemiCab Holdings then held by SemiCab, Inc. We may continue to expand our business through the acquisition of additional businesses in the future.

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To successfully execute any acquisition or development strategy, we need to identify suitable acquisition or development candidates, negotiate acceptable acquisition or development terms, obtain appropriate financing, and successfully integrate any businesses and assets acquired. Any acquisition or development transaction that we pursue, whether or not successfully completed, will subject us to numerous risks and uncertainties, including:

● our ability to accurately assess the value, growth potential, strengths, weaknesses, contingent and other liabilities, and potential profitability of the target businesses and assets;

● our ability to complete the transaction and integrate the operations, technologies, services and personnel of any businesses or assets acquired;

● the costs associated with the completion of the transaction and the integration of the businesses or assets acquired;

● our ability to generate sufficient revenue to offset the transaction costs and achieve projected economic and operating synergies;

● the diversion of financial and management resources from existing operations and potential loss of key personnel;

● the risks associated with entering new domestic markets and conducting operations where we have little or no prior experience;

● the possible negative impact of the transaction on our reputation and the reputation of the business that we acquire; and

● the effect of any limitations imposed by federal and state tax laws on our ability to use all or a portion of our pre-transaction net operating losses against post-transaction income.

If we fail to properly evaluate and execute any acquisition or development transactions that we are currently pursuing or will pursue in the future, our business, financial condition and results of operations could be seriously harmed. Additionally, we may be limited in our ability to evaluate such acquisitions as a result of incomplete or inaccurate information from the target businesses.

Future acquisitions may provide for additional contingent payments based on the achievement of performance targets or milestones. Management must exercise considerable discretion when estimating the fair value of contingent payments. Although these estimates are based on management’s best knowledge of current events, the estimates could change significantly from period to period. Any changes to the significant unobservable inputs used, including a change in the forecast of net sales for the earn-out periods, may result in a change in the fair value of contingent consideration, and could have a material adverse impact on our results of operations. In addition, actual payments of contingent consideration in the future could be different from the current estimated fair value of the contingent consideration. Further, these arrangements can impact or restrict the integration of acquired businesses and can, and frequently do, result in disputes, including litigation. Any such impact, restrictions or disputes could have a material adverse impact on our business and results of operations.

In addition, acquisition and development transactions could result in us issuing equity securities or short- or long-term debt to finance the transaction. The issuance of additional equity securities would result in dilution to our stockholders. The issuance of securities exercisable or convertible into shares of our common stock would result in dilution to our stockholders in the event the securities are exercised or converted, as the case may be, into shares of our common stock. Debt financing may involve agreements containing covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, issuing equity securities, making capital expenditures for certain purposes or above a certain amount, or declaring dividends. In addition, any equity or debt securities that we issue may have rights, preferences and privileges senior to those of the securities held by our stockholders. Future acquisition and development transactions could also result in us assuming debt obligations and liabilities and incurring impairment charges related to goodwill, investments and other intangible assets.

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We depend upon our executive officers and may not be able to retain or replace these individuals or recruit additional personnel if they leave, which could harm our business.

We believe that we have benefited substantially from the leadership and experience of our executive officers, including Gary Atkinson, who is our Chief Executive Officer, and Alex Andre, who is our Chief Financial Officer and General Counsel. Our executive officers may terminate their employment with us at any time without penalty, and we do not maintain key person life insurance policies on any of our executive officers. The loss of the services of any of our executive officers could have a material adverse effect on our business and prospects, as we may not be able to find suitable individuals to replace such personnel on a timely basis. In addition, any such departure could be viewed in a negative light by investors and analysts, which could cause the price of our common stock to decline. As our business expands, our future success will depend greatly on our continued ability to attract and retain highly skilled and qualified executive-level personnel. Our inability to attract and retain qualified executive officers could impair our growth and have an adverse effect on our business, financial condition and results of operations.

Our failure or inability to enforce our trademarks, trade secrets and other proprietary rights could adversely affect our image, brands and competitive position.

We own U.S. registered trademarks for many of the signs, designs and expressions that identify the services that we use in our business, including “SemiCab”. We also have common law trademark rights for certain of our proprietary marks and rely upon trade secrets to protect certain of our rights. We believe that our trademarks, trade secrets and other proprietary rights have significant value and are important to our business and competitive position. We, therefore, devote time and resources to the protection of these rights. Our policy is to pursue registration of our important trademarks whenever feasible and to oppose vigorously any infringement of our trademarks. We protect our trade secrets and proprietary information, in part, by entering into confidentiality agreements with our employees and consultants. We also seek to preserve the integrity and confidentiality of our proprietary information by maintaining physical security of our premises and physical and electronic security of our information technology systems.

We cannot assure you that the protective actions that we have taken will successfully prevent unauthorized use or imitation of our intellectual property and proprietary rights by other parties. In the event third parties unlawfully use or imitate our intellectual property and proprietary rights, we could suffer harm to our image, brands and competitive position. If we commence litigation to enforce our intellectual property and proprietary rights, we will incur significant legal fees and may not be successful in enforcing our rights. Moreover, we cannot assure you that third parties will not claim infringement by us of their intellectual property and proprietary rights in the future. Any such claim, whether or not it has merit, could be time-consuming and distracting for management to defend, result in costly litigation, require us to enter into royalty or licensing agreements, or cause us to change existing menu items or delay the introduction of new menu items. As a result, any such claim could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting, and defending intellectual property rights on our technology in international jurisdictions is prohibitively expensive. Competitors may use our technologies in jurisdictions where we have not obtained intellectual property rights to develop their own technology and, further, may export otherwise infringing technology to territories where we have intellectual property rights, but where enforcement is not as strong as that in the U.S. Their technology may compete with our technology in jurisdictions where we do not have any issued or licensed patents and our patent claims or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for us to stop the infringement of any patents we may have in the future, or the use of competing technologies in violation of our proprietary rights generally. Proceedings to enforce any patent rights we may have in the future in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.

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Our information technology systems or data, or those of our service providers or customers or users, could be subject to cyber-attacks or other security incidents, which could result in significant liability, reputational damage and other adverse consequences to us.

The ever-evolving threat landscape makes data security and privacy a critical priority. We maintain processes for key risk identification, mitigation efforts, and day-to-day management of risks, including cybersecurity risks. In addition, our third-party vendors have experience and expertise supporting mitigation of the potential cyber-attacks facing our organization and vulnerabilities facing our technology infrastructure and potential cyber-attacks.

Although it is difficult to determine the potential impacts from a cyber-attack or other security incident, we may experience negative impacts such as reputational harm, inability to retain existing customers or attract new customers, exposure to legal claims and government action, among others. In particular, given the interconnected nature of the supply chain and our significant presence in the industry, our AI logistics and distribution business may be an attractive target for such attacks. The impact of a cyber-attack or other security incident may have a material adverse impact on our financial condition, results of operations, availability of our systems, and growth prospects, which makes cybersecurity risk management of critical importance.

We have processes and programs in place to meet our global compliance obligations and work with our employees and teams across the globe to ensure security and data protection principles are integrated into the way we conduct our business. Notwithstanding this, our operations may be subject to successful breaches, employee malfeasance, or human or technological error. Any such acts could result in:

● unauthorized access to, disclosure, modification, misuse, loss, or destruction of company, customer, or other third-party data or systems;

● theft of sensitive, regulated, or confidential data including personal information and intellectual property;

● the loss of access to critical data or systems through ransomware, destructive attacks or other means; and

● business delays, service or system disruptions or denials of service.

The occurrence of any of these acts could have a material adverse effect on our business, financial condition and results of operations.

The failure of our information technology systems could significantly disrupt the operation of our business.

We rely on information technology systems and networks as part of our business. As such, we could experience a material disruption to our operations if our internal computer systems and servers fail or suffer security breaches. The secure operation of our information technology, or IT, systems and networks as well as the secure processing and maintenance of information is critical to our operations and business strategy. Our ability to execute our business plan and to comply with regulatory requirements with respect to data control and data integrity depends, in part, on the continued and uninterrupted performance of our IT systems. These systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security and back-up measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our IT systems, we may experience electronic break-ins, computer viruses, sustained or repeated system failures, or problems arising during the upgrade of any of our IT systems that interrupt our ability to generate and maintain data. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

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We rely on third parties for most of our management information systems and for other back-office functions.

We use third-party vendors to provide, support and maintain most of our management information systems. We also outsource certain accounting, payroll and human resource functions to third-party service providers. The parties that we utilize for these services may not be able to handle the volume of activity or perform the quality of service necessary for our operations. The failure of these parties to fulfill their support and maintenance obligations or service obligations could disrupt our operations. Furthermore, the outsourcing of certain of our business processes could negatively impact our internal control processes. Any such effects on our operations or internal controls could have an adverse effect on our business, financial condition and results of operations.

Failure to protect the integrity and security of personal information of our customers and employees could result in substantial costs, expose us to litigation and damage our reputation.

We receive and maintain certain personal information about our customers and employees. The use of this information by us is regulated at the federal and state levels. If our security and information systems are compromised or our franchisees or employees fail to comply with these laws and regulations and this information is obtained by unauthorized persons or used inappropriately, it could adversely affect our reputation and results of operations and could result in litigation against us or the imposition of fines and penalties.

Any significant changes in U.S. trade or other policies that block or restrict imports or increase import tariffs could have a material adverse effect on results of operations.

In recent years, the U.S. government has implemented substantial changes to U.S. trade policies, including import restrictions, increased import tariffs and changes in U.S. participation in multilateral trade agreements, such as the United States-Mexico-Canada Agreement to replace the former North American Free Trade Agreement. The U.S. government has assessed supplemental tariffs and quantitative restrictions on U.S. imports of certain products from numerous countries throughout the world. U.S. trade policy continues to evolve in this regard. Any significant changes in current U.S. trade or other policies that restrict imports or increase import tariffs could have a material adverse effect upon results of our operations.

Our business, financial condition and results of operations may be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine and the Middle East and other geopolitical tensions.

U.S. and global markets are experiencing volatility and disruption as a result of the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. On February 24, 2022, a full-scale military invasion of Ukraine by Russian troops was reported. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine has led to market disruptions, including significant volatility in credit and capital markets.

Russia’s military interventions in Ukraine have led to sanctions and other penalties being levied by the U.S., European Union and other countries against Russia. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets. In addition, the invasion of Ukraine and the resulting sanctions imposed on Russia have resulted in increased volatility in the financial markets and the markets for certain commodities including oil, which may significantly impact the manufacturers that we rely on.

Additionally, the conflict in the Middle East between Israel and the government of Hamas in Gaza has caused disruptions in shipping lanes in the Red Sea where some major cargo lines have opted to route their vessels away from the region which has increased the time required to reach their destinations as well as increased time for vessels to return to their port of origin with empty containers. Continued shipping line disruptions and delays may impact the availability and cost of shipping containers during peak shipping season.

While we have not experienced any direct impact from the conflicts in the Ukraine and the Middle East, the extent and duration of the military action, sanctions and resulting market and shipping lane disruptions are impossible to predict but could be substantial and could adversely affect our operating results as they impact the global economy in the future.

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High inflation and unfavorable economic conditions could negatively affect our business, financial condition and results of operations.

Unfavorable global or regional economic conditions may be triggered by numerous developments beyond our control, including inflation, geopolitical events, health crises such as the COVID-19 pandemic, and other events that trigger economic volatility on a global or regional basis. In particular, a significant deterioration in economic conditions, including economic slowdowns or recessions, increased unemployment levels, inflationary pressures or disruptions to credit and capital markets, could lead to decreased consumer confidence and consumer spending more generally, thus reducing consumer demand for our services. Such heightened inflationary levels and economic conditions may negatively impact consumer disposable income and discretionary spending, negatively impacting our business, financial condition and results of operations.

We are exposed to the credit risk of customers who are experiencing financial difficulties and if these customers are unable to pay us, our revenue and results of operations will be adversely impacted.

We sell our services primarily to large, fast-moving consumer goods companies. Deterioration in the financial condition of our customers could result in these customers not being able to pay us for our services. This would have a negative impact on our revenue and results of operations.

We may have trouble hiring additional qualified personnel.

As we expand our technology development, service offerings and marketing activities, we will need to hire additional personnel and could experience difficulties attracting and retaining qualified employees. Competition for qualified personnel could be intense due to the limited number of individuals who possess the skills and experience required by such an industry. We may not be able to afford, attract and retain quality personnel on favorable terms, or at all. In addition, to the extent we hire personnel from competitors, we may be subject to allegations that such personnel have been improperly solicited or that they have divulged proprietary or other confidential information, or that their former employers own their technology or service ideas. Any of these events could have a material adverse effect on our business, financial condition and results of operations.

The industries in which we operate are subject to international, federal, state and local laws, compliance with which is both complex and costly.

We are subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”) and other anti-corruption laws of the countries in which we do business. The FCPA and other anti-corruption laws generally prohibit us and our employees and intermediaries from bribing, being bribed or making other prohibited payments to government officials or other persons to obtain or retain business or gain some other business advantage. We and our commercial partners operate in several jurisdictions that pose a high risk of potential FCPA violations and we participate in collaborations and relationships with third parties whose actions could potentially subject us to liability under the FCPA or local anti-corruption laws.

We are also subject to other laws and regulations governing our international operations, including regulations administered in the U.S. and in the EU, including applicable export control regulations, economic sanctions on countries and persons, customs requirements and currency exchange regulations. We cannot predict the nature, scope, or effect of future regulatory requirements to which our international operations might be subject or the manner in which existing laws might be administered or interpreted. If we fail to comply with these laws, we could be subject to civil or criminal penalties, other remedial measures, and legal expenses, which could adversely affect our business, financial condition, and results of operations.

We can provide no assurance that we will be in full compliance with all applicable anticorruption laws, including the FCPA or other legal requirements. Any investigation of potential violations of the FCPA or other laws and regulations by the United States, the European Union or other authorities could have an adverse impact on our reputation, our business, results of operations and financial condition. Furthermore, should we be found not to be in compliance with the FCPA or other laws and regulations, we may be subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, as well as the accompanying legal expenses, any of which could have a material adverse effect on our business, financial condition and results of operations.

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We could be a party to litigation that could adversely affect us by diverting management attention, increasing our expenses and subjecting us to significant monetary damages and other remedies.

We are subject to various claims and legal actions arising in the ordinary course of our business. Such claims may be expensive to defend against and may divert resources away from our operations, regardless of whether they are valid or whether we are ultimately found liable. In the event we are found liable for any such claims, we could be required to pay substantial damages. With respect to insured claims, a judgment for monetary damages in excess of any insurance coverage that we have could result in us being required to pay substantial damages. Any adverse publicity resulting from these claims may also adversely affect our reputation, regardless of whether we are found liable. Any payments of damages or adverse publicity could have a material adverse effect on our business, financial condition and results of operations.

Our certificate of incorporation provides limitations on director liability and indemnification of directors and officers and employees.

Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

● breach of their duty of loyalty to us or our stockholders;

● act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

● unlawful payment of dividends or unlawful stock repurchases, or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

● transaction from which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our certificate of incorporation and bylaws provide that we will indemnify our officers and directors to the fullest extent permitted by law and that we will advance expenses incurred by any such persons in advance of the final disposition of any action or proceeding. We believe that these provisions are necessary to attract and retain qualified persons as officers and directors.

The limitation of liability in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. It may also reduce the likelihood of derivative litigation being brought against our officers and directors even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards pursuant to these indemnification provisions.

Our insurance may not provide adequate levels of coverage against claims.

We currently maintain insurance that we believe is appropriate for a business of our size and type. However, there are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure against. Such losses could have a material adverse effect on our business and results of operations. Unanticipated changes in the actuarial assumptions and management estimates underlying our reserves for these losses could result in materially different amounts of expense under these programs, which could have a material adverse effect on our business, financial condition and results of operations.

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Our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media could materially adversely impact our business.

There has been a marked increase in the use of social media platforms, including weblogs (blogs), social media websites, and other forms of Internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. Many of our competitors are expanding their use of social media and new social medial platforms are rapidly being developed, potentially making more traditional social media platforms obsolete. As a result, we need to continuously innovate and develop our social media strategies in order to maintain broad appeal with customers and brand relevance.

Many social media platforms immediately publish the content their subscribers and participants post, often without filters or checks on accuracy of the content posted. Information posted on such platforms may be inaccurate or adverse to our interests, and we may have little or no opportunity to redress or correct the information. The dissemination of such information online, regardless of its accuracy, could harm our business, reputation and brands.

Other risks associated with the use of social media include improper disclosure of proprietary information, personal identifiable information and out-of-date information, as well as fraud, by our customers, employees, franchisees and business partners. The inappropriate use of social media by our customers, employees, franchisees or business partners could increase our costs, lead to litigation or result in negative publicity that could damage our business, reputation and brands.

An impairment in the carrying value of our fixed assets, intangible assets or goodwill could adversely affect our financial condition and results of operations.

We evaluate the useful lives of our fixed assets and intangible assets to determine if they are definite- or indefinite-lived assets. Reaching a determination on useful life requires significant judgments and assumptions regarding the expected life, future effects of obsolescence, demand, competition, the level of required maintenance expenditures and the expected lives of other related groups of assets, as well as other economic factors, such as the stability of the industry, legislative action that results in an uncertain or changing regulatory environment and expected changes in distribution channels. We cannot accurately predict the amount and timing of any impairment of assets. Should the value of fixed assets or intangible assets become impaired, we will have to recognize an impairment charge for the related asset. In the event we recognize any impairment charges in the future, such charges may have a material adverse effect on our business, financial condition and results of operations.

In addition, we may be required to record goodwill in the event we acquire additional assets or businesses in the future. Goodwill represents the excess of cost over the fair value of identified net assets of business acquired. We review any goodwill for impairment annually, or whenever circumstances change in a way which could indicate that impairment may have occurred. Goodwill is tested at the reporting unit level. We identify potential goodwill impairments by comparing the fair value of the reporting unit to its carrying amount, which includes goodwill and other intangible assets. If the carrying amount of the reporting unit exceeds the fair value, this is an indication that impairment may exist. We calculate the amount of the impairment by comparing the fair value of the assets and liabilities to the fair value of the reporting unit. The fair value of the reporting unit in excess of the value of the assets and liabilities is the implied fair value of the goodwill. If this amount is less than the carrying amount of goodwill, impairment is recognized for the difference. A significant amount of judgment is involved in determining if an indication of impairment exists. Factors may include, among others:

●	a significant decline in our expected future cash flows;

●	a sustained, significant decline in our stock price and market capitalization

●	a significant adverse change in legal factors or in the business climate;

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●	unanticipated competition

●	the testing for recoverability of a significant asset group within a reporting unit; and

●	slower growth rates.

We will be required to record a non-cash impairment charge if the testing performed indicates that goodwill has been impaired.

Significant adverse weather conditions and other disasters could negatively impact our results of operations.

Our business could be negatively affected by adverse weather conditions and acts of God, such as regional winter storms, fires, floods, hurricanes, tropical storms and earthquakes, and other disasters, such as pandemics, oil spills and nuclear meltdowns. The occurrence of any such events in the future could cause substantial damage to our business and subject us to substantial repair costs that could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our SemiCab AI Logistics and Distribution Business

The transportation industry historically has experienced cyclical fluctuations in financial results that could negatively impact our business and results of operations.

We have experienced cyclical fluctuations in financial results due to economic recessions, downturns in business cycles, interest rate fluctuations, currency fluctuations, and other economic factors. Many of these cyclical fluctuations are beyond our control. Any downturn in our business will negatively impact our revenues.

Fluctuation in freight volumes resulting from supply chain disruptions or other factors may impact working capital needs.

A reduction in overall freight volumes in the marketplace may occur due to supply chain disruptions or overall economic conditions. In addition, a downturn in customer business cycles could cause a reduction in the volume of freight shipped by those customers and result in a reduction in freight rates. During 2023 and 2024, we experienced a decline in freight volumes as shippers struggled with elevated inventory levels and consumer demand was negatively impacted by inflation and macroeconomic uncertainty. As our volumes increase or we increase freight rates charged to our customers, the resulting increase in revenues may increase our working capital needs due to our business model, which generally has a higher length of days sales outstanding than days payables outstanding.

Our business is susceptible to numerous expense challenges which may negatively impact our operating results.

We may not be able to appropriately adjust its expenses to changing market demands. In periods of rapid change, it may be difficult to match our staffing levels to our business needs. Higher carrier prices may result in decreased adjusted gross profit margin and a need for working capital. Carriers can be expected to charge higher prices if market conditions warrant or to cover higher operating expenses. Our adjusted gross profits and income from operations may decrease if we are unable to increase its pricing to its customers. Increased demand for over the road transportation services and changes in regulations may reduce available capacity and increase motor carrier pricing. In the event market conditions change and contracted rates are below market rates, we may be required to provide transportation services at a loss. Changing fuel prices and interruptions in fuel supplies may also impact us, negatively impacting our gross profit margin.

We are dependent on third parties which may impact our ability to provide our services.

Our dependence on third parties to provide equipment and services may impact the delivery and quality of our transportation and logistics services. We depends on independent third parties to provide trucking services and to report certain events to them, including but not limited to, shipment status information and freight claims. These independent third parties may not fulfill their obligations to us, or our relationship with these parties may change, which may prevent us from meeting commitments to our customers. Our reliance on these third parties also could cause delays in reporting certain events, including recognizing claims. If we are unable to secure sufficient equipment or other transportation services from third parties to meet our commitments to our customers, our operating results could be materially and adversely affected and our customers could switch to our competitors temporarily or permanently.

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Cyclical challenges in the transportation industry may negatively impact our results of operations and cash flows.

The transportation industry may also be significantly impacted by disruptions such as the availability of transportation equipment, as well as factors such as labor shortages, fuel prices, shifts in consumer demand toward more locally sourced products, and regulatory changes. These disruptions may impact the growth rates within the logistics industry and our ability to provide transportation services for our customers, each of which may adversely impact our results of operations and operating cash flows.

We face substantial competition in the logistics and distribution industry.

Competition in the digital freight industry is intense and broad-based. We compete with traditional and non-traditional logistics companies, including transportation providers that own equipment, third-party freight brokers, technology matching services, internet freight brokers, carriers offering logistics services, and on-demand transportation service providers. In addition, customers can offer in-house some of the services we provide to them. Increased competition could reduce the market opportunity for our services and create downward pressure on freight rates. Continued rate pressure may adversely affect our adjusted gross profits and income from operations.

Our business may be adversely affected by seasonality.

Our business may be adversely impacted by seasonal changes or significant disruptions in the transportation industry. Results of operations for the industry generally show a seasonal pattern as customers reduce shipments during and after the winter holiday season. We believe this historical pattern has been the result of, or influenced by, numerous factors, including national holidays, weather patterns, consumer demand, economic conditions, and other similar and subtle forces. Although seasonal changes in the transportation industry have not had a significant impact on our cash flow or results of operations, we expect this trend to continue, and it cannot guarantee it will not adversely impact us in the future.

We rely on technology to operate our business.

We have internally developed the majority of our operating systems and also relies on technology provided by third parties. Our continued success is dependent on our systems continuing to operate and meet the changing needs of our customers and users. The continued automation of existing processes and usage of third-party technology and cloud network capacity will require adaptation and adjustments that may increase our exposure to cybersecurity risks and system availability reliance. We rely on our technology staff and third-party vendors to successfully implement changes to, and to maintain, our operating systems in an efficient manner. If we fail to maintain, protect, and enhance our operating systems, it may be at a competitive disadvantage and lose customers.

As demonstrated by recent material and high-profile data security breaches, computer malware, viruses, computer hacking, and phishing attacks have become more prevalent, and may occur on our operating systems. We can offer no assurance that any future attacks will have little to no impact on our business. Furthermore, given the interconnected nature of the supply chain and its significant presence in the industry, it may be an attractive target for such attacks. Our insurance coverage may not apply to a particular loss or it may not be sufficient to cover all liabilities to which we may be subject. A loss for which we are not adequately insured could materially affect our financial results.

Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, a significant impact on the performance, reliability, security, and availability of our operating systems and technical infrastructure to the satisfaction of our users may harm our reputation, impair our ability to retain existing customers or attract new customers, and expose it to legal claims and government action, each of which could have a material adverse impact on our financial condition, results of operations, and growth prospects.

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Our international operations subject it to complex and ever-changing operational, financial, and data privacy risks.

We provide services within foreign countries on an increasing basis. Our business outside of the U.S. is subject to various risks, including:

● difficulties in managing or overseeing foreign operations and agents;

● limitations on the repatriation of funds because of foreign exchange controls;

● foreign currency fluctuations;

● different liability standards;

● intellectual property laws of countries that do not protect our intellectual property rights, including but not limited to, our proprietary information systems, to the same extent as the laws of the U.S;

● issues related to non-compliance with laws, rules, and regulations in the countries in which it operates including the U.S. Foreign Corrupt Practices Act and similar regulations; and

● global laws and regulations regarding the collection, use, processing, and transfer of personal information may impact our services by imposing restrictions on processing, increase legal claim liability, and increase regulatory scrutiny and fines.

In addition, foreign currency fluctuations could result in currency exchange gains or losses or could affect the book value of our assets and liabilities. Furthermore, we may experience unanticipated changes to our income tax liabilities resulting from changes in geographical income mix and changing international tax legislation. If we do not correctly anticipate changes in international economic and political conditions and comply with applicable laws and regulations, our business and results of operations could be negatively impacted.

We may not be able to hire and retain qualified employees.

Our continued success depends upon our ability to attract and retain motivated logistics and technology professionals. In periods of rapid change, it may be more difficult to match our staffing level to our business needs. We cannot guarantee it will be able to continue to hire and retain a sufficient number of qualified personnel to sustain the growth in our business. In addition, macroeconomic factors impacting the labor market may result in higher costs to hire and retain qualified personnel. Because of our highly experienced employee base, our employees are attractive targets for new and existing competitors. Continued success depends in large part on our ability to develop successful employees into managers and architects.

We may fail in our efforts to expand our use of machine learning and AI technologies and may be subject to risks and liabilities in the event we expand our use of machine learning and AI technologies.

If we fail to continue successfully integrating AI technologies into our platform and business processes, or if we fail to keep pace with rapidly evolving AI technological developments, including attracting and retaining talented AI developers and programmers and cybersecurity personnel, we may face a competitive disadvantage. At the same time, the use or offering of AI technologies may result in new or expanded risks and liabilities, including enhanced government or regulatory scrutiny, litigation, privacy and compliance issues, ethical concerns, confidentiality, reputational harm, and security risks. It is not possible to predict all of the risks related to the use of AI. Changes in laws, rules, directives, and regulations governing the use of AI may adversely affect our ability to develop and use AI or subject us to legal liability. The cost of complying with laws and regulations governing AI could be significant. Further, market demand and acceptance of AI technologies are uncertain, there may be challenges to further incorporate AI into our processes. Each of these risks could adversely affect our business, financial condition, and results of operations.

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AI technologies present various operational, compliance, and reputational risks and if any such risks were to materialize, our business and results of operations may be adversely affected.

We have integrated AI technologies into our logistics and distribution services. We will continue to integrate AI technologies into new service offerings that we develop. Given that AI is a rapidly developing technology that is in its early stages of business use, it presents a number of operational, compliance and reputational risks. AI algorithms are currently known to sometimes produce unexpected results and behave in unpredictable ways (e.g., “hallucinatory behavior”) that can generate irrelevant, nonsensical, fictitious, deficient, offensive or factually incorrect content and results, which, if incorporated into our platform, may result in reputational harm to us and be damaging to our brand. Additionally, content, analyses or recommendations that are based on AI might be found to be biased, discriminatory or harmful. Data sets from which large language models learn are at risk of poisoning or manipulation by bad actors, resulting in offensive or undesired output. Similarly, the data set could contain copyrighted material resulting in infringing output. AI output might present ethical concerns or violate current and future laws and regulations.

We expect that there will continue to be new laws or regulations concerning the use of AI technology, which might be burdensome for us to comply with and may limit our ability to offer or enhance our existing tools and features or new offerings based on AI technology. Further, the use of AI technology involves complexities and requires specialized expertise. We may not be able to attract and retain top talent to support our AI technology initiatives. If any of the operational, compliance or reputational risks were to materialize, our business and results of operations may be adversely affected.

We may be subject to risks associated with AI and machine learning technology.

Recent technological advances in AI and machine learning technology may pose risks to us. Our use of AI could give rise to legal or regulatory action, create liabilities, or materially harm our business. While we aim to develop and use AI and machine learning technology responsibly and attempt to mitigate ethical and legal issues presented by its use, we may ultimately be unsuccessful in identifying or resolving issues before they arise. Further, as the technology is rapidly evolving, costs and obligations could be imposed on us to comply with new regulations.

We also could be exposed to the risks of machine learning technology if third-party service providers or any counterparties, whether or not known to us, also use machine learning technology in their business activities. We will not be in a position to control the use of such technology in third-party products or services. Use by third-party service providers could give rise to issues pertaining to data privacy, data protection, and intellectual property considerations.

We may be subject to a variety of claims arising from our transportation operations.

We use the services of thousands of third-party transportation companies in connection with our transportation operations. From time to time, the drivers employed and engaged by the motor carriers with which we contract are involved in accidents, which may result in serious personal injuries. The resulting types and amounts of damages may be excluded by or exceed the amount of insurance coverage maintained by the contracted motor carrier. We contractually require all motor carriers that we work with to carry at least $1,000,000 in automobile liability insurance. We also require all contracted motor carriers to maintain workers’ compensation and other insurance coverage as required by law. Most contracted motor carriers have insurance exceeding these minimum requirements, as well as cargo insurance in varying policy amounts. Although these drivers are not our employees and all of these drivers are employees, owner-operators, or independent contractors of the contracted motor carriers, claims may be asserted against us. Claims against us may exceed the amount of our insurance coverage or may not be covered by insurance at all. A material increase in the frequency or severity of accidents, liability claims, workers’ compensation claims, or unfavorable resolutions of claims could materially and adversely affect our operating results. In addition, significant increases in insurance costs or the inability to purchase insurance as a result of these claims could reduce our profitability. Our involvement in the transportation of certain goods, including but not limited to, hazardous materials, could also increase our exposure in the event one of our contracted motor carriers is involved in an accident resulting in injuries or contamination.

In our customer contracts, we may agree to assume cargo liability up to a stated maximum. Although we are not legally liable for loss or damage to our customers’ cargo, from time to time, claims may be asserted against us for cargo losses. We maintain a broad contingent cargo liability insurance policy to help protect us against catastrophic losses that may not be recovered from the responsible contracted carrier. We also carry various liability insurance policies, including automobile and general liability insurance.

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Our business is subject to numerous government regulations.

Our operations are regulated and licensed by various federal, state, and local transportation agencies in the U.S. and similar governmental agencies in foreign countries in which it operates. We are subject to licensing and regulation as a property freight broker and is licensed by the DOT to arrange for the transportation of property by motor vehicle. The DOT prescribes qualifications for acting in this capacity, including certain surety bonding requirements. We also have and maintain other licenses as required by law. Our failure to maintain required permits or licenses, or to comply with applicable regulations, could result in substantial fines or revocation of our operating permits and licenses

Legislative or regulatory changes could affect the economics of the transportation industry by requiring changes in operating practices or influencing the demand for, and the cost of providing, transportation services. We may experience an increase in operating costs, such as security costs, as a result of governmental regulations that have been or will be adopted in response to terrorist activities and potential terrorist activities. No assurance can be given that we will be able to pass these increased costs on to our customers in the form of rate increases or surcharges, and our operations and results of operations may be materially and adversely affected as a result.

Risks Related to the Sale of Our Singing Machine Business

We are subject to risks related to the sale of our Singing Machine business.

On August 1, 2025, we entered into an asset purchase agreement with SMC and Stingray USA pursuant to which Stingray USA purchased substantially all of the assets, and assumed most of the liabilities, associated with our Singing Machine business. The transaction closed on August 1, 2025. Accordingly, we no longer own or operate the Singing Machine business line. In connection with the transaction, we also entered into a transitional services agreement with Stingray USA to provide certain limited services following the closing. The performance of these services by us and other related conditions outside of our control could adversely affect our operations and future financial results.

Following the sale of our Singing Machine business, we are a smaller, less diversified company than we were prior to the transaction, which could make us more vulnerable to factors impacting our performance, such as changing market conditions and market volatility. In addition, while it is intended that the transaction be tax-free to our stockholders for U.S. federal income tax purposes, there is no assurance that the transaction will qualify for this treatment. If the sale is ultimately determined to be taxable, we or our stockholders could incur income tax liabilities that could be significant. Any of these factors could have a material adverse effect on our business, financial condition, results of operations, cash flows, and the price of our common stock.

After the sale of the Singing Machine business, certain of our executive officers and directors may have actual or potential conflicts of interest because of their interests in Stingray Group.

Mathieu Peloquin, one of our directors, is an officer of Stingray Group. Stingray Group is an entity with which we did business through a music subscription sharing agreement. These interests could create, or appear to create, potential conflicts of interest if we and Stingray Group face decisions that could have implications for both parties after the sale of the Singing Machine business. For example, potential conflicts of interest could arise in connection with the resolution of any dispute between us and Stingray Group regarding the terms of the transitional services agreement with Stingray USA to provide certain limited services following the closing of the sale transaction. Potential conflicts of interest may also arise out of any commercial arrangements that we, the Stingray Group, or any of our subsidiaries may enter into in the future.

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Risks Related to Ownership of Our Securities

We may raise additional funds in the future through the issuance of equity securities or debt, which funding may be dilutive to stockholders or impose operational restrictions on us.

On December 6, 2024, we completed a public offering of an aggregate of 21,000 shares of our common stock, pre-funded warrants to purchase up to 258,412 shares of common stock, Series A warrants to purchase up to 279,412 shares of common stock, and Series B warrants to purchase up to 279,412 shares of common stock. Immediately prior to the completion of the offering, we had 71,076 shares of our common stock outstanding. Additionally, due to price adjustment provisions contained in the Series A and Series B warrants, the Series A warrants became exercisable into 1,133,652 shares of common stock and the Series B warrants became exercisable into 1,910,975 shares of our common stock. All of the pre-funded warrants and Class B warrants were exercised in their entirety. As a result of the offering, shareholders who owned shares immediately prior to the completion of the offering experienced immediate and substantial dilution as a result of the issuance of the shares of common stock on December 6, 2024 and the subsequent exercise of the pre-funded warrants and Class B warrants.

We may need to raise additional capital through the sale of equity securities or the issuance of short- and long-term debt during the next 12 months to fund our operations and growth. If we raise additional funds by issuing shares of our common stock, our stockholders will experience dilution. If we raise additional funds by issuing securities exercisable or convertible into shares of our common stock, our stockholders will experience dilution in the event the securities are exercised or converted, as the case may be, into shares of our common stock. Debt financing may involve agreements containing covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, issuing equity securities, making capital expenditures for certain purposes or above a certain amount, or declaring dividends. In addition, any equity securities or debt that we issue may have rights, preferences and privileges senior to those of the securities held by our stockholders.

The market price of our common stock is likely to be highly volatile and subject to wide fluctuations.

The market price of our common stock may fluctuate significantly in response to a number of factors, many of which we cannot control, including:

●	fluctuations in our annual or quarterly operating results;

●	changes in capital market conditions or other adverse economic conditions;

●	upgrades or downgrades by securities analysts following our stock;

●	changes in estimates of our future financial results by securities analysts following our stock;

●	our achievement, or our failure to achieve, projected financial results;

●	future sales of our stock by our officers, directors or significant stockholders;

●	investors’ perceptions of our business and prospects relative to other investment alternatives;

●	acquisitions, joint ventures, capital commitments or other significant transactions by us or our competitors;

●	global economic, legal and regulatory factors unrelated to our performance; and

●	the other risks and uncertainties set forth herein.

The stock market experiences significant price and volume fluctuations that affect the market price of the stock of many companies and that are often unrelated or disproportionate to the operating performance of these companies. Market fluctuations such as these may seriously harm the price of our common stock. Further, securities Series Action suits have been filed against companies following periods of market volatility in the price of their securities. If such an action is instituted against us, we may incur substantial costs and a diversion of management attention and resources, which would seriously harm our business, financial condition and results of operations. In addition, the initiation of any such action could cause the price of our common stock to decline

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Our quarterly and annual operating results may fluctuate due to increases and decreases in sales and other factors.

Our quarterly and annual operating results may fluctuate significantly because of a variety of factors, including:

●	increases or decreases in sales of our services;

●	our ability to operate effectively in new markets;

●	labor availability and costs for management and other personnel;

●	changes in consumer preferences and competitive conditions;

●	negative publicity relating to us, our vendors or the services we sell;

●	disruptions in the availability of trucks needed to complete shipments;

●	changes consumer confidence and fluctuations in discretionary spending;

●	changes in labor costs or other variable costs and expenses;

●	potential distractions or unusual expenses associated with our expansion plans;

●	the impact of inclement weather, natural disasters, and other calamities; and

●	economic conditions in the jurisdictions in which we operate and nationally.

As a result of the factors discussed above, as well as the other factors set forth herein, our operating results for one fiscal quarter or year are not necessarily indicative of results to be expected for any other fiscal quarter or year. These fluctuations may cause future operating results to fall below our estimates or the expectations of our stockholders or the investment community in general. If our results of operations do not meet the expectations of our stockholders or the investment community, the price of our common stock may decline.

Our common stock may be affected by price fluctuations, which could adversely impact the value of our common stock.

Our common stock has experienced, and is likely to experience, significant price and volume fluctuations in the future which could adversely affect the market prices of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the market price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our securities.

Effective June 30, 2020, the SEC implemented Regulation Best Interest requiring that “A broker, dealer, or a natural person who is an associated person of a broker or dealer, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer, shall act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker, dealer, or natural person who is an associated person of a broker or dealer making the recommendation ahead of the interest of the retail customer...” This is a significantly higher standard for broker-dealers to recommend securities to retail customers than before under prior suitability rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”). FINRA suitability rules do still apply to institutional investors and require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending securities to their customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information, and, for retail customers, determine that the investment is in the customer’s “best interest,” and meet other SEC requirements. Both SEC Regulation Best Interest and FINRA’s suitability requirements may make it more difficult for broker-dealers to recommend that their customers buy speculative, low-priced securities and may have the effect of reducing the level of trading activity in our securities. As a result, fewer broker-dealers may be willing to make a market in our common stock.

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An investment in our securities is speculative, and there can be no assurance of any return on any such investment.

Investors are cautioned that an investment in the securities offered hereby is highly speculative and involves a significant degree of risk. The success of our business and the ability to achieve our business goals and objectives, as outlined in this prospectus, are subject to numerous uncertainties, contingencies and risks. As such, there is no assurance that investors will realize a return on their investment or that they will not lose their entire investment. Potential investors should carefully consider whether such a speculative investment is suitable for their financial situation and investment objectives before purchasing securities.

We identified material weaknesses in our internal control over financial reporting during the assessment of our internal control that we performed in connection with the preparation of our audited consolidated financial statements included herein.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require management to complete an annual assessment of our internal control over financial reporting. During the preparation of our audited consolidated financial statements for the year ended December 31, 2024, we identified several control deficiencies that have been classified as material weaknesses in our internal control over financial reporting. A material weakness is a control deficiency that results in a more than remote likelihood that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis by our employees in the normal course of their assigned functions. Based on the material weaknesses identified, management concluded that our internal control over financial reporting was not effective as of December 31, 2024.

Our management, in consultation with our independent registered public accounting firm, concluded that the following material weaknesses existed in the following areas as of December 31, 2024:

● We lack sufficient resources in our accounting department restricting our ability to review and approve certain material journal entries which increases the likelihood that a material misstatement of interim or annual financial statements might not be prevented. Management evaluated our current process of review and approval of certain material journal entries and concluded this deficiency represented a material weakness.

● We lack sufficient resources in our accounting department, which restricts our ability to review certain material reconciliations related to financial reporting in a timely manner. Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. Management evaluated the impact of our failure to have proper segregation between the preparation, review and approval of account reconciliations and concluded that this control deficiency represented a material weakness.

● Due to resource restrictions, we have not established a three-way match of documents or other controls precise enough to detect a material misstatement in revenue. Management evaluated our current process of determining the occurrence of revenue and concluded this deficiency represented a material weakness.

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The standards that must be met for management to assess internal control over financial reporting are complex and require significant documentation, testing and possible remediation. We may encounter problems or delays in completing the activities necessary to make future assessments of our internal control over financial reporting and completing the implementation of any necessary improvements. Future assessments may require us to incur substantial costs and may require a significant amount of time and attention of management, which could seriously harm our business, financial condition and results of operations.

If we are unable to establish and maintain an effective system of internal control, we may not be able to accurately report our financial results on a timely basis or prevent fraud.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports on a timely basis or prevent fraud, we may not be able to manage our business as effectively as we would if an effective internal control environment existed, and our business and reputation with investors may be harmed. We have not performed an in-depth analysis to determine if undiscovered failures of internal controls exist and may in the future discover areas of our internal control environment that need improvement. If we are unable to establish and maintain an effective system of internal control, we may not be able to report our financial results in an accurate and timely manner or prevent fraud.

We are working on improving and simplifying our internal processes and implement enhanced controls to address the material weaknesses in our internal control over financial reporting discussed above and to remedy the ineffectiveness of our disclosure controls and procedures. We are addressing our accounting resource requirements to help remediate the segregation of duties and plan to implement a concise “three-way” document matching procedure. These material weaknesses will not be considered as remediated until the applicable remediated controls are operating for a sufficient period and management has concluded, through testing, that these controls are operating effectively.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

We are a public company and subject to the reporting requirements of the Exchange Act, and the Sarbanes-Oxley Act of 2002. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls for financial reporting. Compliance with the Sarbanes-Oxley Act may divert internal resources and will take a significant amount of time and effort to achieve. If we fail to maintain compliance with the Sarbanes-Oxley Act, we could be subject to sanctions or investigations by the Nasdaq, the SEC, or other regulatory authorities. Furthermore, investor perceptions of us may decline as a result.

Any failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement necessary changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company, particularly if we become fully subject to the Sarbanes-Oxley Act and its auditor attestation requirements, which will increase costs. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, which may divert attention from other business concerns and have a material adverse effect on our business, financial condition and results of operations.

If we are not able to comply with the applicable continued listing requirements of the Nasdaq, it could delist us, which may adversely affect the market price and liquidity of our common stock.

Our common stock currently trades on the Nasdaq under the symbol “RIME”. For our common stock to continue trading on the Nasdaq, we must meet continued listing standards mandated by the Nasdaq. These continued listing standards include specifically enumerated criteria, including maintaining a $1.00 minimum closing bid price and maintaining stockholder’s equity of at least $2,500,000. If we fail to meet any of the continued listing standards of the Nasdaq, our common stock could be delisted.

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On August 26, 2024, we received a letter from the Nasdaq advising us that we did not meet the minimum $1.00 per share bid price requirement for continued inclusion on the Nasdaq pursuant to Nasdaq Marketplace Listing Rule 5550(a)(2). To demonstrate compliance with this requirement, the closing bid price of our common stock needed to be at least $1.00 per share for a minimum of 10 consecutive business days before February 24, 2025.

On August 26, 2024, we received an additional letter from the Nasdaq indicating that our stockholders’ equity as reported in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1), which requires that a listed company’s stockholders’ equity be at least $2,500,000. We reported a stockholders’ deficit of approximately $872,000 on June 30, 2024 in that quarterly report. Pursuant to the listing rule and instructions from Nasdaq, we submitted a plan to regain compliance with the listing rule and were given an extension until November 14, 2024 to evidence compliance through a public filing.

On November 19, 2024, we filed our Quarterly Report on Form 10-Q for our fiscal quarter ended September 30, 2024 with the SEC. Therein, we reported stockholders’ equity of approximately $2,700,000. That same day we filed a Form 8-K with the SEC stating that we believed we had regained compliance with the stockholders’ equity requirement. On November 22, 2024, we received a letter from the Nasdaq indicating that, based on the Form 10-Q that we filed on November 19, 2024, the Nasdaq had determined that we were in compliance with the stockholders’ equity rule. The Nasdaq advised us that it would continue to monitor our ongoing compliance with the stockholders’ equity requirement and, if at the time of our next periodic report, we fail to comply with the requirement, we may be subject to delisting.

On December 30, 2024, we received notice from the Nasdaq indicating that the bid price for our common stock had closed below $0.10 per share for the 13-consecutive trading day period ended December 27, 2024 and, accordingly, we would be subject to the provisions contemplated under Nasdaq Listing Rule 5810(c)(3)(A)(iii) and our securities would be subject to delisting from Nasdaq unless we timely request a hearing before the Nasdaq hearings panel. On February 10, 2025, we implemented a 200-for-1 reverse stock split. On that day, the closing price of our common stock was $2.98 per share and the closing bid of our common stock remained above $1.00 for the next 10 consecutive business days.

On March 25, 2025, we received a letter from the Nasdaq stating that we had regained compliance with the minimum bid price requirement of $1.00 per share for continued listing on the Nasdaq, as set forth in Nasdaq Listing Rule 5550(a)(2). We will be subject to a mandatory panel monitor for a period of one year from March 25, 2025. If, within that one-year monitoring period, the Nasdaq finds that we are again out of compliance with the minimum bid price requirement, notwithstanding Nasdaq Listing Rule 5810(c)(2), then the Nasdaq will issue a delist determination letter and we will have an opportunity to request a new hearing with the initial Nasdaq hearing panel or a newly convened hearing panel if the initial panel is unavailable.

If we were unable to meet the continued listing of the Nasdaq, our common stock could be subject to delisting. If our common stock were to be delisted from the Nasdaq, trading of our common stock most likely will be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the OTC Markets or in the “pink sheets.” Such a downgrade in our listing market may limit our ability to make a market in our common stock and which may adversely affect the market price and liquidity of our common stock.

New laws, regulations, and standards relating to corporate governance and public disclosure may create uncertainty for public companies, increase legal and financial compliance costs and make some activities more time consuming.

These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, may evolve over time as new guidance is provided by the courts and applicable government agencies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us, and our business may be adversely affected.

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As a “smaller reporting company” under applicable law, we are subject to lessened disclosure requirements, which could leave our stockholders without information or rights available to stockholders of more mature companies.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act. As a smaller reporting company, we are permitted to comply with reduced disclosure obligations in our SEC filings compared to larger public companies. This includes, but is not limited to, simplified executive compensation disclosures, reduced financial statement requirements, and less stringent narrative disclosure obligations. While these scaled disclosure requirements may reduce the burden on us and provide some cost savings, investors should be aware that they may also receive less information about us than they would from a larger public reporting company. The designation as a smaller reporting company and the accompanying reduced disclosure requirements could make it more difficult for investors to fully assess the value and risks of an investment in our securities. Consequently, the designation as a smaller reporting company under the SEC rules increases the risk to investors, as it may limit the amount of publicly available information to assess our performance, prospects, and financial health. Potential investors should consider the implications of these reduced disclosure requirements when making an investment decision.

Applicable SEC rules governing the trading of “penny stocks” may limit the trading and liquidity of our common stock, which may affect the trading price of our common stock.

Our common stock is a “penny stock” as defined under Rule 3a51-1 of the Exchange Act and is accordingly subject to SEC rules and regulations that impose limitations upon the manner in which our common stock can be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend penny stocks to persons other than established customers or certain accredited investors must make a special written suitability determination regarding the purchaser and receive the purchaser’s written agreement to participate in the transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

We have never paid any dividends on our common stock and do not intend to pay any dividends on our common stock in the foreseeable future.

We have never paid any dividends on our common stock and do not intend to pay any dividends on our common stock in the foreseeable future. We intend to use any cash generated from our operations for reinvestment in the growth of our business. Any determination to pay dividends in the future will be made by our board of directors and will depend upon our results of operations, financial condition, contractual restrictions and growth plan, restrictions imposed by applicable law, and other factors deemed relevant by our board of directors. Accordingly, the realization of a gain on stockholders’ investments in our common stock will depend on the appreciation of the price of our common stock. We can provide no assurance that our common stock will appreciate in value or even maintain the price at which stockholders purchased their shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

●	Our ability to raise sufficient capital under the Securities Purchase Agreement and Pre-Paid Purchases and from other types and sources of funding;
●	our ability to attract and retain management;

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●	our growth strategies;
●	anticipated trends in our business;
●	our future results of operations;
●	our ability to incorporate new and changing technologies
●	our willingness to develop technological innovation;
●	our liquidity and ability to finance our development activities;
●	the impact of inflation and other pricing pressures;
●	the impact of government regulation;
●	the amount and nature of any capital expenditures that we engage in;
●	our financial position, business strategy and other plans and objectives for future operations;
●	the effect of competition on our business;
●	the ability of our management team to execute our plans and meet our goals;
●	general economic conditions, whether internationally, nationally or in the regional and local market areas in which we are doing business, that may be less favorable than expected;
●	other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our business, operations and pricing, including the effect of tariffs; and
●	other factors relating to our industry, our operations and results of operations and the securities being offered hereby, including the risks factors described in the section of this prospectus entitled “Risk Factors”.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by Streeterville.

SELLING STOCKHOLDER

This prospectus relates to: (i) the resale of up to 95,694 shares of our common stock issued to Streeterville as a commitment fee for the pre-paid purchase facility established under the Securities Purchase Agreement, and (ii) the resale from time to time of up to 10,000,000 shares of our common stock that may be issued to Streeterville in satisfaction of Pre-Paid Purchase balances outstanding from time to time under the Securities Purchase Agreement, subject to certain conditions and limitations, including a limitation that Streeterville cannot beneficially own in excess of 9.99% of our outstanding shares of common stock and a restriction that we cannot issues shares of common stock to Streeterville in violation of Nasdaq Listing Rule 5635(d).

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Streeterville may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholder” or “Streeterville” in this prospectus, we mean Streeterville and the donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from Streeterville as a gift, pledge, partnership distribution or other transfer.

The table below sets forth information as of the date of this prospectus, to our knowledge, Streeterville and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by Streeterville. The second column lists the number of shares of common stock beneficially owned by Streeterville, as of September 29, 2025. The third column lists the maximum number of shares of common stock that may be sold or otherwise disposed of by Streeterville pursuant to the registration statement of which this prospectus forms a part. Streeterville may sell or otherwise dispose of some, all or none of its shares. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the stockholder has the right to acquire within 60 days.

The shares of common stock being offered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of Streeterville. After the date of effectiveness of the registration statement of which this prospectus forms a part, Streeterville may have sold or transferred, in transactions covered by this prospectus, some or all of their common stock.

To our knowledge, Streeterville has not had any material relationship with us within the past three years. Information about Streeterville may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares Beneficially Owned as of the Date of This Prospectus		Shares Offered Under This	Shares Beneficially Owned After Completion of this Offering(1)
Name of Selling Stockholder	Number	Percent(2)	Prospectus(3)	Number	Percent(2)
Streeterville Capital, LLC(4)	95,694	3.6%	10,095,694	-	-%

(1)	Assumes the sale of all shares offered herein.

(2)	The percentage of beneficial ownership for Streeterville is based on 2,641,778 shares of common stock outstanding as of the date of this prospectus.

(3)	Includes: (i) 95,694 shares of common stock issued to Streeterville as a commitment fee for the pre-paid purchase facility established under the Securities Purchase Agreement, and (ii) the resale from time to time of up to 10,000,000 shares of common stock that may be issued to Streeterville in satisfaction of Pre-Paid Purchase balances outstanding from time to time under the Securities Purchase Agreement, subject to certain conditions and limitations, including a limitation that Streeterville cannot beneficially own in excess of 9.99% of our outstanding shares of common stock and a restriction that we cannot issues shares of common stock to Streeterville in violation of Nasdaq Listing Rule 5635(d).

(4)	The address of Streeterville Capital, LLC is 297 Auto Mall Drive #4, St. George, Utah 84770. John M. Fife has voting and dispositive power over securities held by Streeterville.

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SECURITIES ACT RESTRICTIONS ON RESALE OF COMMON STOCK

Pursuant to Rule 144 of the Securities Act, a person who has beneficially owned shares of our restricted common stock for at least six months is entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale, and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	one percent (1%) of the total number of shares of our common stock then outstanding; or

●	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

Streeterville may, from time to time, sell any or all of its shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. Streeterville may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers that may agree with Streeterville to sell a specified number of such shares at a stipulated price per share;

●	any other method permitted pursuant to applicable law; and

●	a combination of any such methods of sale.

Broker-dealers engaged by Streeterville may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from Streeterville (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Streeterville does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by Streeterville. Streeterville may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

Streeterville may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

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Streeterville also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Streeterville and any broker-dealers or agents that are involved in selling the shares of common stock held by Streeterville or its transferees, pledgees or other successors in interest may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock held by Streeterville. We have agreed to indemnify Streeterville against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Streeterville has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of common stock by Streeterville. If we are notified by Streeterville that any material arrangement has been entered into with a broker-dealer for the sale of shares of its common stock, if required, we will file a supplement to this prospectus. If Streetervilles uses this prospectus for any sale of its shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

In order to comply with the securities laws of some states, if applicable, the common stock held by Streeterville or its transferees, pledgees or other successors in interest may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements becomes available and is complied with.

We have advised Streeterville that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of Streeterville and its affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to Streeterville for the purpose of satisfying the prospectus delivery requirements of the Securities Act. Streeterville may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with Streeterville to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement.

DIVIDEND POLICY

We have never paid any dividends on our common stock and do not intend to pay any dividends on our common stock in the foreseeable future. We intend to use any cash generated from our operations for reinvestment in the growth of our business. Any determination to pay dividends in the future will be made by our board of directors and will depend upon our results of operations, financial condition, contractual restrictions and growth plan, restrictions imposed by applicable law, and other factors deemed relevant by our board of directors. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other parts of this prospectus contain forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this prospectus are based on information available to us on the date hereof, and, except as required by law, we assume no obligation to update any such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth herein under “Risk Factors” and elsewhere in this prospectus. The following should be read in conjunction with our unaudited condensed consolidated financial statements and notes thereto and the audited consolidated financial statements and notes thereto included elsewhere in this prospectus.

Overview

We are an artificial intelligence (“AI”) technology holding company that currently has one business unit, which is SemiCab. SemiCab is an AI-enabled software logistics and distribution business operated through our subsidiary, SemiCab Holdings, LLC. Prior to August 1, 2025, we had a second business unit, which was Singing Machine. Singing Machine was a home karaoke consumer products business that designed and distributed karaoke products globally to retailers and ecommerce partners through our subsidiary, SMC. We sold our Singing Machine business on August 1, 2025. Accordingly, we no longer own or operate the Singing Machine business line.

SemiCab

SemiCab is a cloud-based collaborative transportation platform built to achieve the scalability required to predict and optimize loads and the use of trucks. To orchestrate collaboration across manufacturers, retailers, distributors, and their carriers, SemiCab uses real-time data from API-based load tendering and pre-built integrations with TMS and ELD partners. To build fully loaded round trips, SemiCab uses AI/ML techniques and advanced predictive optimization models.

Since 2020, SemiCab has enabled major retailers, brands and transportation providers to address their transportation needs. SemiCab’s Orchestrated Collaboration™ AI model has proven to increase transportation capacity, improve asset utilization, reduce empty miles, lower logistics costs, and provide visibility into the entire transportation network. Models show that our SemiCab technology has the capability of reducing costs through optimization. Additionally, our SemiCab technology has the potential to play a key role in the improved sustainability model. Based on our proven ability to improve truck utilization rates, this could result in a dramatic reduction in the carbon footprint of the industry. The optimization of existing truck utilization can add trucking capacity without adding more trucks, drivers or driven miles which addresses common problems plaguing the industry like severe driver shortage and road congestion. Trucking optimization could also reduce carbon emissions attributable to road freight.

Singing Machine

Through Singing Machine, we engaged in the development, marketing, and sale of consumer karaoke audio equipment, accessories, and musical recordings. We were a leading global karaoke and music entertainment company that specializes in the design and production of quality karaoke and music enabled consumer products for adults and children. Our products were among the most widely available karaoke products internationally. We sold our Singing Machine business on August 1, 2025. Accordingly, we no longer own or operate the Singing Machine business line.

Recent Events and Developments

Acquisition of SMCB

On May 2, 2025, we and SemiCab Holdings entered into an equity purchase agreement with SemiCab Inc. pursuant to which: (i) SemiCab Holdings purchased 9,999 shares of the issued and outstanding equity shares, Rs. 10 par value, of SMCB, representing 99.99% of the issued and outstanding equity shares of SMCB, for $1,750,000, the payment of which amount was evidenced by the issuance of a promissory note by us to SemiCab, Inc., and (ii) we purchased the 20% membership interest in SemiCab Holdings then held by SemiCab, Inc. for aggregate consideration consisting of 119,742 shares of our common stock. The transactions closed on May 2, 2025. The promissory note provides that $1,500,000 is due and payable by us on the first anniversary of the closing date and the remaining $250,000 is due and payable by us on the 18-month anniversary of the closing date. The promissory note bears interest at six percent per annum.

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On the closing date, we and SemiCab Holdings entered into an amended and restated employment agreement with each of Ajesh Kapoor and Vivek Sehgal pursuant to which Mr. Kapoor agreed to serve as the Chief Executive Officer and Chief Technology Officer of SemiCab Holdings and Mr. Sehgal agreed to serve as the Chief Product Officer of SemiCab Holdings. Pursuant to the terms of the employment agreements, SemiCab Holdings granted Messrs. Kapoor and Sehgal a membership interest in SemiCab Holdings with three quarters of each such grant subject to certain forfeiture rights tied to continued employment with SemiCab Holdings. Additionally, Mr. Kapoor was granted the right to serve as a member of our board of directors and the right to appoint an additional member of our board of directors upon the occurrence of certain specified events.

Also on the closing date, we, SemiCab Holdings, Ajesh Kapoor and Vivek Sehgal entered into an amended and restated limited liability company agreement for SemiCab Holdings which sets forth the terms and conditions governing the operation and management of SemiCab Holdings.

Sale of Singing Machine Business

On August 1, 2025, we entered into an asset purchase agreement with SMC and Stingray USA pursuant to which Stingray USA purchased substantially all of the assets, and assumed most of the liabilities, associated with our Singing Machine business for $500,000. The transaction closed on August 1, 2025.

Private Placement

On August 21, 2025, we entered the Securities Purchase Agreement with Streeterville pursuant to which we agreed to issue and sell to Streeterville shares of our common stock in one or more pre-paid purchases (each, a “Pre-Paid Purchase” and collectively, the “Pre-Paid Purchases”) for an aggregate purchase price of up to $20,000,000. We also agreed to issue 95,694 shares of our common stock to Streeterville as a commitment fee for the pre-paid purchase facility established under the Securities Purchase Agreement. The transactions closed on August 21, 2025.

The Securities Purchase Agreement provides for an initial Pre-Paid Purchase in the principal amount of $4,390,000, before deducting an original issue discount of $360,000 and transaction expenses of $30,000 (the “Initial Pre-Paid Purchase”), the terms of which are set forth on Secured Pre-Paid Purchase #1. The Initial Pre-Paid Purchase accrues interest at the rate of nine percent (9%) per annum and has a maturity date of three years. The Securities Purchase Agreement also provides for a two-year commitment period during which, subject to certain specified conditions, we may request additional Pre-Paid Purchases from Streeterville provided that the amount requested is no less than $250,000 and the total outstanding balance of all Pre-Paid Purchases does not exceed $3,000,000. The original issue discount for each additional Pre-Paid Purchase will be nine percent (9%) of the amount set forth in the applicable request and each additional Pre-Paid Purchase will accrue interest at the rate of nine percent (9%) per annum.

Pursuant to the Securities Purchase Agreement, we agreed to file a registration statement on Form S-1 under the Securities Act to register the resale of the Commitment Shares and all shares of common stock issuable pursuant to the Pre-Paid Purchases within 30 days after the closing date. The Investor’s resale of these shares is being registered on the registration statement of which this prospectus forms a part.

Following the funding of each Pre-Paid Purchase, Streeterville has the right, but not the obligation, to purchase from us that number of shares of common stock up to the lesser of: (i) a number of shares of common stock equal in value to the outstanding balance of the funded amount, and (ii) that number of shares of common stock such that Investor will not beneficially own greater than 9.99% of our outstanding shares of common stock. The purchase price of the shares of common stock will be 90% of the lowest daily volume weighted average price during the 10 trading days immediately prior to the purchase notice date, but not less than a stated floor price. Notwithstanding anything to the contrary, unless and until we obtain the requisite stockholder approval (the “Approval”) as required by Nasdaq Listing Rule 5635(d), the total cumulative number of shares of common stock that may be issued to Streeterville under all Pre-Paid Purchases cannot exceed the numerical threshold required by that rule. If we do not obtain the Approval within 75 days of the closing date, we will continue seeking the Approval every 90 days thereafter until the Approval is obtained.

We may at any time prepay all or any portion of the outstanding balance of a Pre-Paid Purchase. In the event we elect to do so, we must pay Streeterville an amount equal to 110% multiplied by the portion of the outstanding balance we elected to prepay.

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If an event of default occurs under a Pre-Paid Purchase, the outstanding balance will become immediately due and payable. At anytime thereafter, upon written notice given by Streeterville, the outstanding balance will increase by seven-and-a half percent (7.5%) and interest will begin accruing at a rate of the lesser of 18% per annum or the maximum rate permitted under applicable law.

The Securities Purchase Agreement contains customary representations, warranties, covenants, and closing conditions. Our obligations are secured by all of our assets pursuant to a security agreement and have been guaranteed by our operating subsidiaries pursuant to a guarantee, each entered into with Streeterville on August 21, 2025.

Univest Securities, LLC served as the placement agent in the offering (the “Placement Agent”). We paid the Placement Agent a cash fee equal to eight percent (8%) of the aggregate gross proceeds received by us from the Initial Pre-Paid Purchase and reimbursed the Placement Agent for legal fees in the amount of $40,000. We will pay the Placement Agent a cash fee equal to eight percent (8%) of the aggregate gross proceeds received by us from any additional Pre-Paid Purchases that we complete.

Strategy

We intend to invest in our SemiCab AI logistics and distribution business to develop and grow it into a significant revenue producer for us. This will involve investments in the continued research and development of our technology, the hiring of additional qualified employees, marketing and advertising initiatives, and back-office support. While this is a nascent business, it has already acquired several large, fast-moving consumer products companies as customers. We believe that as existing customers experience the benefits of our SemiCab logistics and distribution solutions, they will begin to increase their use of our services. We also believe that our ability to improve truck utilization rates and improve trucking capacity without adding more trucks, drivers or driven miles will be of substantial interest to additional companies that can benefit from our service.

We acquired the United States component of our SemiCab business on July 3, 2024 and acquired the India component of our SemiCab business on May 2, 2025. We may make additional investments in companies operating in the AI distribution and logistics space that we believe are complementary to our business. Our investments could involve an acquisition of the assets or equity of complementary companies or businesses or could involve a strategic partnership or joint venture with complementary companies or businesses or digital asset treasury strategies. We believe that additional investments could provide us with new AI logistics and distribution technologies, services and resources that we can implement across our entire business or could help us to more quickly expand our footprint into other parts of the world. We are actively evaluating additional opportunities to expand our SemiCab business through investments in complementary AI logistics and distribution businesses and companies.

Financial Results

We generated revenue of $2,716,000 for the three-month period ended June 30, 2025, compared to $2,440,000 for the three-month period ended June 30, 2024. The increase in revenue was due primarily to net sales generated by our SemiCab business. This was partially offset by a decrease in net sales of our Singing Machine karaoke products due to the negative impact on our business from recently implemented tariffs on our products manufactured in China. Gross profit was $954,000, or 35.1% of net sales, for the three-month period ended June 30, 2025, compared to $324,000, or 13.3% of net sales, for the three-month period ended June 30, 2024. The increase was due primarily to an increase of $276,000 for net sales and a decrease of $354,000 for cost of goods sold.

Our operating expenses were $1,736,000 for the three-month period ended June 30, 2025, compared to $6,478,000 for the three-month period ended June 30, 2024. The decrease in operating expenses was due primarily to a decrease of $3,878,000 for operating lease impairment expenses. We incurred a loss from operations of $782,000 for the three-month period ended June 30, 2025 compared to $6,154,000 for the three-month period ended June 30, 2024.

We generated net loss available to common shareholders of $585,000, or $0.24 per share of common stock, for the three-month period ended June 30, 2025, compared to $6,119,000, or $190.68 per share of common stock, for the three-month period ended June 30, 2024. We had total assets of $12,695,000 and $18,302,000 at June 30, 2025 and December 31, 2024, respectively. Net cash used by operating activities was $5,436,000 for the six-month period ended June 30, 2025 compared to $5,410,000 for the six-month period ended June 30, 2024.

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Outlook

We expect net sales generated from our SemiCab business to increase substantially over the next 12 months as we generate more business from our growing customer base in the United States and India. We sold our Singing Machine business on August 1, 2025. As a result, we will no longer be generating any net sales from that business line. Overall, total net sales are anticipated to increase over the next 12 months as growth in net sales generated by our SemiCab business is expected to exceed the loss in net sales of our Singing Machine karaoke products. We expect gross profit to decrease over the next 12 months due to an increase in cost of goods sold that we will incur in connection with the increase in net sales that we expect to generate from our SemiCab business. The decrease in gross profit will be partially offset by the reduction in cost of goods sold that we will realize as a result of the sale of our Singing Machine business. We expect operating expenses to decrease over the next 12 months as a result of our sale of the Singing Machine business. The reductions achieved may be partially offset by increases in legal and accounting expenses that we incur as we engage in additional capital-raising activities as needed to fund our business and expenses that we incur to fund the growth and development of our SemiCab business. Net loss available to common stockholders is expected to decrease during the next 12 months primarily due to the sale of our Singing Machine business.

Notwithstanding the foregoing, in the event we complete additional acquisitions of controlling or non-controlling financial interests in other complementary businesses or companies through mergers, acquisitions, joint ventures or other strategic initiatives, such as the acquisition of the United States component of our SemiCab business on July 3, 2024 and the acquisition of the India component of our SemiCab business on May 2, 2025, our financial results will include and reflect the financial results of the target entities. Accordingly, the completion of any such transactions in the future may have a substantial beneficial or negative impact on our business, financial condition and results of operations.

Comparison of the Three-Month Periods Ended June 30, 2025 and 2024

Net Sales

Net sales consist primarily of sales generated by our SemiCab managed services logistics platform and sales of our Singing Machine karaoke products. Net sales increased $276,000 to $2,716,000 for the three-month period ended June 30, 2025, compared to $2,440,000 for the three-month period ended June 30, 2024. The increase in net sales was due primarily to net sales generated by our SemiCab business. This was partially offset by a decrease in net sales of our Singing Machine karaoke products due to the negative impact on our business from recently implemented tariffs on our products manufactured in China. We sold our Singing Machine business on August 1, 2025. As a result, we will no longer be generating any revenue from that business line. However, we anticipate total revenue to increase over the next 12 months as growth in revenue generated by our SemiCab business exceeds the loss in net sales of our Singing Machine karaoke products.

Cost of Goods Sold

Cost of goods sold consists primarily of costs for raw materials and the manufacturing of our Singing Machine karaoke products, and freight, handling and servicing costs that we incur in connection with our SemiCab business. Cost of goods sold decreased $354,000 to $1,762,000 for the three-month period ended June 30, 2025, compared to $2,116,000 for the three-month period ended June 30, 2024. The decrease in cost of goods sold was due primarily to a decrease in cost of goods sold for our Singing Machine karaoke products associated with lower net sales of these products. This was partially offset by freight, handling and servicing costs that we incurred in connection with our SemiCab business. We expect costs of goods sold to increase over the next 12 months in connection with the increase in net sales that we expect to generate from our SemiCab business. We expect this increase to be partially offset by the reduction in cost of goods sold that we will realize as a result of the sale of our Singing Machine business.

Operating Expenses

Operating expenses consist of selling expenses and general and administrative expenses.

Selling Expenses

Selling expenses consist primarily of marketing and advertising expenses that we incur in connection with advertising campaigns and online advertising initiatives that we engage in to generate sales of our Singing Machine karaoke products. We did not incur any selling expenses in connection with our SemiCab business. Selling expenses decreased $313,000 to $234,000 for the three-month period ended June 30, 2025, from $547,000 for the three-month period ended June 30, 2024. The decrease was due primarily to a decrease in marketing and advertising expenses commensurate with the decrease in sales of our Singing Mahine karaoke products. We expect selling expenses to decrease substantially over the next 12 months due to the sale of our Singing Machine business.

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General and Administrative Expenses

General and administrative expenses consist primarily of payroll expenses, legal and accounting expenses, warehouse expenses and rent expense associated with our Singing Machine business, and general and administrative expenses incurred in the development and growth of our SemiCab business. General and administrative expenses decreased $551,000 to $1,502,000 for the three-month period ended June 30, 2025, compared to $2,053,000 for the three-month period ended June 30, 2024. The decrease was due primarily to decreases in general and administrative expenses incurred by our Singing Machine business, partially offset by increases in general and administrative expenses incurred in the growth and development of our SemiCab business. We expect general and administrative expenses to decrease over the next 12 months due to the sale of our Singing Machine business. We expect the reductions achieved to be partially offset by an increase in expenses that we expect to incur as we continue to invest in the growth and development of our SemiCab business.

Operating Lease Impairment Expense

Operating lease impairment expense consists of the write off of assets including security deposits, rent deposits and right of use assets that we incurred due to our abandonment of our agreement of lease, dated August 23, 2023, with OAC 111 Flatiron, LLC and OAC Adelphi, LLC, during the three months ended June 30, 2024. Operating lease impairment expense was $3,878,000 for the three months ended June 30, 2024. We did not incur any operating lease impairment expense for the three months ended June 30, 2025. We do not expect to incur any additional operating lease impairment expenses during the next 12 months.

Other Expenses

Other expenses consist of financing costs that we incurred under our loan and security agreement, dated March 28, 2024, with Oxford Business Credit and other non-operating expenses that we incurred in connection with our SemiCab business. Other expenses increased $10,000 to $27,000 for the three months ended June 30, 2025, compared to $17,000 for the three-month period ended June 30, 2024. We terminated the loan agreement and security agreement on October 17, 2024. We may incur additional financing costs during the next 12 months, and expect to continue to incur additional non-operating expenses in connection with our SemiCab business.

Net Loss Attributable to Non-Controlling Interests

Net loss attributable to non-controlling interests consists of the loss allocated to SemiCab, Inc., which owned a 20% of the outstanding membership interests of SemiCab Holdings until May 2, 2025, and Ajesh Kapoor and Vivek Sehgal, who collectively owned 20% of the outstanding membership interests of SemiCab Holdings beginning May 2, 2025. SemiCab Holdings owns our SemiCab business. We acquired our SemiCab business from SemiCab, Inc. on July 3, 2024, and, as part of the transaction, granted SemiCab, Inc. a 20% membership interest in SemiCab Holdings. The net loss attributable to non-controlling interest of $224,000 represents the amount of loss incurred by SemiCab that was allocated to SemiCab, Inc. through its 20% membership interest in SemiCab Holdings for period beginning April 1, 2025 and ending May 2, 2025, and the amount of loss incurred by SemiCab that was allocated to Ajesh Kapoor and Vivek Sehgal through their collective 20% membership interest in SemiCab Holdings for the period beginning May 2, 2025 and ending June 30, 2025. We expect net loss attributable to non-controlling interest to increase over the next 12 months as we continue to invest in the development and growth of SemiCab’s business.

Comparison of the Six-Month Periods Ended June 30, 2025 and 2024

Net Sales

Net sales decreased $157,000 to $4,709,000 for the six-month period ended June 30, 2025, compared to $4,866,000 for the six-month period ended June 30, 2024. The decrease in net sales was due primarily to a decrease in net sales of our Singing Machine karaoke products due to the negative impact on our business from recently implemented tariffs on our products manufactured in China. This was partially offset by the increase in net sales that we generated from our SemiCab business.

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Cost of Goods Sold

Cost of goods sold decreased $785,000 to $3,255,000 for the six-month period ended June 30, 2025, compared to $4,040,000 for the six-month period ended June 30, 2024. The decrease in cost of goods sold was due primarily to our decrease in net sales of our karaoke products and the corresponding decrease in karaoke products manufactured, resulting in lower manufacturing costs. We incurred only a minimal amount of costs in connection with our SemiCab business. This was partially offset by an increase in cost of goods sold associated with the increase in net sales that we generated from our SemiCab business.

Operating Expenses

Selling Expenses

Selling expenses decreased $179,000 to $998,000 for the six-month period ended June 30, 2025, from $1,177,000 for the six-month period ended June 30, 2024. The decrease was due primarily to a decrease in marketing and advertising expenses commensurate with the decrease in sales of our Singing Machine karaoke products. We did not incur any selling expenses in connection with our SemiCab business.

General and Administrative Expenses

General and administrative expenses decreased $164,000 to $4,048,000 for the six-month period ended June 30, 2025, compared to $4,212,000 for the six-month period ended June 30, 2024. The decrease was due primarily to decreases in general and administrative expenses incurred by our Singing Machine business, partially offset by increases in general and administrative expenses incurred in the growth and development of our SemiCab business.

Operating Lease Impairment Expense

Operating lease impairment expense was $3,878,000 for the six months ended June 30, 2024. We did not incur any operating lease impairment expense for the three months ended June 30, 2025.

Other Expenses

Other expenses consists primarily of a non-cash loss that we incurred for the change in fair value of the warrants in connection with the public offering of securities that we completed on December 6, 2024. Other expenses increased $6,466,000 to $6,511,000 for the six-month period ended June 30, 2025, compared to $45,000 for the six-month period ended June 30, 2024. The increase was due primarily to an increase of $6,468,000 for the change in fair value of warrants. We incurred only a minimal amount of other expenses in connection with our SemiCab business.

Net Loss Attributable to Non-Controlling Interests

The net loss attributable to non-controlling interest of $327,000 represents the amount of loss incurred by SemiCab that was allocated to SemiCab, Inc. through its 20% membership interest in SemiCab Holdings for period beginning January 1, 2025 and ending May 2, 2025, and the amount of loss incurred by SemiCab that was allocated to Ajesh Kapoor and Vivek Sehgal through their collective 20% membership interest in SemiCab Holdings for the period beginning May 2, 2025 and ending June 30, 2025.

Comparison of the Year Ended December 31, 2024 and the Nine-Month Transition Period Ended December 31, 2023

Net Sales

Net sales consist primarily of sales of our Singing Machine karaoke products. We generated only a minimal amount of sales from our SemiCab business. Net sales decreased $5,704,000 to $23,494,000 for the year ended December 31, 2024 compared to $29,198,000 for the nine-month transition period ended December 31, 2023. The decrease in net sales was due primarily to decreases of $7,700,000 in sales to Walmart that resulted from us not participating in Walmart’s national Black Friday promotion and $1,200,000 in sales due to the loss of retail shelf space at Target. The decrease of $8,900,000 from those two customers was partially offset by an increase of $3,196,000 in sales to Costco and other customers. We expect net sales of our Singing Machine karaoke products to decrease over the next 12 months due to the negative impact on our business of recently implemented tariffs on our products manufactured in China. However, we expect revenue generated from our SemiCab business to increase over the next 12 months as we generate more business from our growing customer base. As a result, total net sales are expected to increase over the next 12 months.

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Cost of Goods Sold

Cost of goods sold consists primarily of costs for raw materials and the manufacturing of our Singing Machine karaoke products. We incurred only a minimal amount of costs in connection with our SemiCab business. Cost of goods sold decreased $4,295,000 to $18,713,000 for the year ended December 31, 2024 compared to $23,008,000 for the nine-month transition period ended December 31, 2023. The decrease in cost of goods sold was due primarily to a decrease of $3,553,000 for product manufacturing costs. Our decrease in net sales resulted in a corresponding decrease in products manufactured, resulting in lower manufacturing costs. The decrease was also due to a non-cash inventory impairment charge of $1,827,000 that we recorded during the nine-month transition period ended December 31, 2023 that negatively impacted our cost of goods sold during the nine-month transition period ended December 31, 2023. This was partially offset by an increase of $1,663,000 for our inventory reserve. We expect cost of goods sold to remain at similar levels over the next 12 months, subject to uncertainty surrounding the recently implemented tariffs on our products manufactured in China.

Gross Profit

Gross profit decreased $1,409,000 to $4,781,000, or 20.4% of net sales, for the year ended December 31, 2024 compared to $6,190,000, or 21.2% of net sales, for the nine-month transition period ended December 31, 2023. The decrease in gross profit was primarily due to a decrease of $5,704,000 for net sales, partially offset by a decrease of $4,295,000 in cost of goods sold. This decrease was partially offset by an increase in higher margin sales of newer streaming technology karaoke machines as a percentage of total net sales. We expect gross profit to improve over the next 12 months as costs of goods sold remain at similar levels, subject to uncertainty surrounding the recently implemented tariffs on our products manufactured in China, and sales of our higher margin, newer streaming technology karaoke machines increase as a percentage of total net sales.

Operating Expenses

Operating expenses consist of selling expenses, general and administrative expenses, and impairment of goodwill.

Selling Expenses

Selling expenses consist primarily of marketing and advertising expenses that we incur in connection with advertising campaigns and online advertising initiatives that we engage in to generate sales of our Singing Machine karaoke products. We did not incur any selling expenses in connection with our SemiCab business. Selling expenses decreased $843,000 to $2,874,000 for the year ended December 31, 2024 from $3,717,000 for the nine-month transition period ended December 31, 2023. The decrease was primarily due to a decrease of $666,000 in online marketing and social media advertising campaigns. We expect selling expenses to decrease over the next 12 months as we engage in fewer, but more focused, marketing and advertising initiatives and as we navigate the negative impact of recently implemented tariffs on sales of our karaoke products.

General and Administrative Expenses

General and administrative expenses consist primarily of payroll expenses, legal and accounting expenses, warehouse expenses and rent expense associated with our Singing Machine business, and general and administrative expenses incurred in the development and growth of our SemiCab business. General and administrative expenses increased $3,624,000 to $12,240,000 for the year ended December 31, 2024, compared to $8,616,000 during the nine-month transition period ended December 31, 2023. The increase was due primarily to increases of $1,903,000 for general and administrative expenses incurred in the development and growth of our SemiCab business and $923,000 for warehouse expenses. We expect general and administrative expenses to decrease over the next 12 months as we implement actions designed to reduce general and administrative expenses, particularly those related to marketing and advertising initiatives. The reductions achieved may be partially offset by legal and accounting expenses that we incur in connection with capital-raising activities that we engage in as needed to fund our business and expenses that we incur to fund the growth and development of our SemiCab business.

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Impairment of Goodwill

Impairment of goodwill consists of the expense that we incurred from the write down of the goodwill that we recorded in connection with the acquisition of SemiCab, Inc.’s business on July 3, 2025. We recorded impairment of goodwill of $3,592,000 for the year ended December 31, 2024. We did not record any impairment of goodwill for the nine-month transition period ended December 31, 2023.

Other Expenses

Other expenses consists primarily of loss on the issuance of warrants that we incurred in connection with the public offering of securities that we completed on December 6, 2024, and interest expense that we incurred in connection with shares of common stock that we issued to investors in our October 2024 notes offering. We incurred only a minimal amount of other expenses in connection with our SemiCab business. Other expenses increased $10,187,000 to $10,442,000 for the year ended December 31, 2024, compared to $255,000 for the nine-month transition period ended December 31, 2023. The increase was due primarily to increases of $8,889,000 for non-cash losses that we incurred in connection with the issuance of the Series A and Series B warrants in the public offering of securities that we completed on December 6, 2024, and $1,588,000 for non-cash interest expense that we incurred in connection with shares of common stock that we issued to investors in our various financing transactions during 2024.

Net Loss Attributable to Non-Controlling Interest

Net loss attributable to non-controlling interest consists of the loss allocated to SemiCab, Inc., which owns 20% of the outstanding membership interests of SemiCab Holdings. SemiCab Holdings owns our SemiCab business. We acquired our SemiCab business from SemiCab, Inc. on July 3, 2024, and, as part of the transaction, granted SemiCab, Inc. a 20% membership interest in SemiCab Holdings. The net loss attributable to non-controlling interest of $1,110,000 represents the amount of loss incurred by SemiCab that was allocated to SemiCab, Inc. through its 20% membership interest in SemiCab Holdings. We expect net loss attributable to non-controlling interest to increase over the next 12 months as we continue to invest in the development and growth of SemiCab’s business.

Liquidity and Capital Resources

Since our inception, we have funded our operations primarily through cash generated by our operations, private sales of equity securities and the use of short- and long-term debt. As of June 30, 2025, our cash balance was $1,134,000.

Net cash used by operating activities was $5,436,000 during the six-month period ended June 30, 2025, compared to $5,410,000 during the six-month period ended June 30, 2024. The increase of $26,000 was due primarily to an increase of $6,468,000 for change in fair value of warrants that we incurred in connection with the public offering of securities that we completed on December 6, 2024. This was partially offset by a decrease of $3,878,000 for impairment expense and an increase of $1,617,000 for net loss.

Net cash used by investing activities was $1,359,000 during the six-month period ended June 30, 2025, compared to $6,000 during the six-month period ended June 30, 2024. The increase of $1,353,000 was due primarily to increases of $758,000 for repurchases of shares of our common stock and $1,172,000 for advances to SMCB under out loan agreement with them, partially offset by an increase of $593,000 for cash received in connection with our acquisition of SMCB on May 2, 2025.

Net cash provided by financing activities was $379,000 for the six-month period ended June 30, 2025, compared to net cash used in financing activities of $42,000 for the six-month period ended June 30, 2024. The difference of $421,000 was due primarily to an increase of $379,000 for proceeds from the issuance of promissory notes payable.

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Our limited cash resources along with our recent history of recurring operating losses and decreases in working capital create substantial doubt about our ability to continue as a going concern. To date, our capital needs have been met through cash generated by our operations, sales of our equity securities and the use of short- and long-term debt to fund our operations. We have used these sources of capital to pay virtually all of the costs and expenses that we have incurred to date. These costs and expenses have been comprised primarily of the professional fees, employee compensation expenses, and general and administrative expenses discussed above. We intend to continue to rely upon each of these sources to fund our operations and expansion efforts, including additional acquisitions of controlling or non-controlling financial interests in other complementary businesses and companies during the next 12 months.

We can provide no assurance that these sources of capital will be adequate to fund our operations and expansion efforts during the next 12 months. If these sources of capital are not adequate, we will need to obtain additional capital through alternative sources of financing. We may attempt to obtain additional capital through the sale of equity securities or the issuance of short- and long-term debt. If we raise additional funds by issuing shares of our common stock, our stockholders will experience dilution. If we raise additional funds by issuing securities exercisable or convertible into shares of our common stock, our stockholders will experience dilution in the event the securities are exercised or converted, as the case may be, into shares of our common stock. Debt financing may involve agreements containing covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, issuing equity securities, making capital expenditures for certain purposes or above a certain amount, or declaring dividends. In addition, any equity securities or debt that we issue may have rights, preferences and privileges senior to those of the shares of common stock held by our stockholders.

We have not made arrangements to obtain additional capital and can provide no assurance that additional financing will be available in an amount or on terms acceptable to us, if at all. Our ability to obtain additional capital will be subject to a number of factors, including market conditions and our operating performance. These factors may make the timing, amount, terms and conditions of any proposed future financing transactions unattractive to us. If we cannot raise additional capital when needed, or if such capital cannot be obtained on acceptable terms, we may not be able to pay our costs and expenses as they are incurred, take advantage of future acquisition opportunities, respond to competitive pressures or unanticipated events, or otherwise execute upon our business plan. This may adversely affect our business, financial condition and results of operations and, in the extreme case, cause us to discontinue our operations.

Off-Balance Sheet Arrangements

As of June 30, 2025, we did not have any relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance or special purpose entities, that had been established for the purpose of facilitating off-balance sheet arrangements or for other contractually narrow or limited purposes. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

Critical Accounting Estimates

Our interim financial statements were prepared in accordance with United States generally accepted accounting principles, which require management to make subjective decisions, assessments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions increases, such judgements become even more subjective. While management believes that its assumptions are reasonable and appropriate, actual results may be materially different than estimated. Our critical accounting estimates and assumptions have not materially changed from those identified in our Annual Report on Form 10-K for the year ended December 31, 2024.

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BUSINESS

Overview

We are an artificial intelligence (“AI”) technology holding company that currently has one business unit, which is SemiCab. SemiCab is an AI-enabled software logistics and distribution business operated through our subsidiary, SemiCab Holdings, LLC. Prior to August 1, 2025, we had a second business unit, which was Singing Machine. Singing Machine was a home karaoke consumer products business that designed and distributed karaoke products globally to retailers and ecommerce partners through our subsidiary, The Singing Machine Company, Inc. We sold our Singing Machine business on August 1, 2025. Accordingly, we no longer own or operate the Singing Machine business line.

Our operations include our wholly-owned subsidiaries, SMC Logistics, Inc., a California corporation (“SMCL”), SMC-Music, Inc., a Florida corporation (“SMCM”), SMC (HK) Limited, a Hong Kong company (“SMH”), The Singing Machine Company, Inc., a Delaware corporation (“SMC”), MICS Hospitality Holdings, Inc., a Delaware corporation (“MICS Hospitality”), MICS Hospitality Management, LLC, a Delaware limited liability company (“MICS Hospitality Management”), and MICS Nomad, LLC, a Delaware limited liability company (“MICS NY”), and our 80%-owned subsidiaries, SemiCab Holdings, LLC, a Nevada limited liability company (“SemiCab Holdings”) and SMCB Solutions Private Limited, an Indian Company (“SMCB”).

SemiCab

SemiCab is a cloud-based collaborative transportation platform built to achieve the scalability required to predict and optimize loads and the use of trucks. To orchestrate collaboration across manufacturers, retailers, distributors, and their carriers, SemiCab uses real-time data from API-based load tendering and pre-built integrations with TMS and ELD partners. To build fully loaded round trips, SemiCab uses AI/ML techniques and advanced predictive optimization models.

Since 2020, SemiCab has enabled major retailers, brands and transportation providers to address their transportation needs. SemiCab’s Orchestrated Collaboration™ AI model has proven to increase transportation capacity, improve asset utilization, reduce empty miles, lower logistics costs, and provide visibility into the entire transportation network. Models show that our SemiCab technology has the capability of reducing costs through optimization. Additionally, our SemiCab technology has the potential to play a key role in the improved sustainability model. Based on our proven ability to improve truck utilization rates, this could result in a dramatic reduction in the carbon footprint of the industry. The optimization of existing truck utilization can add trucking capacity without adding more trucks, drivers or driven miles which addresses common problems plaguing the industry like severe driver shortage and road congestion. Trucking optimization could also reduce carbon emissions attributable to road freight.

Singing Machine

Through Singing Machine, we engaged in the development, marketing, and sale of consumer karaoke audio equipment, accessories, and musical recordings. We were a leading global karaoke and music entertainment company that specializes in the design and production of quality karaoke and music enabled consumer products for adults and children. Our products were among the most widely available karaoke products internationally. We sold our Singing Machine business on August 1, 2025. Accordingly, we no longer own or operate the Singing Machine business line.

Our Service Offering

Our service offering consists of our SemiCab AI logistics and distribution services.

Transportation Services

We offer transportation services to shippers and brokers that deliver products for retailers and manufacturers. We primarily focus on full truck load and over-the-road transportation services. Our services are sold directly to shippers via bids for transportation services. These bids are typically awarded for a selected number of routes for a pre-determined period of time, normally up to a year.

SaaS Subscription for Shippers

This service category consists of a SaaS based platform subscription for shippers that enables them to better manage their freight network by creating optimal lane bundles for bidding and optimized execution of loads with better control over their data and analytics.

Saas Subscription for Brokers

We also offer a software-as-a-service (“SaaS”) based platform subscription for logistics brokers that enables them to better manage their operations for transportation execution. The subscription primarily covers shipper management, carrier management, document management, load operations management, invoicing, integration services, and reporting and analytics.

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Service Development and Design

We are focused on expanding and enhancing our SemiCab logistics and distribution platform to provide better transportation services to our customers as well as to automate operational processes. The objective of these additions and enhancements is to build additional functionality and improve or automate existing functions. This will make us more efficient, lower the costs of operation, provide consistent and reliable services, and reduce potential human error in our processes targeting the transportation execution and billing. We maintain a small, dedicated software development team in India to build, host, maintain and enhance our SemiCab platform.

Sales and Marketing

Our SemiCab logistics and distribution services are sold through our direct sales team who work with shippers, participate in preparing and submitting transportation bids, and onboard shippers and customers to start operations. While the transportation services contracts are signed for longer durations, generally up to a year, revenue from these services is recognized only after the loads from shippers are executed and delivered by us. Our platform subscriptions are sold through resellers. Sales are recognized on a rolling monthly basis aligned with SaaS revenue models.

We use limited marketing and promotions at this time as we are primarily focused on creating name recognition and visibility through appropriate social media channels, blogs, and press releases to share industry awards and customer acquisition news.

Competition

We compete with traditional and non-traditional logistics companies, including transportation providers that own equipment, third-party freight brokers, technology matching services, internet freight brokers, carriers offering logistics services, and on-demand transportation service providers. We win business by providing reliable services at lower costs and creating an industry-wide network that can operate more efficiently with less empty miles than the industry norm, thus creating a more sustainable transportation network for the entire industry.

Intellectual Property

We rely on a combination of word and design trademarks and trade secrets to protect our intellectual property. In certain circumstances, we will partner with third parties to develop proprietary technology, and, where appropriate, we have license agreements related to the use of third-party innovation in our technology. The duration of our trademark registrations varies from country to country. However, trademarks are generally valid and may be renewed indefinitely as long as they are in use and/or their registrations are properly maintained.

Customers

We currently provide our contract-based, long-haul, full truckload transportation services in India and intend to offer our services in the United States within the next 12 months. We offer our services to any shipper that may need such services on an ongoing basis. Our customers are comprised primarily of large, fast-moving consumer products companies.

Seasonality

The transportation industry experiences seasonality. It is cyclic as well and goes through regular boom and bust cycles. Capacity falls when demand and prices are high. By contrast, smaller operators go out of business when supplies build up and depress prices.

Regulatory Matters

The Ministry of Road Transport and Highways is the primary regulator for the road transport and automotive industry in India, overseeing policy, regulations, and standards in that country. The transportation industry in the Unites States is regulated by the Department of Transportation. This federal agency mandates licensing, insurance and service requirements on the operators in this industry.

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Employees

As of August 31, 2025, we had a total of 50 employees. None of our employees are represented by a collective bargaining unit or is a party to a collective bargaining agreement.

Legal Proceedings

On February 11, 2025, Blue Yonder, Inc. (“Blue Yonder”) filed a civil action in the Superior Court of the State of Arizona against us for breach of contract and to enforce a stipulated judgment entered against SemiCab, Inc. in connection with the liabilities related to Blue Yonder that we assumed when it acquired SemiCab, Inc.’s business. Blue Yonder alleges that, because we assumed these liabilities, Blue Yonder can enforce the judgment against us. The judgement was in the amount of $509,119. On August 1, 2025, we filed an answer to the complaint and counterclaims against Blue Yonder for breach of contract. The outcome of this matter is uncertain.

Other than what is disclosed above, we are not a party to, and our property is not the subject of, any pending material legal proceeding.

MANAGEMENT

The following chart sets forth certain information about each of our directors and executive officers.

Name	Age	Positions Held
Gary Atkinson	43	Chief Executive Officer, Secretary and Chairman of the Board
Alex Andre	51	Chief Financial Officer and General Counsel
Bernardo Melo	49	Director
Harvey Judkowitz	81	Director
Mathieu Peloquin	55	Director
Jay B. Foreman	63	Director
Ajesh Kapoor	59	Director

Board of Directors

We believe that our board of directors should be composed of individuals with sophistication and experience in many substantive areas that impact our business. We believe that experience, qualifications or skills in the following areas are most important: (i) organizational leadership and vision; (ii) strategic, financial and operational planning; (iii) AI technology and consumer electronics industry experience; (iv) corporate restructuring and performance enhancement; (v) corporate finance; and (vi) experience as a board member of other corporations. These areas are in addition to the personal qualifications described in this section. We believe that our current board members possess the professional and personal qualifications necessary for board service and have highlighted particularly noteworthy attributes for these board members below.

The principal occupations and business experience of our current directors are as follows:

Gary Atkinson has served as our Chief Executive Officer since May 2012, our Secretary since January 2008, and as the Chairman of our board of directors since August 2022. Prior to that, Mr. Atkinson served as our Interim Chief Executive Officer from November 2009 to May 2012 and as our General Counsel from January 2008 to November 2009. Mr. Atkinson is a licensed attorney in Florida and Georgia. He graduated from the University of Rochester with a bachelor’s degree in economics and received a Juris Doctorate and Masters in Business Administration from Case Western Reserve University School of Law and Weatherhead School of Management.

We believe that Mr. Atkinson is qualified to serve on our board of directors because of his strong leadership, business acumen and analytical skills along with his extensive experience in the capital markets.

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Bernardo Melo has served as a member of our board of directors since July 2022. He has also served as our Chief Revenue Officer from April 2022 to August 2025 and as our Vice President of Global Sales and Marketing from 2008 to April 2022. Prior to that, Mr. Melo held dual roles with us managing the operations, licensing and sales of the music division while concentrating on hardware sales for the Latin America and Canadian market as well as key U.S. accounts such as Walmart.

We believe that Mr. Melo is qualified to serve as a member of our board of directors because of his substantial sales and marketing expertise.

Harvey Judkowitz has served as a member of our board of directors since March 2004 and serves as the Chairman of our Audit Committee. He is licensed as a certified professional accountant in New York and Florida and has owned his own accounting firm since 1988. He also served as the Chief Executive Officer and Chairman of our board of directors of UniPro Financial Services, a diversified financial services company, up until the company was sold in September 2005. Prior to that he served as the President and Chief Operating Officer of Photovoltaic Solar Cells, Inc., a producer of photovoltaic solar cells.

We believe that Mr. Judkowitz is qualified to serve as a member of our board of directors because of his organizational leadership and management skills and his accounting expertise.

Mathieu Peloquin has served as a member of our board of directors since December 2021. Mr. Peloquin has served as the Senior Vice-President, Marketing and Communications at Stingray Group since 2013 and oversees marketing, communication strategies, content and investor relations. Prior to joining Stingray Group, Mr. Peloquin served as the Vice President of Marketing at Transcontinental Media Inc. and Vice President of Transcontinental Media Inc.’s Digital Marketing Solutions Group from 2010 to 2013. He also held several executive positions at Reader’s Digest Magazines Canada Limited and co-founded Equinox Marketing Services. Mr. Peloquin is a certified public account, certified management accountant, and holds a Bachelor of Commerce from the School of Management of the Université du Québec à Montréal.

We believe that Mr. Peloquin is qualified to serve as a member of our board of directors because of his more than 20 years of experience as an expert marketer, strategist, and inspiring leader.

Jay B. Foreman has served as a member of our board of directors since May 2022. Mr. Foreman has served as the Chief Executive Officer of Basic Fun!, which sells children’s toys under the Tonka™, Carebears™, K’NEX™, Lincoln Logs™, and Playhut™ brands, since he founded the company in 2009. Prior to that, he founded several toy companies, including Play-By-Play Toy’s and Novelties, a designer and distributor of stuffed toys, and more recently Play Along Toys, a leading toy company which was subsequently sold to Jakks Pacific in 2004. He currently chairs the Toy Industry trade show committee which is responsible for the world-famous NY Toy Fair, and has also served on the boards of directors of the Toy Association and Licensing Merchandisers association.

We believe that Mr. Foreman is qualified to serve as a member of our board of directors because of his extensive history and experience in the toy business, including his deep knowledge of licensing, operations, sales and marketing, M&A, and capital markets.

Ajesh Kapoor, has served as the Chief Executive Officer of SemiCab Holdings, a subsidiary of ours that owns and operates our SemiCab AI logistics and distribution business, since July 2024 and is the Founder and Chief Executive Officer of SemiCab, Inc., a company that he founded in July 2018 that previously owned our SemiCab AI logistics and distribution business. From April 2015 to July 2018, Mr. Kapoor served as the Vice President of Product Management of GT Nexus, a division of Infor, the world’s largest cloud-based B2B multi-enterprise network and execution platform for global trade and supply chain management, and from April 2012 to March 2015, served as a Senior Director of GT Nexus. Earlier in his career, Mr. Kapoor served as Global Head of Supply Chain Advisory Services of the Retail, CPG and Transportation Industry segments of Wipro Technologies, a multi-national technology company that provides information technology, consulting and business process services. He was also the Co-Founder and Chief Technology Officer of GEOCOMtms, a division of Blue Yonder Group, Inc. that provides optimization software to manage multiple-stop daily delivery fleet routing and scheduling. Mr. Kapoor received a BE in Mechanical Engineering from the Indian Institute of Technology, Roorkee, an MBA from Panjab University, and an MS in Operations Research from the Georgia Institute of Technology.

We believe that Mr. Kapoor is qualified to serve a member of our board of directors because of his extensive logistics and supply chain technology innovation and leadership experience.

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Nomination of Directors

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors. The Nominating and Corporate Governance Committee seeks to identify director candidates based on input provided by several sources, including: (i) members of our Nominating and Corporate Governance Committee, (ii) our other directors, (iii) our stockholders, (iv) our Chief Executive Officer and Chairman of our board of directors, and (v) third parties such as professional search firms. In evaluating potential candidates for director, the Nominating Committee considers the entirety of each candidate’s credentials. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of our board of directors. However, at a minimum, candidates for director must possess:

●	high personal and professional ethics and integrity;

●	the ability to exercise sound judgment;

●	the ability to make independent analytical inquiries;

●	the willingness and ability to devote adequate time and resources to diligently perform board of directors and committee duties; and

●	the appropriate and relevant business experience and acumen.

In addition to these minimum qualifications, the Nominating Committee also takes into account when considering whether to nominate a potential director candidate the following factors:

●	whether the person possesses specific industry expertise and familiarity with general issues affecting our business;

●	whether the person’s nomination and election would enable the Board to have a member that qualifies as an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission (the “SEC”) in Item 401 of Regulation S-K;

●	whether the person would qualify as an “independent director”, as such term is defined in the Nasdaq’s stock market rules;

●	the importance of continuity of the existing composition of our board of directors to provide long term stability and experienced oversight; and

●	the importance of diversification among our board of directors, in terms of both the individuals involved and their various experiences and areas of expertise.

Committees of the Board of Directors

Audit Committee

The members of our Audit Committee are Messrs. Judkowitz and Foreman. Mr. Judkowitz serves as the Chairman of our Audit Committee. Each of Messrs. Judkowitz and Foreman is independent under the rules and regulations of the SEC and the listing standards of the Nasdaq applicable to audit committee members. Our board of directors has determined that Mr. Judkowitz qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq.

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Our Audit Committee has the responsibility for, among other things: (i) selecting, retaining and overseeing our independent registered public accounting firm, (ii) obtaining and reviewing a report by independent auditors that describe the accounting firm’s internal quality control, and any materials issues or relationships that may impact the auditors, (iii) reviewing and discussing with the independent auditors standards and responsibilities, strategy, scope and timing of audits, any significant risks, and results, (iv) ensuring the integrity of our financial statements, (v) reviewing and discussing with our independent auditors any other matters required to be discussed by PCAOB Auditing Standard No. 1301, (vi) reviewing, approving and overseeing any transaction between us and any related person and any other potential conflict of interest situations, (vii) overseeing our internal audit department, (viii) reviewing, approving and overseeing related party transactions, and (ix) establishing and overseeing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The Audit Committee charter can be found online at https://ir.algoholdings.com/investor-governance.

Compensation Committee

The members of our Compensation Committee are Messrs. Judkowitz and Foreman. Mr. Judkowitz serves as the Chairman of our Compensation Committee. Each of Messrs. Judkowitz and Foreman is independent under the rules and regulations of the SEC and the listing standards of the Nasdaq applicable to compensation committee members. Our Compensation Committee has the responsibility for, among other things: (i) reviewing and approving the chief executive officer’s compensation based on an evaluation in light of corporate goals and objectives, (ii) reviewing and recommending to the Board the compensation of all other executive officers, (iii) reviewing and recommending to the Board incentive compensation plans and equity plans, (iv) reviewing and discussing with management compensation information and related information to be included in this report and proxy statements, and (v) reviewing and recommending to the board of directors for approval procedures relating to say on pay votes. The Compensation Committee charter can be found online at https://ir.algoholdings.com/investor-governance.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Messrs. Judkowitz and Foreman. Mr. Foreman serves as the Chairman of our Nominating and Corporate Governance Committee. Each of Messrs. Judkowitz and Foreman is independent under the rules and regulations of the SEC and the listing standards of the Nasdaq applicable to nominating committee members. Our Nominating and Corporate Governance Committee has the responsibility relating to assisting the Board in, among other things: (i) identifying and screening individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors, (ii) recommending to the Board the approval of nominees for director, (iii) developing and recommending to our board of directors a set of corporate governance guidelines, and (iv) overseeing the evaluation of our board of director. The Nominating and Corporate Governance Committee charter can be found online at https://ir.algoholdings.com/investor-governance.

Executive Committee

The members of our Executive Committee are Messrs. Foreman, Judkowitz, Peloquin and Atkinson. Mr. Atkinson serves as the Chairman of our Executive Committee. Our Executive Committee has the responsibility for evaluating critical matters on behalf of our full board of directors. This includes but is not limited to: (i) reviewing our monthly financial and operational performance, (ii) reviewing and recommending prospective capital markets activities, including equity offerings, debt issuances, and other financings, (iii) evaluating and recommending potential business development activities such as strategic partnerships, joint ventures, mergers, acquisitions, and divestitures, and (iv) other strategic initiatives.

Executive Officers

Gary Atkinson has served as our Chief Executive Officer since May 2012, our Secretary since January 2008, and as the Chairman of our board of directors since August 2022. His background appears above under the section entitled “Management – Board of Directors.”

Alex Andre has served as our Chief Financial Officer and General Counsel since February 2025. Mr. Andre brings us nearly 25 years of executive management, financial, legal and operational experience. He most recently served as the Chief Financial Officer of Lemnature AquaFarms Corporation, a plant-based ingredients manufacturer for the food, beverage and nutrition markets, from October 2022 to September 2023. Prior to that, Mr. Andre served as the Chief Financial Officer and General Counsel of M.H. Enterprises, Inc., the owner and franchisor of the Teriyaki Madness® restaurant brand, from March 2021 to September 2022. Before that, he served as the Chief Financial Officer of ARC Group, Inc., a national, multi-brand, multi-unit restaurant holding company, from July 2019 to March 2021, and as its General Counsel from October 2019 to March 2021. Earlier in his career, Mr. Andre served as an accountant for KPMG LLP before serving as a corporate & securities attorney for regional and international law firms.

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No Family Relationships

There is no family relationship between any director and executive officer or among any directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors and executive officers have been involved in any of the following events during the past ten years that we consider to be material to an evaluation of their respective abilities or integrity:

●	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	being subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

●	being found by a court of competent jurisdiction in a civil action, the SEC or the CFTC to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Our Code of Ethics is designed to deter wrongdoing and promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make; (iii) compliance with applicable governmental laws, rules and regulations; (iv) prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and (v) accountability for adherence to the code. Our Code of Ethics is available on our website at https://ir.algoholdings.com/investor-governance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of the outstanding shares of our common stock, to file reports of ownership and changes in ownership concerning their shares of our common stock with the SEC and to furnish us with copies of all Section 16(a) forms they file. We are required to disclose delinquent filings of reports by such persons.

Based solely upon a review of Forms 3, Forms 4, and Forms 5 furnished to us pursuant to Rule 16a-3 under the Exchange Act, we believe that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act during the year ended December 31, 2024 were timely filed by the officers, directors, and security holders required to file such forms.

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Insider Trading Policy and Procedures

We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities by us and our officers, directors and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and all listing standards applicable to us. Each of our executive officers, directors and employees is required to read and sign our insider trading policy. A copy of our insider trading policy is attached to our Form 10-K for the year ended December 31, 2024 as Exhibit 19.1.

Under the policy, directors, executive officers, employees and other related persons may not: (i) buy, sell or engage in other transactions in our shares of common stock while they are aware of material non-public information; (ii) buy or sell securities of other companies while aware of material non-public information about those companies that they became aware of as a result of business dealings between us and those companies; or (iii) disclose material non-public information to any unauthorized persons outside of us. The policy restricts trading and other transactions for a limited group of our employees (including executives and directors) to defined window periods that follow our quarterly and annual earnings releases. Additionally, our executive management will also issue notices of black-out trading periods if they are aware of material transactions that they anticipate closing in the near future.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation earned by or paid to our named executive officers during our fiscal years ended December 31, 2024 and the nine-month transition period ended December 31, 2023.

Name and Principal Position	Year / Period	Salary ($)	Bonus ($)	All Other Compensation (1)	Total ($)
Gary Atkison	2024	215,000	32,250	6,285	253,535
Chief Executive Officer	2023	165,385	-0-	4,142	169,527
Richard Perez (2)	2024	174,596	-0-	-0-	174,596
Chief Financial Officer
Lionel Marquis (3)	2024	134,100	10,000	8,755	152,855
Former Chief Financial Officer	2023	161,538	100,000	6,462	268,000
Bernardo Melo	2024	215,000	57,552	10,902	283,454
Chief Revenue Officer (4)	2023	165,385	47,988	8,535	221,908

(1)	Consists of 401(k) matching contributions that we made during the respective years.

(2)	Mr. Perez was appointed as our Chief Financial Officer on January 3, 2024 and was terminated as our Chief Financial Officer on February 13, 2025.

(3)	Mr. Marquis resigned as our Chief Financial Officer on December 31, 2023.

(4)	Mr. Melo was terminated as our Chief Revenue Officer effective August 1, 2025.

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Outstanding Option and Stock Awards

The following table sets forth information with respect to outstanding grants of options to purchase our common stock under stock option awards issued to the named executive officers as of December 31, 2024:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Gary Atkinson	8	-	N/A	1,440	3/31/2026	N/A	N/A	N/A	N/A
	17	-	N/A	2,820	5/3/2027	N/A	N/A	N/A	N/A
	67	-	N/A	800	5/24/2032	N/A	N/A	N/A	N/A
	8	-	N/A	1,730	8/16/2032	N/A	N/A	N/A	N/A

Lionel Marquis	3	-	N/A	1,440	3/31/2026	N/A	N/A	N/A	N/A
	8	-	N/A	2,820	5/3/2027	N/A	N/A	N/A	N/A
	50	-	N/A	800	5/24/2032	N/A	N/A	N/A	N/A
	5	-	N/A	1,730	8/16/2032	N/A	N/A	N/A	N/A

Bernardo Melo	4	-	N/A	1,020	6/30/2025	N/A	N/A	N/A	N/A
	17	-	N/A	1,920	8/10/2026	N/A	N/A	N/A	N/A
	33	-	N/A	2,820	5/3/2027	N/A	N/A	N/A	N/A
	8	-	N/A	1,320	12/25/2031	N/A	N/A	N/A	N/A
	50	-	N/A	800	5/24/2032	N/A	N/A	N/A	N/A
	5	-	N/A	1,730	8/16/2032	N/A	N/A	N/A	N/A

Employment Agreements

Effective April 22, 2022, we entered into employment agreements with Gary Atkinson to serve as our Chief Executive Officer and Bernardo Melo to serve as our Chief Revenue Officer. The agreements are for a term of three years with automatic renewals for successive one-year terms, unless either party provides notice of its intention not to extend. As compensation for their service as executives, the executives will each receive: (i) a base salary per annum of $215,000 that automatically increases to $225,000 on the first anniversary of the effective date; (ii) eligibility to earn an annual bonus; and (iii) eligibility to participate in our 2022 Equity Incentive Plan, or any successor plan.

In the event the employment of the executives is terminated by us without “Cause” or by the executives for “Good Reason” (as each such defined in the employment agreements), Messrs. Atkinson and Melo will receive severance in a lump sum payment equal to two times the sum of the executive’s base salary and annual bonus for the year in which the termination occurs. The employment agreements also provide for payments to the executive of certain amounts in the event of the executive’s death or disability (as defined in the employment agreements).

Mr. Melo was terminated as our Chief Revenue Officer effective August 1, 2025.

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Effective February 13, 2025, we entered into an employment agreement with Alex Andre to serve as our Chief Financial Officer and General Counsel. Under the terms of the agreement, we agreed to pay Mr. Andre an annual base salary of $275,000 which automatically increases to $300,000 on the six-month anniversary of the effective date. Mr. Andre is eligible to receive an annual bonus of up to 30% of his annual base salary. Mr. Andre received a non-qualified stock option to purchase 23,818 shares of our common stock and a restricted stock award for 23,818 shares of our common stock on February 13, 2025. The option has a ten-year term, subject to any earlier termination following cessation of Mr. Andre’s service with us, and an exercise price per share equal to the closing price of our common stock as reported by the Nasdaq on February 13, 2025. The restricted stock award and option shall each vest over four years as follows: (a) 25% of the shares underlying the restricted stock award and option shall vest on the first anniversary of the grant date; and (b) six and one-quarter percent (6.25%) of the shares underlying the restricted stock award and option shall vest each quarter thereafter, subject to Mr. Andre’s continued service with us through each applicable vesting date.

Executive Bonus Plan

On April 22, 2022, our Board of Directors approved a bonus plan for our executive officers. Under the plan, our executive officers are eligible to receive a cash bonus, stock options, and stock grants based on our earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the applicable fiscal year. The value of the cash bonus and number of shares of stock underlying stock options and stock grants increases as the ratio of EBITDA to net sales increases.

Director Compensation

The following table sets forth all compensation earned or paid to our directors who served during all or a portion of the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Harvey Judkowitz	27,000	10,000	37,000
Joseph Kling(2)	21,000	10,000	31,000
Jay Foreman	27,500	10,000	37,500
Mathieu Peloquin	25,000	10,000	35,000
Gary Atkinson	-0-	10,000	10,000
Bernardo Melo	-0-	10,000	10,000
James Turner(3)	3,000	10,000	13,000
Kenneth Cragun(3)	3,000	10,000	13,000
Henry Nisser(3)	3,000	-0-	3,000

(1)	Represents the grant date fair value of the awards calculated in accordance with ASC Topic 718, Compensation - Stock Compensation. A summary of the assumptions made in the valuation of these awards is provided in our Form 10-K for the year ended December 31, 2024 under Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and in our consolidated financial statements beginning on page F-1 of our Form 10-K for the year ended December 31, 2024.

(2)	On August 21, 2025, Mr. Kling resigned from our board of directors.

(3)	On September 5, 2024, Messrs. Turner, Cragun and Nisser resigned from our board of directors.

We compensate each non-employee member of our board of directors as follows:

●	An annual cash retainer of $25,000, payable in quarterly installments on the first day of each quarter in advance of service for such quarter.

●	An annual grant of a restricted stock award with a value at the time of issuance of $25,000.
●	An annual grant of a stock option with a value at the time of issuance of $25,000.

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●	An annual cash retainer of $5,000 for each committee of the board of directors upon which the board member serves, payable in quarterly installments on the first day of each quarter in advance of service for such quarter.

●

An initial grant of a stock option with a value at the time of issuance of $25,000 for each individual who becomes a non-employee director due to either: (i) the initial appointment or election to the board of directors, or (ii) a change in status that the board of directors determines results in a previously ineligible director qualifying as a non-employee director.

●	All expenses are reimbursed for attending board, committee and annual meetings or when their presence at a location away from home is requested.

401(k) Plan

Effective January 1, 2001, we adopted a voluntary 401(k) plan. All employees with at least 90 days of service are eligible to participate in our 401(k) plan. We make a matching contribution of 100% of the first three percent (3%) of salary deferral contributions, plus 50% of the next two percent of salary deferral contributions, for each payroll period. The matching contributions that we make are vested in full immediately.

Clawback Policy

Our Board has adopted a clawback policy relating to recovery of erroneously awarded compensation that complies with the Nasdaq clawback rules which were required by SEC Rule 10D-1. Under this policy, in the event that we are required to prepare an accounting restatement of our financial statements due to our material noncompliance with any financial reporting requirement under the securities laws, the policy requires that the administrator of the policy, to the extent legally permitted and pursuant to the terms of the policy, recover from current and former Section 16 officers any incentive-based compensation, as defined in Nasdaq’s clawback rules, received by such officers that exceeds the amount of incentive-based compensation that otherwise would have been received had such incentive based compensation been determined according to the applicable accounting restatement.

Policies and Practices related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non-public Information

We have a strict policy of not granting securities to our executive officers, directors and employees when material nonpublic information is known or a material transaction is anticipated to occur.

The timing of equity award grants is determined with consideration to a variety of factors, including but not limited to, the achievement of pre-established performance targets, market conditions and internal milestones. We do not follow a predetermined schedule for the granting of equity awards. Instead, each grant is considered on a case-by-case basis to align with our strategic objectives and to ensure the competitiveness of our compensation packages.

In determining the timing and terms of an equity award, our board of directors and compensation committee consider material nonpublic information to ensure that such grants are made in compliance with applicable laws and regulations. Procedures utilized by our board of directors and compensation committee to prevent the improper use of material nonpublic information in connection with the granting of equity awards include consultation with legal counsel and, where appropriate, the delay of the grant of applicable equity awards until the public disclosure of such material nonpublic information has been completed.

We are committed to maintaining transparency in our executive compensation practices and to making equity awards in a manner that is not influenced by the timing of the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. We regularly review our policies and practices related to equity awards to ensure that they meet the evolving standards of corporate governance and continue to serve the best interests of us and our stockholders.

During the year ended December 31, 2024, no securities were granted to our named executive officers within four business days prior to, or one business day following, the filing or furnishing of a periodic or current report by us that disclosed material nonpublic information.

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PRINCIPAL STOCKHOLDERS

The following table and the notes thereto set forth, as of September 29, 2025, certain information with respect to the beneficial ownership of: (i) each of our named executive officers, (ii) each of our directors, (iii) each of our named executive officers and directors as a group, and (iv) each person or group that is known to us to be the beneficial owner of more than five percent of our common stock. This table is based upon information supplied by our officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Where information regarding stockholders is based on Schedules 13D and 13G, the number of shares owned is as of the date for which information was provided in such schedules.

The beneficial owners and number of securities beneficially owned have been determined in accordance with Rule 13d-3 under the Exchange Act and, in accordance therewith, includes all shares of our common stock that may be acquired by such beneficial owners within 60 days of September 29, 2025 upon the exercise or conversion of any options, warrants or other convertible securities. Unless otherwise indicated and subject to community property laws where applicable, we believe that each person or entity named below has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below, and has an address of c/o Algorhythm Holdings, Inc., 6301 NW 5th Way, Suite 2900, Fort Lauderdale, FL 33309.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Beneficial Ownership Prior to this Offering	Percentage of Beneficial Ownership After this Offering
Gary Atkinson, Chief Executive Officer, Secretary and Chairman of the Board (2)	160	*	*
Alex Andre, Chief Financial Officer and General Counsel (3)	23,818	*	*
Bernardo Melo, Director (2)	219	*	*
Harvey Judkowitz, Director (2)	103	*	*
Mathieu Peloquin, Director (2)	95	*	*
Jay Foreman, Director (2)	337	*	*
Ajesh Kapoor, Director	-0-	*	*

All executive officers and directors as a group (7 persons)	24,732	*	*

* Represents less than 1%

(1)

This table has been prepared based on 2,641,778 shares of our common stock outstanding prior to the completion of this offering and 12,641,778 shares of our common stock outstanding after the completion of this offering, which assumes that Pre-Paid Purchases for the maximum amount of $20,000,000 are completed under the Securities Purchase Agreement, Streeterville elects to purchase shares of our common stock in an amount equal in value to the aggregate value of all of the Pre-Paid Purchases, and the purchase price per share that Streeterville pays us for all of the shares of common stock is equal to the “floor price” (as such term is defined in the Securities Purchase Agreement).

(2)	Includes as to the person indicated, the following outstanding stock options to purchase shares of our common stock issued under 2022 Plan and other stock option awards, which will be vested and exercisable within 60 days of September 29, 2025: (i) 101 shares of common stock underlying stock options held by Gary Atkinson, (ii) 118 shares of common stock underlying stock options held by Bernardo Melo, (iii) 29 shares of common stock underlying stock options held by Harvey Judkowitz, and (iv) 83 shares of common stock underlying stock options held by each of Mathieu Peloquin and Jay Foreman.

(3)	Includes a restricted stock award for 23,818 shares of common stock for which Mr. Andre holds the voting rights.

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2022 Equity Incentive Plan

On April 12, 2022, our board of directors approved The Singing Machine Company, Inc. 2022 Equity Incentive Plan. The plan provides for the issuance of equity incentive awards, such as stock options, stock appreciation rights, stock awards, restricted stock, stock units, performance awards and other stock or cash-based awards, to our employees, officers, directors, consultants, agents, advisors, and independent contractors.

The maximum number of shares of common stock that was initially available for issuance under the plan was 1,167 shares of common stock. On the first day of each of our fiscal years thereafter, this number is increased by the lesser of: (i) five percent of the number of shares of our common stock that were outstanding on the last day of our immediately preceding fiscal year, calculated on a fully diluted, (ii) 167 shares, and (iii) such lesser number as our board of directors may determine. Any shares of common stock underlying awards that lapse, terminate, expire prior to exercise, are canceled or are forfeited are added to the number of shares of common stock available for issuance under the plan.

As of December 31, 2024, there were 1,500 shares of common stock authorized for issuance under the plan. Of this amount, awards representing 1,183 shares of common stock had been granted under the plan and 317 shares remained available for issuance under the plan.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table summarizes our equity compensation plan information as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:	352	$1,228	318
Equity compensation plans not approved by security holders:	N/A	N/A	N/A
Total	352	$1,228	318

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

A transaction may be a related person transaction if any of our directors, executive officers, owners of more than five percent of our common stock, or their immediate family were involved in a transaction in which we were or are to be a participant, and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at the end of our last two completed fiscal years. We engaged in the following related persons transactions since the beginning of our last fiscal year.

Regalia Ventures Stock Transactions

On November 20, 2023, we entered into a stock purchase agreement with Regalia Ventures pursuant to which we sold 5,495 shares of our common stock to Regalia Ventures at a purchase price of $182 per share. Net proceeds from the transaction were approximately $950,000, net of transaction fees of approximately $50,000. On November 1, 2024, we entered into a stock repurchase agreement with Regalia Ventures pursuant to which we agreed to repurchase the 5,495 shares for $472,527. On February 18, 2025, the date of the closing of the transaction, we issued a promissory note to Stingray Group in the amount of $472,527. On February 27, 2025, we paid off the note in full. Regalia Ventures is owned and controlled by Jay B. Foreman, who serves as a member of our board of directors.

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Stingray Group Stock Transactions

On November 20, 2023, we entered into a stock purchase agreement with Stingray Group pursuant to which we sold 5,495 shares of our common stock to Stingray Group at a purchase price of $182 per share. Net proceeds from the transaction were approximately $950,000, net of transaction fees of approximately $50,000. On December 3, 2024, we entered into a stock repurchase agreement with Stingray Group pursuant to which we agreed to repurchase the 5,495 shares for $285,714. We agreed to issue a promissory note to Stingray Group in the principal amount of the purchase price of the shares at the closing of the transaction. On February 18, 2025, the date of the closing of the transaction, we issued a promissory note to Stingray Group in the amount of $285,714. On April 3, 2025, we paid off the note in full. Mathieu Peloquin is the Senior Vice-President, Marketing and Communications of Stingray Group and serves as a member of our board of directors.

Stingray Holdings Music Subscription Agreement

We have a music subscription sharing agreement with Stingray Group. For the year ended December 31, 2024 and the nine-month transition period ended December 31, 2023, we received music subscription revenue of 780,000 and $602,000, respectively. As of December 31, 2024 and 2023, we had $212,000 and $269,000, respectively, due from Stingray Group for music subscription reimbursement. Mathieu Peloquin is the Senior Vice-President, Marketing and Communications of Stingray Group and serves as a member of our board of directors.

SMCB

VIE Analysis

We determined that SMCB, which is a subsidiary of SemiCab, Inc., is a VIE as we provide financial support to SMCB. While not contractually obligated, SMCB currently relies on our reimbursement of certain costs under a intercompany services agreement (“MSA”) whereby SMCB agrees to provide IT software development services to SemiCab, Inc. US operations. In exchange, under the MSA, we grant intellectual property rights to SMCB to use the software platform in India. Compensation for services is invoiced and paid on a monthly or quarterly basis as agreed by both parties, with rates subject to periodic review and revision. The agreement is for a term of two years ending on April 1, 2025 and automatically renews for additional 12-month periods unless prior notice is given by the terminating party. The agreement automatically renewed for an additional 12-month period on April 1, 2025. As a result of this relationship and the financial support provided by us under the loan agreement described below, SMCB has been determined to be a VIE prior to May 2, 2025.

We further determined that we are not the primary beneficiary of SMCB because we do not have the power to direct or control SMCB’s significant activities related to its business. Accordingly, we have not consolidated SMCB’s results of operations and financial position in our consolidated financial statements.

Pursuant to the terms of the asset purchase agreement that we entered into on June 11, 2024, we entered into an option agreement that granted SemiCab Holdings the right to acquire all of the issued and outstanding equity securities of SMCB for 1,605 shares of our common stock. We did not exercise this right and the option agreement expired on August 31, 2024.

Loan Agreement

We are a party to a loan agreement with SMCB dated March 22, 2024. Under the loan agreement, we agreed to loan up to $2,500,000 to SMCB. The loans are anticipated to be made in tranches. Disbursements of any tranches are fully at our discretion. Each tranche has a repayment period of five years. The loans can be repaid at any time prior to the five- year maturity date without penalty. Interest on the loans accrues at a rate of six percent per year and is payable quarterly.

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At December 31, 2024, a total of $1,140,000 was outstanding under the loan agreement. During the period beginning January 1, 2025 and ending May 2, 2025, the date we acquired 99.99% of the equity shares of SMCB, we made advances to SMCB in the amount of $1,172,000. During the same period, SMCB charged $304,000 for services to us that were performed under the MSA, which charges offset amounts due under the loan with SMCB. As a result, as of May 2, 2025, a total of $2,008,000 of loans were outstanding under the loan agreement, and a total of $492,000 remained available for future borrowings under the loan agreement as of May 2, 2025. As of May 2, 2025, SMCB had not made any interest payments due under the loan agreement. As a result, the loans were in default as of May 2, 2025.

On May 2, 2025, the loan payable of $2,008,000 of SMCB and our loan receivable of $2,008,000 were eliminated in consolidation. As a result, no such loans payable and loans receivable were outstanding on our condensed consolidated balance sheet at June 30, 2025. Also on May 2, 2025, revenue generated by SMCB for services performed by SMCB under the MSA of $304,000, and expenses for us for services performed by SMCB under the MSA of $304,000, during the period commencing January 1, 2025 and ending May 2, 2025 were eliminated in consolidation on May 2, 2025. As a result, no such revenue and expenses were reflected on our condensed consolidated statements of operations for the three and six months ended June 30, 2025.

Sale of Singing Machine to Stingray USA

On August 1, 2025, we entered into an asset purchase agreement with Stingray USA, a related party and subsidiary of the Stingray Group, pursuant to which Stingray USA purchased substantially all of the assets, and assumed most of the liabilities, associated with our Singing Machine business for $500,000. The transaction closed on August 1, 2025. Mathieu Peloquin is the Senior Vice-President, Marketing and Communications of Stingray Group and serves as a member of our board of directors.

Review, Approval or Ratification of Transactions With Related Persons

We believe that the terms of all of our transactions with related parties are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party. Our audit committee is charged with the responsibility to review, approve and oversee any transaction between us and any related parties and to develop policies and procedures for the audit committee’s approval of related-party transactions. While we do not maintain a formal written policy with respect to related-party transactions, our audit committee and board of directors routinely review potential transactions that we have identified as related parties prior to the consummation of the transaction to ensure that the transaction is commercially reasonable and reflects market terms. Each transaction is reviewed to determine that a related party transaction is entered into by us with the related party pursuant to normal competitive negotiation and on terms no more favorable than with an unrelated third party. We also generally require, unless prohibited by law, that all related parties recuse themselves from negotiating and voting on behalf of us in connection with proposed transactions to which they would be a party.

DESCRIPTION OF CAPITAL STOCK

The following description is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our Certificate of Incorporation and our Bylaws.

General

Our authorized capital stock consists of 800,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $1.00 par value per share. As of September 29, 2025, there were 2,641,778 shares of our common stock issued and outstanding held by approximately 28 holders of record, and no shares of our preferred stock issued and outstanding.

Common Stock

Our certificate of incorporation authorizes us to issue up to 800,000,000 shares of common stock, $0.01 par value. Each holder of our common stock is entitled to one (1) vote for each share held of record on all voting matters we present for a vote of stockholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to our common stock. All shares of our common stock are entitled to share equally in dividends from sources legally available when, and if, declared by our board of directors.

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Our board of directors is authorized to issue additional shares of common stock not to exceed the amount authorized by our certificate of incorporation on such terms and conditions and for such consideration as our board of directors may deem appropriate without further stockholder action.

In the event of our liquidation or dissolution, all shares of our common stock are entitled to share equally in our assets available for distribution to stockholders. However, the rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that have been issued or shares of preferred stock that our board of directors may decide to issue in the future.

Preferred Stock

Our certificate of incorporation authorize us to issue up to 1,000,000 shares of preferred stock, $1.00 par value. Our board of directors is authorized, without further action by the stockholders, to issue shares of preferred stock and to fix the designations, number, rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms. We believe that our board of directors’ power to set the terms of, and our ability to issue preferred stock, will provide flexibility in connection with possible financing or acquisition transactions in the future. The issuance of preferred stock, however, could adversely affect the voting power of holders of common stock and decrease the amount of any liquidation distribution to such holders. The presence of outstanding preferred stock could also have the effect of delaying, deterring, or preventing a change in control of us.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

● a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

● an affiliate of an interested stockholder; or

● an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

● our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction; or

● after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “RIME.”

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EXPERTS

Our consolidated financial statements as of December 31, 2024 and 2023 and for the year ended December 31, 2024 and the nine month transition period from April 1, 2023 through December 31, 2023 appearing in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm. The audit report issued by Marcum LLP in connection therewith includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern. The financial statements have been included herein in reliance on the report of this firm given upon their authority as experts in accounting and auditing.

The financial statements of SMCB as of March 31, 2025 and for each of the two years then ended appearing in this prospectus have been audited by Berkowitz Pollack Brant Advisors + CPAs, an independent registered public accounting firm. The audit report issued by Berkowitz Pollack Brant Advisors + CPAs in connection therewith includes an explanatory paragraph stating that there is substantial doubt about SMCB’s ability to continue as a going concern. The financial statements have been included herein in reliance on the report of this firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel LLP, New York, New York.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.ir.algoholdings.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not incorporated herein by references or otherwise a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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ALGORHYTHM HOLDINGS, INC. AND SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS

F-1

Algorhythm Holdings, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2025	December 31, 2024
	(unaudited)

Assets

Current Assets
Cash	$1,134,000	$7,550,000
Accounts receivable, net of allowances of $101,000 and $274,000, respectively	2,317,000	4,373,000
Accounts receivable, related party	124,000	212,000
Note receivable - related party	-	701,000
Inventory	2,733,000	2,186,000
Returns asset	93,000	1,621,000
Prepaid expenses and other current assets	1,219,000	120,000
Total Current Assets	7,620,000	16,763,000

Property and equipment, net	252,000	284,000
Other non-current assets	90,000	124,000
Intangible assets, net	315,000	345,000
Goodwill	4,418,000	786,000
Total Assets	$12,695,000	$18,302,000

Liabilities and Shareholders’ Equity

Current Liabilities
Accounts payable	$1,996,000	$3,808,000
Accrued expenses	3,295,000	4,224,000
Refund due to customer	1,232,000	38,000
Reserve for sales returns	521,000	3,355,000
Warrant liability	-	16,603,000
Promissory notes payable,net	379,000	-
Current portion of promissory note payable - SemiCab, Inc.	1,500,000	-
Current portion of notes payable to related parties	265,000	265,000
Other current liabilities	62,000	145,000
Total Current Liabilities	9,250,000	28,438,000

Notes payable to related parties, net of current portion	385,000	385,000
Promoissory note payable - SemiCab, Inc., net of current portion	250,000	-
Total Liabilities	9,885,000	28,823,000

Commitments and Contingencies

Shareholders’ Equity (Deficit)
Preferred stock, $1.00 par value; 1,000,000 shares authorized; no shares issued and outstanding at June 30, 2025 and December 31, 2024	-	-
Common stock, $0.01 par value; 800,000,000 and 100,000,000 shares authorized; 2,514,571 and 470,825 shares issued and outstanding at June 30, 2025 and December 31, 2024	25,000	5,000
Additional paid-in capital	63,854,000	39,682,000
Accumulated deficit	(58,948,000)	(49,172,000)
Non-controlling interest	(1,363,000)	(1,036,000)
Treasury stock, 10,990 and 0 shares reserved at June 30, 2025 and December 31, 2024	(758,000)	-
Total Algorhythm Holdings Shareholders’ Equity (Deficit)	2,810,000	(10,521,000)

Total Liabilities and Shareholders’ Equity (Deficit)	$12,695,000	$18,302,000

See notes to the condensed consolidated financial statements

F-2

Algorhythm Holdings, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Net Sales	$2,716,000	$2,440,000	$4,709,000	$4,866,000

Cost of Goods Sold	1,762,000	2,116,000	3,255,000	4,040,000

Gross Profit	954,000	324,000	1,454,000	826,000

Operating Expenses
Selling expenses	234,000	547,000	998,000	1,177,000
General and administrative expenses	1,502,000	2,053,000	4,048,000	4,212,000
Operating lease impairment expense	-	3,878,000	-	3,878,000
Total Operating Expenses	1,736,000	6,478,000	5,046,000	9,267,000

Loss from Operations	(782,000)	(6,154,000)	(3,592,000)	(8,441,000)

Other Expenses
Change in fair value of warrant liability	-	-	(6,468,000)	-
Interest expense	(27,000)	(17,000)	(43,000)	(45,000)
Total Other Expenses	(27,000)	(17,000)	(6,511,000)	(45,000)

Loss Before Income Tax Benefit	(809,000)	(6,171,000)	(10,103,000)	(8,486,000)

Income Tax Benefit	-	52,000	-	-

Net Loss	(809,000)	(6,119,000)	(10,103,000)	(8,486,000)

Net loss attributable to non-controlling interest	224,000	-	327,000	-

Net Loss Available to Common Shareholders	$(585,000)	$(6,119,000)	$(9,776,000)	$(8,486,000)

Income (Loss) Per Common Share
Basic and diluted	$(0.24)	$(190.68)	$(4.40)	$(264.44)

Weighted Average Common and Common
Equivalent Shares:
Basic and diluted	2,472,464	32,090	2,224,047	32,090

See notes to the condensed consolidated financial statements

F-3

Algorhythm Holdings, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

For the Three Months Ended June 30, 2025 and 2024 (Unaudited)

	Common Stock		Additional Paid-in	Non- Controlling	Treasury	Accumulated
	Shares	Amount	Capital	Interest	Stock	Deficit	Total
Balance at March 31, 2025	2,394,829	$24,000	$63,577,000	$(1,139,000)	$(758,000)	$(58,363,000)	$3,341,000

Net loss	-	-	-	(224,000)	-	(585,000)	(809,000)
Stock-based compensation	-	-	(38,000)	-	-	-	(38,000)
Common stock issued for acquisition of SMCB	119,742	1,000	315,000	-	-	-	316,000

Balance at June 30, 2025	2,514,571	$25,000	$63,854,000	$(1,363,000)	$(758,000)	$(58,948,000)	$2,810,000

Balance at March 31, 2024	6,418,061	$64,000	$33,448,000	$-	$-	$(28,282,000)	$5,230,000

Net loss	-	-	-	-	-	(6,119,000)	(6,119,000)
Stock-based compensation	-	-	17,000	-	-	-	17,000

Balance at June 30, 2024	6,418,061	$64,000	$33,465,000	$-	$-	$(34,401,000)	$(872,000)

For the Six Months Ended June 30, 2025 and 2024 (Unaudited)

	Common Stock		Additional Paid-in	Non- Controlling	Treasury	Accumulated
	Shares	Amount	Capital	Interest	Stock	Deficit	Total
Balance at December 31, 2024	470,825	$5,000	$39,682,000	$(1,036,000)	$-	$(49,172,000)	$(10,521,000)

Net loss	-	-	-	(327,000)	-	(9,776,000)	(10,103,000)
Exercise of Series B warrants	1,910,975	19,000	15,195,000	-	-	-	15,214,000
Stock-based compensation	23,818	-	47,000	-	-	-	47,000
Reclassification of Series A warrants to equity	-	-	7,857,000	-	-	-	7,857,000
Common stock issued for acquisition of SMCB	119,742	1,000	315,000	-	-	-	316,000
Repurchase of common stock from related parties	(10,990)	-	758,000	-	(758,000)	-	-
Other	201	-	-	-	-	-	-

Balance at June 30, 2025	2,514,571	$25,000	$63,854,000	$(1,363,000)	$(758,000)	$(58,948,000)	$2,810,000

Balance at December 31, 2023	6,418,061	$64,000	$33,429,000	$-	$-	$(25,915,000)	$7,578,000

Net income	-	-	-	-	-	(8,486,000)	(8,486,000)
Stock-based compensation	-	-	36,000	-	-	-	36,000

Balance at June 30, 2024	6,418,061	$64,000	$33,465,000	$-	$-	$(34,401,000)	$(872,000)

See notes to the condensed consolidated financial statements

F-4

Algorhythm Holdings, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	June 30, 2025	June 30, 2024

Cash flows from operating activities
Net loss	$(10,103,000)	$(8,486,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	96,000	125,000
Reduction in SMCB loan in exchange for services	304,000	-
Gain on allowance for credit loss	(439,000)	-
Change in fair value of warrant liability	6,468,000	-
Provision for estimated cost of returns	1,528,000	1,301,000
Provision for inventory obsolescence	4,000	-
Credit losses	3,000	14,000
Impairment expense	-	3,878,000
Reserve for sales returns	(2,834,000)	(1,217,000)
Stock-based compensation	47,000	36,000
Changes in operating assets and liabilities:
Accounts receivable	2,372,000	4,945,000
Due from banks	-	(187,000)
Accounts receivable - related parties	88,000	(145,000)
Inventories	(551,000)	(38,000)
Prepaid expenses and other current assets	(722,000)	69,000
Other non-current assets	523,000	(64,000)
Accounts payable	(2,184,000)	(3,940,000)
Accrued expenses	(1,147,000)	(771,000)
Refunds due to customers	1,194,000	(649,000)
Other liabilities	(83,000)	(281,000)
Net cash used in operating activities	(5,436,000)	(5,410,000)

Cash flows from investing activities
Purchase of property and equipment	(22,000)	(6,000)
Repurchase of shares of common stock	(758,000)	-
Cash received from acquisition of SMCB	593,000	-
Advances to SMCB	(1,172,000)	-
Net cash used in investing activities	(1,359,000)	(6,000)

Cash flows from financing activities
Proceeds from issuance of promissory notes, net	379,000	-
Other	-	(42,000)
Net cash provided by (used in) financing activities	379,000	(42,000)
Net change in cash	(6,416,000)	(5,458,000)

Cash at beginning of year	7,550,000	6,703,000
Cash at end of period	$1,134,000	$1,245,000

Supplemental disclosures of cash flow information:
Cash paid for interest	$43,000	$40,000

Non-Cash investing and financing cash flow information:
Reclassification of Series A warrants to equity	$7,857,000	$-
Common stock issued for exercise of Series B warrants	$15,214,000	$-
Common stock issued for acquisition of SMCB	$316,000	$-
Promissory note issued for acquisition of SMCB	$1,750,000	$-

See notes to the condensed consolidated financial statements

F-5

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 1 – Nature of Business

Algorhythm Holdings, Inc. (f/k/a The Singing Machine Company, Inc.) (the “Company”) is an artificial intelligence (“AI”) technology and consumer electronics holding company with two primary business units – SemiCab and Singing Machine. SemiCab is an AI-enabled software logistics business operated through the Company’s subsidiary, SemiCab Holdings, LLC. Singing Machine is a home karaoke consumer products business that designs and distributes karaoke products globally to retailers and ecommerce partners through the Company’s subsidiary, The Singing Machine Company, Inc.

The Company’s operations include its wholly-owned subsidiaries, SMC Logistics, Inc., a California corporation (“SMCL”), SMC-Music, Inc., a Florida corporation (“SMCM”), SMC (HK) Limited, a Hong Kong company (“SMH”), The Singing Machine Company, Inc., a Delaware corporation (“SMC”), MICS Hospitality Holdings, Inc., a Delaware corporation (“MICS Hospitality”), MICS Hospitality Management, LLC, a Delaware limited liability company (“MICS Hospitality Management”), and MICS Nomad, LLC, a Delaware limited liability company (“MICS NY”), and its 80%-owned subsidiaries, SemiCab Holdings, LLC, a Nevada limited liability company (“SemiCab Holdings”) and SMCB Solutions Private Limited, an Indian Company (“SMCB”).

Effective September 5, 2024, the Company’s Certificate of Incorporation was amended to change the name of the Company from “The Singing Machine Company, Inc.” to “Algorhythm Holdings, Inc.”

On January 13, 2025, the Company’s stockholders voted to authorize the Company’s board of directors to effect a reverse stock split of the Company’s outstanding shares of common stock at a specific ratio within a range of 1-for-10 to a maximum of 1-for-250 and to amend the Company’s certificate of incorporation to increase the number of authorized common stock from 100,000,000 to 800,000,000 shares. On January 14, 2025, the Company’s board of directors approved a reverse stock split of 1-for-200 ratio and approved the filing of a certificate of amendment to the Company’s certificate of incorporation to effect the reverse stock split and to increase the Company’s authorized shares of common stock from 100,000,000 to 800,000,000. The reverse stock split took effect on February 10, 2025. All current and prior year balances have been adjusted to reflect the reverse stock split.

On May 2, 2025, the Company and SemiCab Holdings entered into an equity purchase agreement with SemiCab Inc. pursuant to which: (i) SemiCab Holdings purchased 9,999 shares of the issued and outstanding equity shares, Rs. 10 par value, of SMCB, representing 99.99% of the issued and outstanding equity shares of SMCB, for $1,750,000, the payment of which was evidenced by the issuance of a promissory note by the Company to the SemiCab, Inc., and (ii) the Company purchased the 20% membership interest in SemiCab Holdings then held by SemiCab, Inc. for aggregate consideration consisting of 119,742 shares of the Company’s common stock. The acquisition was completed on May 2, 2025.

F-6

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 2 – Liquidity, Going Concern and Management Plans

Going Concern Analysis

As of June 30, 2025, the Company’s cash balance was $1,134,000. This will not be sufficient to fund the Company’s planned operations for at least one year after the date the condensed consolidated financial statements are issued. The Company has a recent history of recurring operating losses and decreases in working capital. These factors create substantial doubt about the Company’s ability to continue as a going concern for at least one year after the date that the Company’s condensed consolidated financial statements are issued.

The condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the condensed consolidated financial statements have been prepared under the assumption that the Company will continue as a going concern and that the realization of assets and satisfaction of liabilities and commitments will continue in the ordinary course of business.

The Company plans to finance operations by obtaining additional capital through external sources of financing. It may attempt to obtain additional capital through the sale of equity securities or the issuance of debt securities. The Company has not made arrangements to obtain additional capital and can provide no assurance that additional financing will be available in an amount or on terms acceptable to the Company, if at all.

In making this assessment, management performed a comprehensive analysis of the Company’s current circumstances including its financial position, cash flow and outflow forecasts, and obligations and debts. Although management has a recent history of successful capital raises, the analysis used to determine the Company’s ability to continue as a going concern does not include cash resources outside the Company’s direct control that management expects to be available within the next 12 months.

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements for the three and six months ended June 30, 2025 and 2024 have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) applicable to interim financial information and the requirements of Form 10-Q and Article 8 of Regulation S-X of the SEC. Accordingly, they do not include all of the information and disclosures required by US GAAP for complete consolidated financial statements.

In the opinion of management, the condensed consolidated financial statements include all adjustments (consisting of normal recurring accruals) necessary for the fair presentation of the condensed consolidated financial position and the condensed consolidated results of operations. The condensed consolidated results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. The condensed consolidated balance sheet as of June 30, 2025 and condensed financial statement information for the three and six months ended June 30, 2025 and 2024 are unaudited, whereas the condensed consolidated balance sheet as of December 31, 2024 is derived from the audited consolidated balance sheet as of that date. The condensed consolidated financial statements and notes hereto should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s annual report on Form 10-K for the year ended December 31, 2024. There have been no changes to the Company’s significant accounting policies as disclosed on the Company’s annual report on Form 10-K for the year ended December 31, 2024.

F-7

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Segment Reporting

Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 280, Segment Reporting (“ASC 280”), the Company’s Chief Executive Officer serves as the Company’s Chief Operating Decision Maker (“CODM”) for the purposes of ASC 280. The CODM concluded that the Company operates two reportable segments. One segment consists of its SemiCab business and the other segment consists of its Singing Machine business. The CODM manages the Company’s operations and business separately for each operating segment and uses net loss to allocate resources, making operating decisions and evaluating financial performance. The CODM also uses net loss, along with non-financial inputs and qualitative information, to evaluate the Company’s performance, establish compensation, monitor budget versus actual results, and decide the level of investment in various operating activities and other capital allocation activities. See Note 14 – Segment Information and Revenue Disaggregation – Segment Information.

Recent Accounting Pronouncements

In December 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. ASU 2023-09 is intended to enhance the usefulness of income tax disclosures by requiring entities to disclose specific rate reconciliations, the amount of income taxes separated by federal and individual tax jurisdictions, and the amount of income (loss) from continuing operations before income tax expense (benefit) disaggregated among federal, state and foreign. ASU 2023-09 is effective for the Company for its fiscal year beginning January 1, 2025. The adoption of ASU 2023-09 did not have a material impact on the Company’s consolidated financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). This ASU requires disclosure on an annual and interim basis, in the notes to the financial statements, of disaggregated information about specific categories underlying certain income statement expense line items. The guidance is effective for annual periods beginning after December 15, 2026, and interim periods with annual reporting periods beginning after December 15, 2027, on a retrospective basis. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-04, Debt – Debt with Conversion and Other Options (Subtopic 470-20). This ASU clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. ASU 2024-04 is effective for annual periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted for all entities that have adopted the amendments in ASU 2020-06. Adoption can be on a prospective or retrospective basis. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

F-8

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

In May 2025, the FASB issued ASU 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810). This ASU provides that a reporting entity involved in a business combination effected primarily by the exchange of equity interests must consider the factors in ASC 805-10-55-12 through 55-15 to determine which entity is the accounting acquirer regardless of whether the legal acquiree is a Variable Interest Entity (“VIE”). The amendments in ASU 2025-03 must be applied prospectively to any business combination that occurs after the initial adoption date. ASU 2025-03 is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

In May 2025, the FASB issued ASU 2025-04, Compensation – Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606), which clarifies the guidance in both ASC 718 and ASC 606 on the accounting for share-based payment awards that are granted by an entity as consideration payable to its customer. The ASU is intended to reduce diversity in practice and improve existing guidance, primarily by revising the definition of a “performance condition” and eliminating a forfeiture policy election for service conditions associated with share-based consideration payable to a customer. In addition, the ASU clarifies that the guidance in ASC 606 on the variable consideration constraint does not apply to share-based consideration payable to a customer “regardless of whether an award’s grant date has occurred” (as determined under ASC 718). ASU 2025-04 is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

Note 4 – Variable Interest Entities

The Company determined that SMCB was a VIE because the Company provided financial support to SMCB in the form of a loan agreement to fund SMCB’s operations. The Company further determined that it was not the primary beneficiary of SMCB because the Company did not have the power to direct or control SMCB’s significant activities related to its business. Accordingly, the Company had not consolidated SMCB’s results of operations and financial position in its condensed consolidated financial statements prior to May 2, 2025.

On May 2, 2025, the Company and SemiCab Holdings acquired 99.99% of the equity shares of SMCB from SemiCab, Inc. As a result, on May 2, 2025, the Company consolidated SMCB’s results of operations and financial position in its condensed consolidated financial statements. A discussion of this transaction is set forth herein in Note 17 – Acquisition of SMCB

F-9

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 5 – Property and Equipment, Intangible Assets and Goodwill

A summary of the Company’s property and equipment at June 30, 2025 and December 31, 2024 is as follows:

	Useful	June 30,	December 31,
	Life	2025	2024

Computer and office equipment	5-7 years	$462,000	$412,000
Furniture and fixtures	7 years	107,000	107,000
Molds and tooling	3-5 years	2,312,000	2,297,000
		2,881,000	2,816,000
Less: accumulated depreciation		2,629,000	2,532,000
		$252,000	$284,000

Depreciation expense was $31,000 and $64,000 for the three and six months ended June 30, 2025, respectively, and $53,000 and $105,000 for the three and six months ended June 30, 2024, respectively.

A summary of the Company’s intangible assets at June 30, 2025 and December 31, 2024 is as follows:

	Useful	June 30,	December 31,
	Life	2025	2024

Customer relationships	5-7 years	$25,000	$25,000
Trade names	7 years	25,000	25,000
Developed technology	3-5 years	325,000	325,000
		375,000	375,000
Less: accumulated amortization		60,000	30,000
		$315,000	$345,000

Amortization expense was $17,000 and $32,000 for the three and six months ended June 30, 2025, respectively. The Company did not have any intangible assets or goodwill during the six months ended June 30, 2024.

On June 30, 2025, the Company tested the amount of goodwill that it recorded in connection with the acquisition of SemiCab, Inc.’s business on July 3, 2025 for impairment to see if the carrying amount of goodwill exceeded its carried value. The Company calculated a market-based valuation utilizing inputs classified as Level 3 on the fair value hierarchy by multiplying one by projected 2025 revenue for the SemiCab business. The Company determined that no impairment of goodwill needed to be recorded with respect to that goodwill during the six months ended June 30, 2025. Accordingly, the balance of that goodwill was $786,000 on June 30, 2025.

F-10

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

On May 2, 2025, the Company and SemiCab Holdings acquired 99.99% of the equity shares of SMCB from SemiCab, Inc. In connection with the acquisition, the Company recorded additional goodwill in the amount of $3,632,000. As a result, the balance of the Company’s goodwill was $4,418,000 on June 30, 2025.

Note 6 – Notes Payable to Related Parties

SemiCab Holdings assumed several unsecured loans from Ajesh Kapoor and Vivek Sehgal in the acquisition of SemiCab, Inc.’s business. The Company had accrued interest payable of $5,000 as of June 30, 2025 that was included as a component of accrued expenses on the Company’s condensed consolidated balance sheets. The Company incurred interest expense on these loans of $15,000 and $31,000 for the three and six months ended June 30, 2025, respectively.

The terms of each loan are summarized in the table below:

	Issue	Maturity		Interest
Note Holder	Date	Date	Status	Rate	Principal
Ajesh Kapoor	7/10/2021	7/10/2026	Current	9%	$150,000
Ajesh Kapoor	8/27/2021	8/26/2026	Current	9%	235,000
Vivek Sehgal	4/17/2023	2/1/2026	Current	10%	50,000
Ajesh Kapoor	5/5/2023	2/1/2026	Current	10%	50,000
Ajesh Kapoor	5/17/2023	2/1/2026	Current	10%	165,000

Balance as of June 30, 2025					$650,000

Less: current portion of notes payable to related parties					265,000

Notes payable to related parties, net of current portion					$385,000

As of December 31, 2024, the loans described above that were issued between April 17, 2023 and May 17, 2023 were in default. Subsequent to December 31, 2024, the Company entered into waivers and amendments with each of the note holders who are parties to those loans to extend the maturity dates of the loans to February 1, 2026.

On February 18, 2025, the Company issued a promissory note to each of Stingray Group and Regalia Ventures in the amount of $286,000 and $472,000, respectively. A discussion of these transactions and the terms of the promissory notes is set forth herein in Note 11 – Securities Transactions.

On May 2, 2025, the Company and SemiCab Holdings acquired 99.99% of the equity shares of SMCB from SemiCab, Inc. pursuant to which, in part, the Company issued a promissory note to SemiCab, Inc. in the principal amount of $1,750,000. A discussion of this transaction and the terms of the promissory note is set forth herein in Note 17 – Acquisition of SMCB.

F-11

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 7 – Credit Facilities and Other Financing Arrangements

Oxford Credit Facility

On March 28, 2024, the Company entered into a loan agreement and related revolving credit note with Oxford Commercial Finance (“Oxford”). The agreement was for a two-year term and established a secured asset-backed revolving credit facility that was comprised of a maximum $2,000,000 revolving credit facility. Availability under the credit facility was determined monthly by a borrowing base comprised of a percentage of eligible accounts receivable of the borrowers. The Company’s obligations under the credit agreement were secured by a continuing security interest in all property of each Loan Party, subject to certain excluded collateral. As of June 30, 2024, there was no availability under the Credit Facility as there were no eligible accounts receivable.

On October 17, 2024, the Company terminated the loan agreement and note and paid Oxford a termination fee of $40,000. As of the date of termination, the Company had no outstanding amounts owed to Oxford.

Agile Capital Merchant Cash Advance

In connection with the acquisition of SemiCab, Inc.’s business, the Company assumed a merchant cash advance that was payable to Agile Capital Funding, LLC that had been incurred under a financing agreement that SemiCab, Inc. had entered into on March 22, 2024. The initial amount borrowed was $315,000, with net proceeds to SemiCab, Inc. in the amount of $300,000. Repayment terms consisted of weekly payments in the amount of $16,200 for 28 weeks for a total repayment of $453,600. The effective interest rate for the borrowings was 15% per year. As of December 31, 2024, the merchant cash advance had been repaid in full.

Cedar Advance Merchant Cash Advance

In connection with the acquisition of SemiCab, Inc.’s business, the Company assumed a merchant cash advance that was payable to Cedar Advance, LLC that had been incurred under a financing agreement that SemiCab, Inc. had entered into on May 8, 2024. The initial amount borrowed was $215,000, with net proceeds to SemiCab, Inc. in the amount of $204,300. Repayment terms consisted of weekly payments in the amount of $11,100 for 28 weeks for a total repayment of $312,000. The effective interest rate for the borrowings was 18% per year. As of December 31, 2024, the merchant cash advance had been repaid in full.

Note 8 – Commitments and Contingencies

The Company is subject to claims, suits and other proceedings from time to time in the ordinary course of business that could result in fines, civil penalties, or other adverse consequences. In accordance with the provisions of ASC Topic 450, Contingencies, the Company records a liability when it believes that it is probable that a loss has been incurred and the amount can be reasonably estimated. If the Company determines that it is probable that a loss has been incurred and the loss or range of loss can be estimated, the Company discloses the estimated amount of the loss. The Company evaluates developments in its legal matters that could affect the amount of liability that has been previously accrued and makes adjustments as appropriate. Significant judgment is required to determine both likelihood of there being and the estimated amount of a loss related to such matters.

F-12

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Efficient Capital Labs Settlement Agreement

On May 18, 2023, SemiCab, Inc. entered into an installment business loan agreement with Efficient Capital Labs, Inc. (“ECL”) pursuant to which SemiCab, Inc. borrowed the principal amount of $1,000,000. Repayments were originally scheduled to begin in June 2023 in equal installments of $91,667 for 13 months with an effective interest rate of 17.97%. The loan had a maturity date of May 17, 2024. On May 18, 2024, SemiCab, Inc. defaulted on the loan for non-payment.

On May 18, 2024, SemiCab, Inc. entered into a settlement agreement with ECL pursuant to which SemiCab, Inc. agreed to pay ECL $946,666 as follows: (i) $25,000 on or before May 20, 2024; (ii) $75,000 on or before June 3, 2024; and (iii) $84,666 on or before the first business day of each of the following 10 calendar months starting on July 1, 2024.

In connection with the acquisition of SemiCab, Inc.’s business, the Company assumed this settlement liability. The final payment of the settlement was made during the six months ended June 30, 2025. Accordingly, there was no unpaid balance at June 30, 2025. As of December 31, 2024, the remaining unpaid balance of the settlement was $325,000 and was included as a component of accrued expenses on the Company’s condensed consolidated balance sheets.

Derivative Litigation

On December 21, 2023, Ault Lending, LLC (“Ault Lending”), a wholly-owned subsidiary of Ault Alliance, Inc., a former shareholder of the Company, filed a derivative shareholder action in Delaware Chancery Court against the Company, its board of directors, Stingray Group, LLC (“Stingray Group”) and Regalia Ventures, LLC (“Regalia Ventures”) for alleged breach of fiduciary duty in approving a recent above-market private placement equity transaction. The complaint alleged that the Company and its board of directors followed an inadequate process in evaluating the private placement transaction that the Company completed in November 2023 and that the Company and its board of directors entered into the transaction with an intent to dilute Ault’s ownership stake in the Company. Ault Lending was seeking the following relief from the court: (i) declarations that the defendant directors breached their fiduciary duties; and that Stingray Group and Regalia Ventures aided and abetted those breaches; (ii) rescission of the Company’s sale of shares to Stingray Group and Regalia Ventures; and (iii) damages and attorney’s fees. On April 30, 2025, Ault Lending filed a motion with the court requesting that the claims be dismissed without prejudice and on that same date, the court approved the dismissal of the claims without prejudice.

OAC Flatiron & OAC Adelphi Litigation

On August 23, 2023, MICS NY entered into an Agreement of Lease (the “Lease Agreement”) with OAC 111 Flatiron, LLC and OAC Adelphi, LLC (the “Landlord”), pursuant to which MICS NY agreed to lease approximately 10,000 square feet of ground floor retail space and a portion of the basement underneath the ground floor retail space in the property located at 111 West 24th Street, New York, New York (the “Premises”).

F-13

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

During the year ended December 31, 2024, the Company abandoned its plans to continue use of the leased space and exercised its early termination provision of the Lease Agreement which was not accepted by the Landlord. Due to the abandonment of the lease, all assets related to the lease were impaired. Assets including security deposits, rent deposits and right of use assets of approximately $3,878,000 were written off during the year ended December 31, 2024.

On July 26, 2024, the Landlord filed a civil action in the Supreme Court of the State of New York against MICS NY and the Company (“the Defendants”) for alleged breach of lease, seeking monetary damages including unpaid rent, future unpaid rent, and other expenses related to the lease. The complaint alleged the Defendants breached the lease in various material respects.

On September 25, 2024, the Company entered into a settlement agreement for a full release and dismissal of the complaint within five business days of the Company’s payment of $250,000. Pursuant to the settlement agreement, the Company made the first payment of $150,000 on September 25, 2024 and a final payment of $100,000 on October 25, 2024. The remaining lease liability was written off upon settlement, resulting in a loss upon termination of the lease of $4,000, net of the write off of the related lease asset discussed above. On October 29, 2024, the Landlord filed a discontinuance with prejudice.

Blue Yonder Liability

Pursuant to the asset purchase agreement with SemiCab, Inc., the Company assumed a judgement against SemiCab, Inc. regarding damages resulting from contract breach for IT subscription-based services. On March 28, 2020, SemiCab, Inc. entered into a service contract and agreement with Blue Yonder, Inc. (“Blue Yonder”) for certain IT subscription-based services. The original term of the agreement was for three years, at a price of $100,000 per year, for a total of $300,000.

On June 21, 2023, Blue Yonder filed a lawsuit claiming damages in the amount of $275,000 with the Maricopa County Superior Court in Arizona. The suit was found in favor of Blue Yonder in the amount of $509,119, subject to two separate milestone payments that would otherwise deem the entire balance due satisfied if either milestone payment is made by the Company. The first milestone payment for $175,000 and was due on July 1, 2024 and was not made. In the event this payment is made, the remaining settlement shall be deemed satisfied. If this payment is not made, the Company shall owe a total of $225,000 by October 1, 2024. In the event this payment is made, the remaining settlement shall be deemed satisfied. If neither payment is made, Blue Yonder shall be entitled to execute the full $509,119 beginning January 1, 2025. As of the date of this filing, none of the scheduled payments have been made. A liability of $509,119 has been recorded as a component of accrued expenses on the accompanying condensed consolidated balance sheets.

On February 11, 2025, Blue Yonder filed a civil action in the Superior Court of the State of Arizona against the Company for breach of contract and to enforce a stipulated judgment entered against SemiCab, Inc. in connection with the liabilities related to Blue Yonder that the Company assumed when it acquired SemiCab, Inc.’s business. Blue Yonder alleges that, because the Company assumed these liabilities, Blue Yonder can enforce the judgment against the Company. The judgement was in the amount of $509,119. On August 1, 2025, the Company filed an answer to the complaint and counterclaims against Blue Yonder for breach of contract. The outcome of this matter is uncertain.

F-14

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 9 – Stock Compensation Expense

Equity Incentive Plan

On April 12, 2022, the Company’s board of directors approved The Singing Machine Company, Inc. 2022 Equity Incentive Plan. The equity plan provides for the issuance of equity incentive awards, such as stock options, stock appreciation rights, stock awards, restricted stock, stock units, performance awards and other stock or cash-based awards to the Company’s employees, officers, directors, consultants, agents, advisors and independent contractors.

As of June 30, 2025, there were 1,667 shares of common stock authorized for issuance under the plan. Of this amount, awards representing 1,183 shares of common stock had been granted under the plan and 484 shares remained available for issuance under the plan. The Company did not issue any share-based awards under the plan during the six months ended June 30, 2025 and 2024, and no shares were forfeited during the three and six months ended June 30, 2025.

As of June 30, 2025, there was an unrecognized expense of $60,000 remaining on stock options currently vesting over time with an approximate weighted average of three years and nine months remaining until the options would be fully vested. The vested options outstanding as of June 30, 2025, had no intrinsic value.

Note 10 – Net Loss Per Share

The computations of basic and dilutive loss per share of commons stock outstanding for the three and six months ended June 30, 2025 and 2024 are as follows:

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net loss available to common shareholders	$(585,000)	$(6,119,000)	$(9,776,000)	$(8,486,000)
Basic and diluted weighted average of common stock outstanding	2,472,464	32,090	2,224,047	32,090
Loss per common share	$(0.24)	$(190.68)	$(4.40)	$(264.44)

The computation of the fully diluted weighted average number of shares of common stock outstanding for the three and six months ended June 30, 2025 and 2024 is as follows:

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Basic weighted average common shares outstanding	2,472,464	32,090	2,224,047	32,090
Effect of dilutive stock options and warrants	-	-	-	-
Diluted weighted average of common shares outstanding	2,472,464	32,090	2,224,047	32,090

Basic net loss per share is based on the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share reflects the potential dilution assuming shares of common stock underlying in-the-money options and warrants have been issued upon the exercise of the options and warrants and the proceeds thereof were used to purchase shares of the Company’s common stock at the average market price during the period using the treasury stock method.

F-15

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

For the three and six months ended June 30, 2025, 484 shares of common stock underlying stock options, respectively, and 1,138,163 shares of common stock underlying warrants were excluded from the calculation of diluted net loss per share as the result would have been anti-dilutive. For the three and six months ended June 30, 2024, 543 shares of common stock underlying stock options and 4,511 shares of common stock underlying warrants were excluded from the calculation of diluted net loss per share as the result would have been anti-dilutive.

Note 11 – Securities Transactions

Regalia Ventures Stock Repurchase Transaction

On November 1, 2024, the Company entered into a stock repurchase agreement with Regalia Ventures pursuant to which the Company agreed to repurchase the 5,495 shares from Regalia Ventures at a price per share equal to the higher of: (i) the closing price of the common stock on the last trading day immediately preceding the date of the repurchase agreement; or (ii) the highest volume weighted average price (VWAP) of the common stock during a pricing period of 10 consecutive trading days prior to the date of the repurchase agreement. The shares of common stock to be repurchased were originally issued to Regalia Ventures on November 21, 2023, pursuant to a certain stock purchase agreement dated November 20, 2023. The Company recorded an accrued liability in the amount of the repurchase price, which was $472,000, as of December 31, 2024 as there were no further conditions that needed to be satisfied prior to the closing date other than the issuance of the promissory note and the delivery of the shares.

On February 18, 2025, the date of the closing of the transaction, the Company issued a promissory note to Regalia Ventures in the amount of $472,000, which was the principal amount of the purchase price. The note was due and payable on demand and accrued interest at the rate of 10% per year. The Company incurred $1,000 for interest expense for the six months ended June 30, 2025 related to this promissory note. On February 27, 2025, the Company paid off the note in full. Regalia Ventures is owned and controlled by Jay B. Foreman, who serves as a member of the Company’s board of directors.

Stingray Group Stock Repurchase Transaction

On December 3, 2024, the Company entered into a stock repurchase agreement with Stingray Group pursuant to which the Company agreed to repurchase the 5,495 shares from Stingray Group at a price per share equal to the higher of: (i) the closing price of the common stock on the last trading day immediately preceding the date of the repurchase agreement; or (ii) the highest VWAP of the common stock during a pricing period of 10 consecutive trading days prior to the date of the repurchase agreement. The shares of common stock to be repurchased were originally issued to the Stingray Group on November 21, 2023, pursuant to a certain stock purchase agreement dated November 20, 2023. The Company recorded an accrued liability in the amount of the repurchase price, which was $286,000, as of December 31, 2024 as there were no further conditions that needed to be satisfied prior to the closing date other than the issuance of the promissory note and the delivery of the shares.

F-16

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

On February 18, 2025, the date of the closing of the transaction, the Company issued a promissory note to Stingray Group in the amount of $286,000, which was the principal amount of the purchase price. The note was due and payable on demand and accrued interest at the rate of 10% per year. The Company incurred $3,000 for interest expense for the six months ended June 30, 2025 related to this promissory note. On April 3, 2025, the Company paid off the note in full. Mathieu Peloquin is the Senior Vice-President, Marketing and Communications of Stingray Group and serves as a member of the Company’s board of directors.

December 2024 Public Offering

On December 4, 2024, the Company entered into a securities purchase agreement in connection with a public offering of an aggregate of 21,000 shares of its common stock, pre-funded warrants to purchase up to 258,412 shares of common stock, Series A warrants to purchase up to 279,412 shares of common stock, and Series B warrants to purchase up to 279,412 shares of common stock. Each share of common stock, or a pre-funded warrant in lieu thereof, was sold together with the accompanying warrants to purchase one share of common stock. The Company received aggregate gross proceeds upon the closing of the offering of approximately $9,000,000, before deducting placement agents’ fees and other offering expenses.

The Series A and B warrants were exercisable only upon receipt of such shareholder approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market, LLC (the “Nasdaq”) to permit the exercise of the Series A and B warrants. The Series A and B warrants include an exercise price adjustment feature upon shareholder approval, whereby the exercise price will adjust to the greater of the lowest daily volume weighted average price during the reset period or the floor price, which was $6.84 per share, with a proportional increase in the number of warrant shares.

The Company assessed the Series A and B warrants under ASC 480 and ASC 815 and determined that the Series A and B warrants needed to be classified as liabilities as they did not meet the requirements to be considered indexed to the Company’s own stock, due to: (a) the adjustment to the exercise price tied to shareholder approval, and (b) the potential change in the settlement amount of the Series B warrants upon an alternative cashless exercise election. Additionally, the Company concluded at issuance that it would not have sufficient authorized and available shares of common stock to settle the Series A and B warrants. See Note 12 – Derivative Liability.

On January 13, 2025, the Company’s stockholders approved the issuance of the Series A and B warrants, at which time all of the Series A and B warrants became exercisable. This approval triggered an adjustment to the exercise price of the Series A warrants to $8.38. In connection with this approval, the holders of the Series B warrants exercised their warrants in full under the alternative cashless exercise provision, resulting in the issuance of 1,910,975 shares of common stock and no additional proceeds received by the Company. The warrant liability reflected on the Company’s consolidated balance sheet at December 31, 2024 was reclassified to additional paid-in capital on the Company’s condensed consolidated balance sheet at June 30, 2025. The Company recognized a loss of $6,468,000 for the change in the fair value measurement of the warrant liability as of the date the warrant liability was reclassified to equity.

F-17

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

1800 Diagonal Financing Transactions

On June 17, 2025, the Company entered into a securities purchase agreement with 1800 Diagonal Lending, LLC (“1800 Diagonal”) pursuant to which the Company issued a promissory note to 1800 Diagonal in the principal amount of $120,000. The note is subject to a one-time interest charge of 12%, or approximately $14,000, and is payable in 12 monthly installments of $11,000 commencing on July 15, 2025. The security purchase agreement has a contingent default feature that the Company has determined to be nominal and is not applicable unless an event of default occurs. The Company received net proceeds of $84,000 after deductions of $15,000 for original issue discount, $16,000 for placement agent fees and $5,000 for legal and due diligence fees.

On June 17, 2025, the Company entered into a second securities purchase agreement with 1800 Diagonal pursuant to which the Company issued a promissory note to 1800 Diagonal in the principal amount of $240,000. The note is subject to a one-time interest charge of 12%, or approximately $29,000. An initial payment of $134,000 is due on December 15, 2025. Thereafter, the remainder is payable in six monthly installments of $22,000 commencing on January 15, 2026. The security purchase agreement has a contingent default feature that the Company has determined to be nominal and is not applicable unless an event of default occurs. The Company received net proceeds of $189,000 after deductions of $30,000 for original issue discount, $16,000 for placement agent fees and $5,000 for legal and due diligence fees.

Boot Capital Financing Transaction

On June 17, 2025, the Company entered into a securities purchase agreement with Boot Capital, LLC (“Boot Capital”) pursuant to which the Company issued a promissory note to Boot Capital in the principal amount of $120,000. The note is subject to a one-time interest charge of 12%, or approximately $14,000, and is payable in 12 monthly installments of $11,000 commencing on July 15, 2025. The security purchase agreement has a contingent default feature that the Company has determined to be nominal and is not applicable unless an event of default occurs. The Company received net proceeds of $105,000 after deductions of $15,000 for original issue discount.

Note 12 – Derivative Liability

During the six months ended June 30, 2025, the Company had derivative warrant liabilities that were measured at fair value on a recurring basis. These fair value measurements were estimated using a Monte Carlo simulation model, with the key inputs described below. Each of these fair value measurements was considered to be a Level 3 measurement by the Company as they used significant unobservable inputs, including the probability and expected date of stockholder approval.

F-18

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

The key inputs for the Series A warrant liabilities were as follows:

Warrant Liability – Series A Warrants	January 17, 2025	December 31, 2024
Stock price on valuation date	$8.38	$18.00
Exercise price	$8.38	$34.00
Number of warrants	1,133,652	279,412
Remaining term (years)	4.88	4.93
Annual equity volatility	126.0%	113.0%
Annual volume volatility	377.0%	379.0%
Risk-free interest rate	4.32%	4.29%
Expected stockholder approval date	January 13, 2025	January 14, 2025
Expected stockholder approval probability	100%	50%

The Series B warrant liabilities were remeasured on each exercise date based on the closing price of the Company’s common stock on the date the warrants were exercised.

On January 13, 2025, the Company’s shareholders approved the issuance of the Series A and Series B warrants. This approval triggered the adjustment to the exercise price described above. In connection with this approval, the holders of the Series B warrants exercised their warrants in full under the alternative cashless exercise provision, resulting in the issuance of 1,910,975 shares of common stock and no additional proceeds received by the Company. The Series A warrants became exercisable for 1,133,652 shares of common stock at an exercise price of $8.38 per share after the shareholder approval adjustment was finalized on March 17, 2025. In addition, the Company reassessed the classification of the Series A warrants after the shareholder approval adjustment was finalized, concluding that the Series A warrants now met the requirements for equity classification under ASC 480 and ASC 815. The Company adjusted the Series A warrants to fair value upon reclassification and reclassified that value to additional paid-in capital during the six months ended June 30, 2025.

The following table provides a roll-forward of the fair value of the derivative liabilities described above during the six months ended June 30, 2025:

	Series A Warrants	Series B Warrants	Total Warrant Liabilities
Balance at December 31, 2024	$5,456,000	$11,147,000	$16,603,000
Exercises	—	(15,214,000)	(15,214,000)
Loss on change in fair value	2,401,000	4,067,000	6,468,000
Reclassification to equity	(7,857,000)	—	(7,857,000)
Balance at June 30, 2025	$—	$—	$—

F-19

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

The following table provides a roll-forward of the number of shares of common stock underlying warrants issued during the six months ended June 30, 2025:

	Series A Warrants	Series B Warrants	Other Warrants	Total
Balance at December 31, 2024	279,412	279,412	4,511	563,335
Exercises	—	(279,412)	—	(279,412)
Balance at June 30, 2025	279,412	—	4,511	283,923

The Company did not issue any warrants during the three and six months ended June 30, 2024 and did not have any warrants outstanding as of June 30, 2024.

Note 13 – Income Taxes

The Company’s income tax provision for the three and six months ended June 30, 2024, was approximately $52,000 due to income taxes due on amended federal tax returns filed for 2020 and 2021 which took into account the one-time refunds received from the Employee Retention Credit program. The Company did not have any provision for income taxes for the three and six months ended June 30, 2025.

The Company’s income tax expense differs from the expected tax expense based on statutory rates primarily due to full valuation allowance for all of its subsidiaries for the three and six months ended June 30, 2025 and 2024.

Note 14 – Segment Information and Revenue Disaggregation

Segment Information

Pursuant to ASC 280, the Company’s Chief Executive Officer serves as the Company’s Chief Operating Decision Maker (“CODM”) for the purposes of ASC 280. The CODM concluded that the Company operates two reportable segments. One segment consists of its Singing Machine business and the other segment consists of its SemiCab business. The CODM manages the Company’s operations and business separately for each operating segment and uses net sales and net loss to allocate resources, making operating decisions and evaluating financial performance. The CODM also uses net sales and net loss, along with non-financial inputs and qualitative information, to evaluate the Company’s performance, establish compensation, monitor budget versus actual results, and decide the level of investment in various operating activities and other capital allocation activities.

F-20

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

The following table details the revenues, significant expenses and other segment items regularly provided to the CODM:

	Three Months Ended June 30, 2025			Three Months Ended June 30, 2024			Six Months Ended June 30, 2025			Six Months Ended June 30, 2024
	Singing			Singing			Singing			Singing
	Machine	SemiCab	Total	Machine	SemiCab	Total	Machine	SemiCab	Total	Machine	SemiCab	Total
Revenues	$1,564,000	$1,152,000	$2,716,000	$2,440,000	$-	$2,440,000	$3,434,000	$1,275,000	$4,709,000	$4,866,000	$-	$4,866,000
Less:
Adjusted cost of revenues	270,000	1,492,000	1,762,000	2,116,000	-	2,116,000	1,634,000	1,621,000	3,255,000	4,040,000	-	4,040,000
Adjusted sales and marketing	234,000	-	234,000	547,000	-	547,000	998,000	-	998,000	1,177,000	-	1,177,000
Adjusted general and administrative (1)	751,000	744,000	1,495,000	1,982,000	-	1,982,000	2,684,000	1,224,000	3,908,000	4,070,000	-	4,070,000
Adjusted depreciation and amortization	28,000	17,000	45,000	54,000	-	54,000	61,000	32,000	93,000	106,000	-	106,000
Adjusted impairement of ROU lease	-	-	-	3,878,000	-	3,878,000	-	-	-	3,878,000	-	3,878,000
Share based compensation	(38,000)	-	(38,000)	17,000	-	17,000	47,000	-	47,000	36,000	-	36,000
Change in fair value of warrant liability	-	-	-	-	-	-	6,468,000	-	6,468,000	-	-	-
Gain on disposal of fixed assets	-	-	-	-	-	-	-	-	-	-	-	-
Loss on issuance of warrants	-	-	-	-	-	-	-	-	-	-	-	-
Interest expense	9,000	18,000	27,000	17,000	-	17,000	9,000	34,000	43,000	45,000	-	45,000
Other income (expense), net	-	-	-	-	-	-	-	-	-	-	-	-
Income tax provision	-	-	-	(52,000)	-	(52,000)	-	-	-	-	-	-
Segment net loss	$310,000	$(1,119,000)	$(809,000)	$(6,119,000)	$-	$(6,119,000)	$(8,467,000)	$(1,636,000)	$(10,103,000)	$(8,486,000)	$-	$(8,486,000)

Total segment assets	$5,244,000	$3,033,000	$8,277,000	$12,367,000	$-	$12,367,000	$5,244,000	$3,033,000	$8,277,000	$12,367,000	$-	$12,367,000

(1)	Excludes depreciation and amortization, share-based compensation, impairment of goodwill and impairment of a note receivable.

The following reconciles total segment assets to consolidated total assets as of June 30, 2025:

	June 30,	December 31,
	2025	2024
Total segment assets	$8,277,000	$17,516,000
Goodwill	4,418,000	786,000
Total assets	$12,695,000	$18,302,000

The total segment assets of $17,516,000 at December 31, 2024 were comprised of $16,301,000 for the Singing Machine segment and $1,215,000 for the SemiCab segment.

Revenue Disaggregation

The Company disaggregates revenues by product line and major geographic region.

The Company’s product lines consist of AI-enabled software logistics services and home karaoke consumer products. Revenue by product line for the three and six months ended June 30, 2025 and 2024 was as follows:

	Three Months Ended		Six Months Ended
Product Line	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Karaoke machines	$1,533,000	$1,257,000	$2,275,000	$2,308,000
Licensed products	1,000	107,000	15,000	198,000
Kids youth electronics	103,000	102,000	170,000	171,000
Microphones and accessories	(260,000)	865,000	523,000	1,818,000
Music subscriptions	187,000	109,000	451,000	371,000
Logistics services	1,152,000	-	1,275,000	-
Total revenue	$2,716,000	$2,440,000	$4,709,000	$4,866,000

F-21

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

The geographic region of sales is based primarily on where the product and services were delivered. Revenue by geographic region for the three and six months ended June 30, 2025 and 2024 was:

	Three Months Ended		Six Months Ended
Geographic Area	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
North America	$1,410,000	$2,316,000	$3,403,000	$4,742,000
Australia	46,000	124,000	46,000	124,000
India	1,137,000	-	1,137,000	-
All Others	123,000	-	123,000	-
	$2,716,000	$2,440,000	$4,709,000	$4,866,000

Notes 15 – Concentrations, Risks and Uncertainties

Bank Liquidity and Financial Stability

At times, the Company maintains cash in United States bank accounts that are more than the Federal Deposit Insurance Corporation insured amounts. The Company maintains cash balances in foreign financial institutions. The Company regularly monitors the financial stability of this financial institution and believes that it is not exposed to any significant credit risk in cash and cash equivalents. However, in March and April 2023, certain U.S. government banking regulators took steps to intervene in the operations of certain financial institutions due to liquidity concerns, which caused general heightened uncertainties in financial markets. While these events have not had a material direct impact on the Company’s operations, if further liquidity and financial stability concerns arise with respect to banks and financial institutions, either nationally or in specific regions, the Company’s ability to access cash or enter into new financing arrangements may be threatened, which could have a material adverse effect on its business, financial condition and results of operations.

U.S. Trade Policies

U.S. government administration and members of the U.S. Congress have recently implemented significant changes in U.S. trade policy and taken certain actions that are impacting the Company’s business, including imposing tariffs on certain goods imported into the United States. Some of these changes have triggered retaliatory actions by affected countries and may result in “trade wars” and increased costs for goods imported into the United States. All of the Company’s products are manufactured and imported from China and the Company sells its products in Canada and other countries. The implementation of tariffs has resulted in an increase in the cost of the Company’s products. If the Company is unable to mitigate these increased costs through price increases, it may experience lower sales which would negatively impact its revenue, gross profit margin and results of operations.

F-22

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Revenue Concentration

The Company derives a majority of its revenue from sales by retailers of its home karaoke consumer products in North America sales of its AI-enabled software logistics services in India. The Company’s allowance for credit losses is based upon management’s estimates and historical experience and reflects the fact that accounts receivable is concentrated with several large customers. As of June 30, 2025, 17% of accounts receivable were due from one customer in North America and 16% of accounts receivable were due from one customer in India that each individually owed more than 10% of the Company’s total accounts receivable. At December 31, 2024, 68% of accounts receivable were due from three customers in North America that each individually owed more than 10% of the Company’s total accounts receivable.

Revenue derived from the Company’s top customer and top three customers collectively as a percentage of total net sales was 11% and 66% of the Company’s revenue, respectively, for the three months ended June 30, 2025 and 2024, respectively. Revenue derived from the Company’s top three customers collectively as a percentage of total net sales was 37% and 71% of the Company’s revenue, respectively, for the six months ended June 30, 2025 and 2024, respectively. The loss of any of these customers could have an adverse impact on the Company.

Revenue from customers representing greater than 10% of total net sales that were derived from the Company’s top customer as a percentage of total net sales for the three months ended June 30, 2025 was 11%. Revenue from customers representing greater than 10% of total net sales that were derived from the Company’s top three customers as a percentage of total net sales for the three months ended June 30, 2024 was 39%, 14%, and 13%. Revenue from customers representing greater than 10% of total net sales that were derived from the Company’s top three customers as a percentage of total net sales for the six months ended June 30, 2025 was 10%, 11% and 16%. Revenue from customers representing greater than 10% of total net sales that were derived from the Company’s top three customers as a percentage of total net sales for the six months ended June 30, 2024 was 50%, 11%, and 10%. The loss of any of these customers could have an adverse impact on the Company.

Note 16 – Related Party Transactions

Stingray Group Subscription Payments

The Company has a music subscription sharing agreement with Stingray Group. For the three and six months ended June 30, 2025, the Company received music subscription revenue of $187,000 and $451,000, respectively, from Stingray Group. For the three and six months ended June 30, 2024, the Company received music subscription revenue of $109,000 and $349,000, respectively, from Stingray Group. As of June 30, 2025 and December 31, 2024, the Company had $124,000 and $212,000, respectively, due from Stingray Group for music subscription reimbursement.

SMCB

VIE Analysis

The Company determined that SMCB, which was a subsidiary of SemiCab, Inc. prior to the SemiCab Holdings’ acquisition of 99.99% of the equity shares of SMCB on May 2, 2025, was a VIE as the Company provides financial support to SMCB. While not contractually obligated, SMCB currently relies on the Company’s reimbursement of certain costs under an intercompany services agreement (“MSA”) whereby SMCB agrees to provide IT software development services to SemiCab, Inc. In exchange, under the MSA, the Company grants intellectual property rights to SMCB to use the software platform in India. Compensation for services is invoiced and paid on a monthly or quarterly basis as agreed by both parties, with rates subject to periodic review and revision. The agreement is for a term of two years ending on April 1, 2025 and automatically renews for additional 12-month periods unless prior notice is given by the terminating party. The agreement automatically renewed for an additional 12-month period on April 1, 2025. As a result of this relationship and the financial support provided by the Company to SMCB under the loan agreement described below to fund SMCB’s operations, SMCB has been determined to be a VIE prior to May 2, 2025.

F-23

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

The Company further determined that it was not the primary beneficiary of SMCB because the Company did not have the power to direct or control SMCB’s significant activities related to its business. Accordingly, the Company has not consolidated SMCB’s results of operations and financial position in its condensed consolidated financial statements.

Pursuant to the terms of the asset purchase agreement that the Company entered into on June 11, 2024, the Company entered into an option agreement that granted SemiCab Holdings the right to acquire all of the issued and outstanding equity securities of SMCB for 1,605 shares of the Company’s common stock. The Company did not exercise this right and the option agreement expired on August 31, 2024.

Loan Agreement

The Company is a party to a loan agreement with SMCB dated March 22, 2024. Under the loan agreement, the Company agreed to loan up to $2,500,000 to SMCB. The loans are anticipated to be made in tranches. Disbursements of any tranches are fully at the discretion of the Company. Each tranche has a repayment period of five years. The loans can be repaid at any time prior to the five-year maturity date without penalty. Interest on the loans accrues at a rate of six percent per year and is payable quarterly.

At December 31, 2024, a total of $1,140,000 was outstanding under the loan agreement. During the period beginning January 1, 2025 and ending May 2, 2025, the date the Company acquired 99.99% of the equity shares of SMCB, the Company made advances to SMCB in the amount of $1,172,000. During the same period, SMCB charged $304,000 for services to the Company that were performed under the MSA, which charges offset amounts due under the loan with SMCB. As a result, as of May 2, 2025, a total of $2,008,000 of loans were outstanding under the loan agreement, and a total of $492,000 remained available for future borrowings under the loan agreement as of May 2, 2025. As of May 2, 2025, SMCB had not made any interest payments due under the loan agreement. As a result, the loans were in default as of May 2, 2025.

On May 2, 2025, the loan payable of $2,008,000 of SMCB and the loan receivable of $2,008,000 of the Company were eliminated in consolidation. As a result, no such loans payable and loans receivable were outstanding on the Company’s condensed consolidated balance sheet at June 30, 2025. Also on May 2, 2025, revenue generated by SMCB for services performed by SMCB under the MSA of $304,000, and expenses for the Company for services performed by SMCB under the MSA of $304,000, during the period commencing January 1, 2025 and ending May 2, 2025 were eliminated in consolidation on May 2, 2025. As a result, no such revenue and expenses were reflected on the Company’s condensed consolidated statements of operations for the three and six months ended June 30, 2025.

F-24

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 17 – Acquisition of SMCB

On May 2, 2025, the Company and SemiCab Holdings entered into an equity purchase agreement with SemiCab, Inc. pursuant to which: (i) SemiCab Holdings purchased 9,999 shares of the issued and outstanding equity shares, Rs. 10 par value, of SMCB, representing 99.99% of the issued and outstanding equity shares of SMCB, for $1,750,000, the payment of which amount was evidenced by the issuance of a promissory note by the Company to the SemiCab, Inc., and (ii) the Company purchased the 20% membership interest in SemiCab Holdings then held by SemiCab, Inc. for aggregate consideration consisting of 119,742 shares of the Company’s common stock. The acquisition was completed on May 2, 2025 (the “Closing Date”). The promissory note provides that $1,500,000 is due and payable by the Company on the first anniversary of the Closing Date and the remaining $250,000 is due and payable by the Company on the 18-month anniversary of the Closing Date. The promissory note bears interest at six percent per annum. The Company completed the acquisition to expand its AI logistics and distribution into India.

On the Closing Date, the Company and SemiCab Holdings entered into an amended and restated employment agreement with each of Ajesh Kapoor and Vivek Sehgal pursuant to which Mr. Kapoor agreed to serve as the Chief Executive Officer and Chief Technology Officer of SemiCab Holdings and Mr. Sehgal agreed to serve as the Chief Product Officer of SemiCab Holdings. Pursuant to the terms of the employment agreements, SemiCab Holdings granted Messrs. Kapoor and Sehgal a membership interest in SemiCab Holdings of 15% and five percent, respectively. Of these amounts, one quarter of each such grant vested in full on the date of grant, and the remaining amounts vest evenly over three years.

The Company has performed a preliminary valuation analysis of the fair market value of SMCB assets acquired and liabilities assumed. Using the total consideration for the acquisition, the Company has estimated the allocations to such assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as May 2, 2025, the date the acquisition was completed:

Consideration:
Promissory note	$1,750,000
119,742 shares of common stock	316,000
Assumption of debt	2,008,000
Total	$4,074,000

Identifiable net assets acquired:
Cash and cash equivalents	$593,000
Accounts receivable, net	319,000
Prepaid expenses and other current assets	377,000
Property and equipment, net	11,000
Other non-current assets	489,000
Accounts payable and accrued expenses	(372,000)
Other current liabilities	(975,000)
Net assets acquired	442,000
Goodwill	$3,632,000

F-25

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

This preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the pro forma balance sheet and income statement. The fair values of assets and liabilities acquired represent the Company’s estimates of fair values as of the acquisition date. Management believes that the fair values recognized for the assets and liabilities acquired are based on reasonable estimates and assumptions. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include: (i) changes in fair values of property and equipment, (ii) changes in allocations to goodwill, and (iii) other changes to assets and liabilities.

Pro Forma Information

The unaudited pro forma financial information below presents the effects of the acquisition as though it had been completed on January 1, 2024. The pro forma adjustments are derived from the historically reported transactions of the respective companies. The pro forma results do not include anticipated combined effects or other expected benefits of the acquisition. The pro forma results for the six months ended June 30, 2025 and 2024 reflect the combined performance of the Company and the SMCB business for that period. The unaudited pro forma information is based on available data and certain assumptions that the Company believes are reasonable given the circumstances. However, actual results may differ materially from the assumptions used in the accompanying unaudited pro forma financial information. This selected unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not intended to represent what the actual consolidated results of operations would have been had the acquisition date occurred on January 1, 2024, nor does it attempt to forecast future consolidated results of operations.

	Six Months Ended
	June 30, 2025	June 30, 2024
Net revenue	$7,438,000	$6,135,000
Operating loss from continuing operations	(4,539,000)	(8,689,000)
Net loss	$(11,313,000)	$(8,735,000)

Note 18. Subsequent Events

Agile Capital Financing Transaction

In July 2025, the Company entered into a business loan and security agreement with Agile Capital Funding, LLC (“Agile Funding”) pursuant to which it issued a promissory note to Agile Funding in the principal amount of $368,000. The note is subject to a one-time interest charge of $162,000 and is payable in 28 weekly installments of $19,000 commencing on July 14, 2025. The Company received net proceeds of $350,000 after deductions of $18,000 for administrative agent fees.

Sale of Singing Machine Business

On August 1, 2025, the Company entered into an asset purchase agreement with SMC and Stingray Music USA, Inc. (“Stingray USA”) pursuant to which Stingray USA purchased substantially all of the assets, and assumed most of the liabilities, associated with the Company’s Singing Machine business for $500,000. The transaction closed on August 1, 2025.

F-26

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Algorhythm Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Algorhythm Holdings, Inc. (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations, shareholders’ (deficit) equity, and cash flows for the year ended December 31, 2024 and the nine month transition period from April 1, 2023 through December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the year ended December 31, 2024 and the nine month transition period from April 1, 2023 through December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Reserve for Sales Returns:

As discussed in Note 3 to the consolidated financial statements, the Company estimates the sales value of goods to be returned from our allowance programs for goods returned from the customer for various reasons, whereby a reserve for sales returns is recorded based on historic return amounts, specific events as identified and management estimates.

We identified management’s estimate for sales returns as a critical audit matter due to the fact that there was significant judgment required by management with respect to measurement uncertainty, as the calculation of estimated sales returns includes assumptions such as historical product returns and margins experience used to predict future returns. This in turn led to a high degree of auditor judgment, subjectivity and effort in applying the procedures related to those assumptions.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. We obtained an understanding and evaluated the design of controls over the Company’s estimates for variable consideration. Our procedures also included, among others, (1) evaluating the estimated sales return reserve based on historical sales returns experience; (2) evaluating the Company’s ability to accurately estimate the sales return reserve by comparing historically recorded reserves to the actual amount that was ultimately claimed by the retailers; and (3) evaluating the impact of returns and notification from customers regarding returns subsequent to year-end on the estimated sales returns reserve.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2023.

Philadelphia, Pennsylvania

April 15, 2025

F-27

Algorhythm Holdings, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023

Assets
Current Assets
Cash	$7,550,000	$6,703,000
Accounts receivable, net of allowances of $274,000 and $174,000, respectively	4,373,000	7,308,000
Accounts receivable, related party	212,000	269,000
Note receivable - related party	701,000	-
Inventory	2,186,000	6,871,000
Returns asset	1,621,000	1,919,000
Prepaid expenses and other current assets	120,000	136,000
Total Current Assets	16,763,000	23,206,000

Property and equipment, net	284,000	404,000
Operating leases - right of use assets	95,000	3,926,000
Other non-current assets	29,000	179,000
Intangible assets, net	345,000	-
Goodwill	786,000	-
Total Assets	$18,302,000	$27,715,000

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$3,808,000	$7,616,000
Accrued expenses	4,224,000	2,614,000
Refund due to customer	38,000	1,743,000
Customer prepayments	-	687,000
Reserve for sales returns	3,355,000	3,390,000
Warrant liability	16,603,000	-
Current portion of notes payable to related parties	265,000	-
Other current liabilities	145,000	159,000
Total Current Liabilities	28,438,000	16,209,000

Notes payable to related parties, net of current portion	385,000	-
Operating lease liabilities, net of current portion	-	3,925,000
Other liabilities	-	3,000
Total Liabilities	28,823,000	20,137,000

Commitments and Contingencies

Shareholders’ (Deficit) Equity
Preferred stock, $1.00 par value; 1,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock $0.01 par value; 100,000,000 shares authorized; 470,825 and 32,090 shares issued and outstanding at December 31, 2024 and 2023.	5,000	-
Additional paid-in capital	39,682,000	33,493,000
Accumulated deficit	(49,172,000)	(25,915,000)
Non-controlling interest	(1,036,000)	-
Total Algorhythm Holdings Shareholders’ (Deficit) Equity	(10,521,000)	7,578,000

Total Liabilities and Shareholders’ (Deficit) Equity	$18,302,000	$27,715,000

See notes to the consolidated financial statements

F-28

Algorhythm Holdings, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Nine Months Ended
	December 31, 2024	December 31, 2023

Net Sales	$23,494,000	$29,198,000

Cost of Goods Sold	18,713,000	23,008,000

Gross Profit	4,781,000	6,190,000

Operating Expenses
Selling expenses	2,874,000	3,717,000
General and administrative expenses	12,240,000	8,616,000
Impairment of goodwill	3,592,000	-
Total Operating Expenses	18,706,000	12,333,000

Loss from Operations	(13,925,000)	(6,143,000)

Other (Expense) Income
Change in fair value of warrant liability	334,000	-
Loss on issuance of warrants	(8,889,000)	-
Interest expense	(1,887,000)	(299,000)
Other income	-	44,000
Total Other Expense	(10,442,000)	(255,000)

Loss Before Income Tax Benefit	(24,367,000)	(6,398,000)

Income Tax Provision	-	-

Net Loss	(24,367,000)	(6,398,000)

Net Loss Attributable to Non-controlling Interest	1,110,000	-

Net Loss Available to Common Stockholders	$(23,257,000)	$(6,398,000)

Loss per common share
Basic and diluted	$(353.87)	$(263.04)

Weighted Average Common and Common
Equivalent Shares:
Basic and diluted	65,722	24,323

See notes to the consolidated financial statements

F-29

Algorhythm Holdings, Inc. and Subsidiaries

STATEMENTS OF SHAREHOLDERS’ (DEFICIT) EQUITY

For the Year Ended December 31, 2024 and Nine Months Ended December 31, 2023

	Common Stock		Additional Paid in	Non-Controlling	Accumulated
	Shares	Amount	Capital	Interest	Deficit	Total

Balance at March 31, 2023	15,837	$-	$29,848,000	$-	$(19,517,000)	$10,331,000

Net loss	-	-	-	-	(6,398,000)	(6,398,000)
Sale of common stock, net of offering costs	16,253	-	3,529,000	-	-	3,529,000
Stock based compensation	-	-	110,000	-	-	110,000
Other	-	-	6,000	-	-	6,000
Balance at December 31, 2023	32,090	$-	$33,493,000	$-	$(25,915,000)	$7,578,000

Net loss	-	-	-	(1,110,000)	(23,257,000)	(24,367,000)
Sale of common stock and pre-funded warrants, net of offering cost	418,927	4,000	4,881,000	-	-	4,885,000
Stock based compensation	5,099	-	630,000	-	-	630,000
Common stock issued for purchase of SemiCab Inc	3,209	-	494,000	-	-	494,000
Subsidiary interests issued for purchase of SemiCab Inc	-	-	-	74,000	-	74,000
Repurchase of common shares - related parties	-	-	(758,000)	-	-	(758,000)
Issuance of common stock with debt	11,500	1,000	942,000	-	-	943,000

Balance at December 31, 2024	470,825	$5,000	$39,682,000	$(1,036,000)	$(49,172,000)	$(10,521,000)

See notes to the consolidated financial statements

F-30

Algorhythm Holdings, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Nine Months Ended
	December 31, 2024	December 31, 2023

Cash flows from operating activities
Net loss	$(24,367,000)	$(6,398,000)
Adjustments to reconcile net loss to net cash (used in), provided by operating activities:
Depreciation	192,000	287,000
Amortization of intangible assets	30,000	-
Impairment of goodwill from purchase of SemiCab Inc	3,592,000	-
Impairment on note receivable - SCMB	439,000	-
Reduction in SMCB loan in exchange for services	637,000	-
Provision for estimated cost of returns	299,000	(1,364,000)
Change in fair value of warrant liability	(334,000)	-
Loss on issuance of warrants	8,889,000	-
Amortization of debt discount and issuance costs	1,520,000	-
Provision for inventory obsolescence	918,000	1,798,000
Reserve for sales returns	(35,000)	2,490,000
Credit losses	14,000	8,000
Non-cash effect on termination of operating lease	(280,000)	-
Net gain from disposal of property and equipment	-	(44,000)
Stock based compensation	630,000	110,000
Amortization of right of use assets	236,000	510,000
Changes in operating assets and liabilities:
Accounts receivable	3,114,000	(5,241,000)
Accounts receivable - related parties	57,000	(30,000)
Inventories	3,767,000	415,000
Prepaid expenses and other current assets	29,000	215,000
Other non-current assets	-	76,000
Accounts payable	(4,540,000)	5,847,000
Accrued expenses	(1,076,000)	348,000
Prepaids from customers	-	103,000
Refunds due to customers	(2,392,000)	1,743,000
Operating lease liabilities	105,000	(462,000)
Net cash (used in) provided by operating activities	(8,556,000)	411,000

Cash flows from investing activities
Purchase of property and equipment	(70,000)	(68,000)
Pre Acquistion advances to SemiCab	(415,000)	-
Cash received from purchase of SemiCab Inc	17,000	-
Disposal of property and equipment	-	54,000
Advances to SMCB	(1,777,000)	-
Net cash used in investing activities	(2,245,000)	(14,000)

Cash flows from financing activities
Proceeds from sale of common stock and warrants, net of offering costs	12,932,000	3,529,000
Payments on merchant cash advances payable	(631,000)	-
Proceeds from issuance of senior secured notes, net of discounts	2,000,000	-
Payment of senior secured notes	(2,353,000)	-
Payment of debt issuance costs	(225,000)	-
Other	(75,000)	(118,000)
Net cash provided by financing activities	11,648,000	3,411,000
Net change in cash	847,000	3,808,000

Cash at beginning of year	6,703,000	2,895,000
Cash at end of period	$7,550,000	$6,703,000

Supplemental disclosures of cash flow information:
Cash paid for interest	$591,000	44,000

Non-Cash investing and financing cash flow information:
Common stock and subsidiary interests issued for purchase of SemiCab Inc	$568,000	$-
Right of use assets exchanged for lease liabilities	$136,000	$3,874,000
Issuance of common stock with debt	$943,000	$-
Repurchase of common shares - related parties	$758,000	$-
Effect of extinguishment of advances to SemiCab Inc.	$415,000	$-

See notes to the consolidated financial statements

F-31

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 1 – Nature of Business

Algorhythm Holdings, Inc. (f/k/a The Singing Machine Company, Inc.) (the “Company”) is an artificial intelligence (“AI”) technology and consumer electronics holding company with two primary business units – SemiCab and Singing Machine. SemiCab is an AI-enabled software logistics business operated through the Company’s subsidiary, SemiCab Holdings, LLC. Singing Machine is a home karaoke consumer products business that designs and distributes karaoke products globally to retailers and ecommerce partners through the Company’s subsidiary, The Singing Machine Company, Inc.

The Company’s operations include its wholly-owned subsidiaries, SMC Logistics, Inc., a California corporation (“SMCL”), SMC-Music, Inc., a Florida corporation (“SMCM”), SMC (HK) Limited, a Hong Kong company (“SMH”), The Singing Machine Company, Inc., a Delaware corporation (“Singing Machine”), MICS Hospitality Holdings, Inc., a Delaware corporation (“MICS Hospitality”), MICS Hospitality Management, LLC, a Delaware limited liability company (“MICS Hospitality Management”), and MICS Nomad, LLC, a Delaware limited liability company (“MICS NY”), and its 80%-owned subsidiary, SemiCab Holdings, LLC, a Nevada limited liability company (“SemiCab Holdings”).

During 2023, the Company’s board of directors approved a change in the Company’s fiscal year end from March 31 to December 31.

Effective September 5, 2024, the Company’s Certificate of Incorporation was amended to change the name of the Company from “The Singing Machine Company, Inc.” to “Algorhythm Holdings, Inc.”

On January 13, 2025, the Company’s stockholders voted to authorize the Company’s board of directors to effect a reverse stock split of the Company’s outstanding shares of common stock at a specific ratio within a range of 1-for-10 to a maximum of 1-for-250 and to amend the Company’s certificate of incorporation to increase the number of authorized common stock from 100,000,000 to 800,000,000 shares. On January 14, 2025, the Company’s board of directors approved a reverse stock split of 1-for-200 ratio and approved the filing of a certificate of amendment to the Company’s certificate of incorporation to effect the reverse stock split and to increase the Company’s authorized shares of common stock from 100,000,000 to 800,000,000. The reverse stock split took effect on Monday February 10, 2025. All current and prior year balances have been adjusted to reflect the reverse stock split.

Note 2 – Liquidity, Going Concern and Management Plans

As of December 31, 2024, the Company’s cash balance was $7,550,000. This will not be sufficient to fund its planned operations for at least one year after the date the consolidated financial statements are issued. The Company has a recent history of recurring operating losses and decreases in working capital. These factors create substantial doubt about the Company’s ability to continue as a going concern for at least one year after the date that the Company’s audited consolidated financial statements are issued.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the consolidated financial statements have been prepared under the assumption that the Company will continue as a going concern and that the realization of assets and satisfaction of liabilities and commitments will continue in the ordinary course of business.

The Company plans to finance operations by obtaining additional capital through external sources of financing. It may attempt to obtain additional capital through the sale of equity securities or the issuance of debt securities. The Company has not made arrangements to obtain additional capital and can provide no assurance that additional financing will be available in an amount or on terms acceptable to the Company, if at all.

In making this assessment, management performed a comprehensive analysis of the Company’s current circumstances including its financial position, cash flow and outflow forecasts, and obligations and debts. Although management has a recent history of successful capital raises, the analysis used to determine the Company’s ability to continue as a going concern does not include cash resources outside the Company’s direct control that management expects to be available within the next 12 months.

F-32

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries SMCL, SMCM, SMH, Singing Machine”, MICS Hospitality, MICS, MICS Hospitality Management, MICS NY, and its eighty percent (80%)-owned subsidiary, SemiCab Holdings. All intercompany accounts and transactions have been eliminated in consolidation for all periods presented.

The Company evaluates its business relationships with related parties to identify potential Variable Interest Entities (“VIEs”) under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Consolidation. The Company will consolidate any VIE in which it is deemed to be the primary beneficiary of the VIE. The Company will be deemed to be the primary beneficiary of the VIE if the Company has a controlling financial interest in the VIE. A controlling financial interest has the following characteristics: (i) the power to direct the activities of the VIE that most significantly impact its economic performance; and (ii) the obligation to absorb losses of the VIE that could be significant to the VIE or the right to receive benefits from the VIE that could be significant to the VIE. If both characteristics are met and, then the Company will consolidate that VIE into its consolidated financial statements.

F-33

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

As prescribed by ASC 810, if the Company holds a variable interest in an entity that is a VIE, but the Company is not the entity’s primary beneficiary, then the Company must disclose the methodology (e.g., significant judgments and assumptions made) that it used to determine that it is not the primary beneficiary of the VIE. Additional information required includes information about the types of involvement considered significant, and those considered in the determination of whether the reporting entity is the primary beneficiary.

Furthermore, if the Company provides or intends to provide financial or other support, whether explicitly or implicitly, to the VIE when not contractually required to, the Company must disclose the type and amount of the support along with the primary reasons for providing the support. Both qualitative and quantitative information about the Company’s involvement with the VIE must be disclosed, including the nature, purpose, size, and activities of the VIE and how the VIE is financed.

The Company determined that SMCB Solutions Private Limited, an Indian Company (“SMCB”), is a VIE because the Company provides financial support to SMCB in the form of a loan agreement to fund SMCB’s operations. The Company further determined that it is not the primary beneficiary of SMCB because the Company does not have the power to direct or control SMCB’s significant activities related to its business. Accordingly, the Company has not consolidated SMCB’s results of operations and financial position in its consolidated financial statements.

Reclassification of Prior Periods Presentation

Certain prior period amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ materially from these estimates. Estimates are assessed each period and updated to reflect current information. Significant estimates include allowance for credit losses, provision for excess and obsolete inventory, reserve for sales returns, co-op promotion incentives, accruals relating to litigation, goodwill, share-based compensation expense and warrant liability.

Segment Reporting

Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 280, Segment Reporting (“ASC 280”), the Company’s Chief Executive Officer serves as the Company’s Chief Operating Decision Maker (“CODM”) for the purposes of ASC 280. The CODM concluded that the Company operates two reportable segments. One segment consists of its SemiCab business and the other segment consists of its Singing Machine business. The CODM manages the Company’s operations and business separately for each operating segment and uses net loss to allocate resources, making operating decisions and evaluating financial performance. The CODM also uses net loss, along with non-financial inputs and qualitative information, to evaluate the Company’s performance, establish compensation, monitor budget versus actual results, and decide the level of investment in various operating activities and other capital allocation activities. See Note 15 – Segment Information and Revenue Disaggregation – Segment Information.

F-34

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Accounts Receivable and Allowances for Expected Credit Losses

The Company recognizes credit losses in accordance with Accounting Standards Update 2016-13, Financial Instruments – Credit Losses (Topic 326). The Company recognizes an allowance for credit losses at the time a receivable is recorded based on its estimate of expected credit losses and adjusts this estimate over the life of the receivable as needed. The Company evaluates specific identified risks and the aggregation and risk characteristics of a receivable pool and develops loss rates that reflect historical collections, current forecasts of future economic conditions over the time horizon the Company is exposed to credit risk, and payment terms or conditions that may materially affect future forecasts. As needed, amounts are written-off when determined to be uncollectible.

Inventory

Inventory is comprised primarily of electronic karaoke equipment, microphones, and accessories, and are stated at the lower of cost or net realizable value, as determined using the first in, first out method. The Company reduces inventory on hand to its net realizable value on an item-by-item basis when it is apparent that the expected realizable value of an inventory item falls below its original cost. A charge to cost of sales results when the estimated net realizable value of specific inventory items declines below cost. In addition, the Company reports an estimated amount for the net realizable value of expected future inventory returns (returns asset) related to the Company’s defective allowance, overstock, and warranty policies. Substantially all of the Company’s inventory consists of finished goods.

Property and Equipment, Net

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to their estimated useful lives using straight-line methods.

Leases

The Company determines if an arrangement contains a lease at the inception of a contract. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are recognized at the commencement date. The liability is equal to the present value of the remaining minimum lease payments. The asset is based on the liability, subject to certain adjustments. Operating leases result in straight-line expense (similar to operating leases under the prior accounting standard) while finance leases result in a front-loaded expense pattern (similar to capital leases under the prior accounting standard). As the interest rate implicit in the Company’s operating leases is not readily determinable, the Company utilizes its incremental borrowing rate to discount the lease payments. The Company utilizes the implicit rate for its finance leases.

Business Combinations

The Company accounts for business combinations using the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. The Company allocates the purchase price of an acquired business to the tangible and intangible assets acquired and liabilities assumed based upon their estimated fair values on the acquisition date. Any excess of the purchase price over the fair value of the net assets acquired is recorded as goodwill. The purchase price allocation process requires management to make significant estimates and assumptions at the acquisition date with respect to intangible assets. The allocation of the consideration transferred in certain cases may be subject to revision based on the final determination of fair values during the measurement period, which may be up to one year from the acquisition date. Direct transaction costs associated with the business combination are expensed as incurred. The Company includes the results of operations of the business that it has acquired in its consolidated results prospectively from the date of acquisition.

Goodwill

The Company evaluates its goodwill for impairment in accordance with FASB Accounting Standards Update (“ASU”) 350, Intangibles – Goodwill and Other. Goodwill is recorded when the purchase price paid for an acquisition exceeds the estimated fair value of the net identified tangible and intangible assets acquired. The Company tests the recorded amount of goodwill for impairment on an annual basis on December 31 or more frequently if there are indicators that the carrying amount of goodwill exceeds its carried value.

F-35

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Long Lived and Intangible Assets

The Company reviews long-lived assets and intangible assets for impairment in accordance with ASC Topic 360, Property, Plant and Equipment (“ASC 360”). The Company reviews long-lived assets and intangible assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets might not be recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset or intangible asset for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the asset to its carrying value. An impairment loss is recognized when the estimated undiscounted future cash flows expected to result from the use of the asset is less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset over its fair value, determined based on discounted cash flows.

The Company had no impairment loss related to long-lived assets or intangible assets for the year ended December 31, 2024 or the nine months ended December 31, 2023.

Fair Value Measurements

In accordance with ASC 820, Fair Value Measurements and Disclosures, fair value is defined as the exit price, or the amount that would be received for the sale of an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date.

The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs include those that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

●	Level 1: Quoted market prices in active markets for identical assets or liabilities.

●	Level 2: Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or model-derived valuations. All significant inputs used in the Company’s valuations are observable or can be derived principally from or corroborated with observable market data for substantially the full term of the assets or liabilities. Level 2 inputs also include quoted prices that were adjusted for security-specific restrictions which are compared to output from internally developed models such as a discounted cash flow model.

●	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of financial instruments carried at cost, including cash, accounts receivables and accounts receivable – related party, trade payables advances and notes payables and notes payable – related party approximate their fair value due to the short-term maturities of such instruments.

F-36

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

The categorization of a financial instrument within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. Finally, the Company determines if the warrants meet the definition of a derivative based on their contractual terms. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance, as of each subsequent quarterly period end date while the warrants are outstanding and at interim dates if circumstances warrant such analysis.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and at each balance sheet date thereafter. Changes in the estimated fair value of the liability classified warrants are recognized as a non-cash gain or loss on the consolidated statements of operations. The Company also evaluates if changes in contractual terms or other considerations would result in the reclassification of outstanding warrants from liabilities to stockholders’ equity (or vice versa).

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. All revenue is generated from contracts with customers. The Company recognizes revenue when the control of the goods sold is transferred to the customer, in an amount, referred to as the transaction price, that reflects the consideration to which the Company expected to be entitled in exchange for those goods. The Company determines revenue recognition utilizing the following five steps: (i) identification of the contract with a customer; (ii) identification of the performance obligations in the contract (promised goods or services that are distinct); (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when, or as, the Company transfers control of the product or service for each performance obligation.

F-37

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

The Company’s performance obligations are established when a customer submits a purchase order notification and the Company accepts the order. The Company identifies performance obligations as the delivery of the requested product or service in appropriate quantities and to the location specified in the customer’s contract and/or purchase order. Revenue from sales of products is recognized at a point in time when the Company transfers control to the customer, typically at the time when the product is delivered or shipped, at which time, title passes to the customer and there are no further performance obligations with regard to the product.

The Company selectively participates in retailers’ co-op promotion incentives to maximize sales of the Company’s products on the retail floor and to assist in developing consumer awareness of new product launches by providing marketing fund allowances to its customers. As these co-op promotion initiatives are not a distinct good or service and the Company cannot reasonably estimate the fair value of the benefit it receives from these arrangements, the cost of these allowances at the time they are offered to the customers is recorded as a reduction to net sales. Co-op promotion incentives were $2,059,000 during the year ended December 31, 2024 and $2,648,000 during the nine months ended December 31, 2023.

The Company’s contracts with customers consist of one performance obligation, which is the sale of its products. The Company’s contracts have no financing elements. Payment terms are generally less than 120 days and have no further contract asset or liability obligations once control of goods is transferred to the customer. Revenue is recorded in the amount of consideration the Company expects to receive for the sale of these goods.

Costs incurred in fulfilling contracts with customers include administrative costs associated with the procurement of goods are included in general and administrative expenses, in-bound freight costs are included in the cost of goods sold and accrued sales representative commissions are included in selling expenses in the accompanying consolidated statements of operations as the Company’s underlying customer agreements are less than one year.

Reserve for Sales Returns and Returns Asset

While the Company has no overstock return privileges in its vendor agreements with its customers, it does accept defective returns, warranty exchanges and overstock from seasonal customers. The Company estimates the sales value of goods to be returned from its allowance programs for goods returned from the customer for various reasons, whereby a reserve for sales returns is recorded based on historic return amounts, specific events as identified and management estimates. The Company’s reserve for sales returns was $3,355,000 and $3,390,000 as of December 31, 2024 and 2023, respectively. The Company estimates the net realizable value of these expected future sales returns. The net realizable value of these estimated returns is classified as return assets as part of current assets on the Company’s consolidated financial statements. The Company’s return assets were $1,621,000 and $1,919,000 as of December 31, 2024 and 2023, respectively.

F-38

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Shipping and Handling Costs

Shipping and handling activities are performed before the customer obtains control of the goods sold to them and are considered activities to fulfill the Company’s promise to transfer the goods. Shipping and handling expenses were $592,000 and $561,000 for the year ended December 31, 2024 and the nine months ended December 31, 2023, respectively. These expenses are classified as a component of selling expenses in the Company’s consolidated statements of operations.

Share-Based Compensation

The Company has granted stock options, warrants, restricted stock awards and restricted stock units to employees, non-employee consultants and non-employee members of its board of directors. The Company also has an equity incentive plan that provides for the issuance of equity incentive awards, such as stock options, warrants, stock appreciation rights, stock awards, restricted stock, stock units, performance awards and other stock or cash-based awards to the Company’s employees, officers, directors, consultants, agents, advisors and independent contractors.

The Company measures the compensation cost associated with all share-based payments based on grant date fair values. The fair value of each stock option and stock purchase right is estimated on the date of grant using an option pricing model that meets certain requirements. The Company generally uses the Black-Scholes option pricing model to estimate the fair value of its stock options and stock purchase rights. The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by the Company’s stock price and several assumptions, including expected volatility, expected term, risk-free interest rate and expected dividends.

For grants of stock options, the Company uses a blend of historical and implied volatility for traded options on its stock to estimate the expected volatility assumption required in the Black-Scholes model. The Company’s use of blended volatility estimates in computing the expected volatility assumption for stock options is based on its belief that while the implied volatility is representative of expected future volatility, the historical volatility over the expected term of the award is also an indicator of expected future volatility. The Company utilizes a blended volatility estimate that consists of implied volatility and historical volatility in order to estimate the expected volatility assumption of the Black-Scholes model.

The expected term of stock options granted is estimated using historical experience. The risk-free interest rate assumption is based on observed interest rates appropriate for the expected terms of the Company’s stock options and stock purchase rights. The dividend yield assumption is based on the Company’s history and expectation of no dividend payouts. The Company estimates forfeitures at the time of grant and revises these estimates, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company estimates its forfeiture rate assumption for all types of share-based compensation awards based on historical forfeiture rates related to each category of award.

F-39

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Compensation costs associated with grants of restricted stock awards and restricted stock units are measured at fair value, which has historically been the closing price of the Company’s common stock on the date of grant.

The Company recognizes share-based compensation expense over the requisite service period of each individual award, which generally equals the vesting period, using the straight-line method for awards that contain only service conditions. For awards that contain performance conditions, the Company recognizes the share-based compensation expense on a straight-line basis for each vesting tranche, when achievement of that tranche is considered probable.

The Company evaluates the assumptions used to value stock awards on the grant date. If there are any modifications or cancellations of the underlying unvested securities, the Company may be required to accelerate, increase or cancel any remaining unearned share-based compensation expense.

Income Taxes

The Company follows the provisions of FASB ASC 740, Accounting for Income Taxes (“ASC 740”). Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax base. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recognized.

The Company recognizes a liability for uncertain tax positions. An uncertain tax position is defined as a position in a previously filed tax return or a position expected to be taken in a future tax return that is not based on clear and unambiguous tax law and that is reflected in measuring current or deferred income tax assets and liabilities for interim or annual periods. The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company measures the tax benefits recognized based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution.

As of December 31, 2024 and 2023, there were no uncertain tax positions that resulted in any adjustment to the Company’s provision for income taxes. The Company recognizes interest and penalties related to unrecognized tax benefits in its provision for income taxes. The Company currently has no liabilities recorded for accrued interest or penalties related to uncertain tax provisions.

Net Loss Per Common Share

Net loss available to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted-average number of shares that were outstanding during the period. Diluted net loss available to common stockholders reflects the potential dilution that could occur if securities or other contracts to acquire common stock were exercised or converted into common stock. Potentially dilutive securities are excluded from the diluted net loss available to common stockholders computation in loss periods as their effect would be anti-dilutive.

F-40

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Recent Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023- 07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), that requires disclosure of significant segment expenses that are regularly reviewed by the chief operating decision maker and included within each reported measure of segment profit or loss. The standard also requires disclosure of the composition of other segment items included in the measure of segment profit or loss that are not separately disclosed. All disclosure requirements under ASU 2023-07 are also required for public entities with a single reportable segment. The ASU is effective for the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent interim periods, with early adoption permitted. The Company adopted ASU 2023-07 effective December 31, 2024 with additional disclosures detailed in the subsequent notes.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. ASU 2023-09 is intended to enhance the usefulness of income tax disclosures by requiring entities to disclose specific rate reconciliations, amount of income taxes separate by federal and individual tax jurisdictions, and the amount of income (loss) from continuing operations before income tax expense (benefit) disaggregated between federal, state and foreign. ASU 2023-09 is effective for the Company for its fiscal year beginning January 1, 2025, with early adoption permitted. The Company is currently evaluating the impact of adopting this standard on its consolidated financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). This ASU requires disclosure on an annual and interim basis, in the notes to the financial statements, of disaggregated information about specific categories underlying certain income statement expense line items. The guidance is effective for annual periods beginning after December 15, 2026, and interim periods with annual reporting periods beginning after December 15, 2027, on a retrospective basis. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-04, Debt – Debt with Conversion and Other Options (Subtopic 470-20). This ASU clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. ASU 2024-04 is effective for annual periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted for all entities that have adopted the amendments in Update 2020-06. Adoption can be on a prospective or retrospective basis. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

The Company reviewed all other significant newly-issued accounting pronouncements and concluded that they either are not applicable to the Company’s operations or that no material effect is expected on its consolidated financial statements as a result of future adoption.

Note 4 – Business Combination

On June 11, 2024, the Company, its wholly-owned subsidiary, SemiCab Holdings, SemiCab, Inc., Ajesh Kapoor and Vivek Sehgal entered into an asset purchase agreement pursuant to which the Company agreed to purchase substantially all of the assets, and assume certain specified liabilities, of SemiCab, Inc. On July 3, 2024 (the “Acquisition Date”), the parties completed the acquisition and, on that date, the Company issued 3,209 shares of the Company’s common stock and a 20% membership interest in SemiCab Holdings to SemiCab, Inc. The Company acquired SemiCab, Inc.’s business to diversify the Company’s business.

F-41

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Pursuant to the terms of the asset purchase agreement that the Company entered into on June 11, 2024, the Company entered into an option agreement that granted SemiCab Holdings the right to acquire all of the issued and outstanding equity securities of SMCB, which is a subsidiary of SemiCab, Inc., for 1,605 shares of the Company’s common stock. The Company did not exercise this right and the option agreement expired unexercised on August 31, 2024.

In connection with the asset purchase agreement, effective July 3, 2024, SemiCab Holdings entered into employment agreements with Ajesh Kapoor and Vivek Sehgal. Mr. Kapoor’s agreement is for a term of three years with an annual base salary of $140,000 for 2024, $240,000 for 2025, and $300,000 for 2026. Mr. Sehgal’s agreement is for a term of three years with an annual base salary of $105,000 for 2024, $210,000 for 2025, and $240,000 for 2026. Both executives’ salaries are subject to annual review by the board of managers of SemiCab Holdings.

The value of the consideration paid by the Company to SemiCab, Inc. for the SemiCab business was $983,000. The 3,209 shares issued to SemiCab, Inc. were valued at $494,000 on the Acquisition Date based on the trading price of the Company’s common stock on the Acquisition Date discounted for a lack of marketability. The Company recognized a non-controlling interest at fair value as of the Acquisition Date in the amount of $74,000, representing the value of the 20% membership interest in SemiCab Holdings that was issued to SemiCab, Inc. in the transaction. The 20% membership interest was valued at the Acquisition Date based on the fair value of the implied value of SemiCab Holdings based on the value of the Company’s common stock issued on the Acquisition Date. The Company recorded a measurement period adjustment during the fourth quarter of 2024 that reduced the value of finite lived intangible assets acquired in the transaction by $1,050,000. This had the effect of increasing goodwill by $1,050,000.

F-42

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

The following table presents the allocation of the consideration transferred to the assets acquired and liabilities assumed based on their fair values:

Consideration:
Equity consideration	$494,000
Fair value of non-controlling interest	74,000
Total equity consideration	568,000
Effective extinguishment of advances to SemiCab, Inc.	415,000
Total consideration	$983,000

Identifiable net assets acquired:
Cash	$17,000
Accounts receivable	193,000
Prepaid expenses and other current assets	13,000
Property and equipment, net	3,000
Other non-current assets	14,000
Customer relationships (nine year estimated useful life)	25,000
Trade name (nine year estimated useful life)	25,000
Developed technology (six year estimated useful life)	325,000
Accounts payable and accrued expenses	(2,679,000)
Merchant cash advances payable	(631,000)
Notes payable to related parties	(650,000)
Other current liabilities	(50,000)
Net assets acquired	(3,395,000)
Goodwill	$4,378,000

Note 5 – Property and Equipment, Intangible Assets and Goodwill

A summary of the Company’s property and equipment at December 31, 2024 and 2023 is as follows:

	Useful	December 31,	December 31,
	Life	2024	2023

Computer and office equipment	5-7 years	$412,000	$404,000
Furniture and fixtures	7 years	107,000	107,000
Molds and tooling	3-5 years	2,297,000	2,228,000
		2,816,000	2,739,000
Less: Accumulated depreciation		2,532,000	2,335,000
		$284,000	$404,000

Depreciation expense was $192,000 and $287,000 for the year ended December 2024 and nine months ended December 31, 2023, respectively.

F-43

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

A summary of the Company’s intangible assets at December 31, 2024 and 2023 is as follows:

	Useful	December 31,
	Life	2024

Customer relationships	9 years	$25,000
Trade name	9 years	25,000
Developed technology	6 years	325,000
		375,000
Less: Accumulated amortization		30,000
		$345,000

Amortization expense was $30,000 for the year ended December 31, 2024. The Company did not have any intangible assets or goodwill at December 31, 2023.

The Company tested the recorded amount of goodwill for impairment on December 31, 2024 to see if the carrying amount of goodwill exceeded its carried value. The Company calculated a market-based valuation utilizing inputs classified as level 3 on the fair value hierarchy by multiplying one by projected 2025 revenue for the SemiCab business. The Company determined that, as a result of the SemiCab generating less revenue than anticipated, an impairment charge of $3,592,000 should be recorded as of December 31, 2024.

The following table presents the changes in the value of the goodwill recognized in connection with the acquisition of SemiCab business:

Balance at January 1, 2024	$-0-
Goodwill from acquisition of SemiCab, Inc. on July 3, 2024	4,378,000
Impairment of goodwill	(3,592,000)
Balance at December 31, 2024	$786,000

Note 6 – Notes Payable to Related Parties

SemiCab Holdings assumed several unsecured loans from Ajesh Kapoor and Vivek Sehgal in the acquisition of SemiCab, Inc.’s business. The Company had accrued interest payable of $6,000 as of December 31, 2024 that was included as a component of accrued expenses on the Company’s consolidated balance sheets. The Company incurred interest expense on these loans of $36,000 for the year ended December 31, 2024.

The terms of each loan are summarized in the table below:

	Issue	Maturity		Interest
Note Holder	Date	Date	Status	Rate	Principal
Ajesh Kapoor	7/10/2021	7/10/2026	Current	9%	$150,000
Ajesh Kapoor	8/27/2021	8/26/2026	Current	9%	235,000
Vivek Sehgal	4/17/2023	10/13/2023	Default	10%	50,000
Ajesh Kapoor	5/5/2023	5/4/2024	Default	10%	50,000
Ajesh Kapoor	5/17/2023	5/16/2024	Default	10%	165,000

Balance as of December 31, 2024					$650,000

Less: current portion of notes payable to related parties					265,000

Notes payable to related parties, net of current portion					$385,000

Subsequent to December 31, 2024, the Company entered into waivers and amendments with each of the note holders who are parties to the loans described above that were in default at December 31, 2024 pursuant to which the maturity dates of the loans were extended to February 1, 2026. As a result of the execution of the waivers and amendments, the Company cured the defaults that had existed at December 31, 2024 due to non-payment on the original maturity dates of the notes.

F-44

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 7 – Credit Facilities and Other Financing Arrangements

Fifth Third Bank Asset-Backed Revolving Credit Facility

On October 14, 2022, the Company entered into a loan and security agreement with Fifth Third Financial Corporation. The credit agreement established a secured asset-backed revolving credit facility that was comprised of a maximum $15,000,000 revolving credit facility. Availability under the credit facility was determined monthly by a borrowing base comprised of a percentage of eligible accounts receivable and eligible inventory of the Company. The Company’s obligations under the credit agreement are secured by a continuing security interest in all property of each loan party, subject to certain excluded collateral.

Costs associated with the closing of the credit agreement of $254,000 were deferred and amortized over life of the loan. During the nine months ended December 31, 2023, the Company incurred amortization expense of $215,000 associated with the amortization of deferred financing costs from the credit agreement.

Borrowings under the credit facility took the form of base rate loans at interest rates of the greater of either: (a) the Prime Rate plus 0.50%, or (b) the Secured Overnight Financing Rate 30-day term rate plus 3%, subject to a minimum of 0.050% in either case. The Company incurred interest expense of 43,000 for the nine months ended December 31, 2023.

On May 19, 2023, the Company executed a Waiver and First Amendment agreement which provided for a waiver of previous defaults and instituted new covenants. On November 17, 2023, the Company voluntarily terminated the credit agreement as the Company could not comply with the debt coverage financial covenant effective September 30, 2023. There was no balance outstanding on the credit agreement as of the termination date.

Oxford Credit Facility

On March 28, 2024, the Company entered into a loan agreement and related revolving credit note with Oxford Commercial Finance (“Oxford”). The agreement was for a two-year term and established a secured asset-backed revolving credit facility that was comprised of a maximum $2,000,000 revolving credit facility. Availability under the credit facility was determined monthly by a borrowing base comprised of a percentage of eligible accounts receivable of the borrowers. The Company’s obligations under the credit agreement were secured by a continuing security interest in all property of each Loan Party, subject to certain excluded collateral.

On October 17, 2024, the Company terminated the loan agreement and note and paid Oxford a termination fee of $40,000. As of the date of termination, the Company had no outstanding amounts owed to Oxford. During the year ended December 31, 2024, the Company incurred interest expense of $77,000 for financing costs associated with the credit agreement.

F-45

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Agile Capital Merchant Cash Advance

In connection with the acquisition of SemiCab, Inc.’s business, the Company assumed a merchant cash advance that was payable to Agile Capital Funding, LLC that had been incurred under a financing agreement that SemiCab, Inc. had entered into on March 22, 2024. The initial amount borrowed was $315,000, with net proceeds to SemiCab, Inc. in the amount of $300,000. Repayment terms consisted of weekly payments in the amount of $16,200 for 28 weeks for a total repayment of $453,600. The effective interest rate for the borrowings is 15% per year. The Company incurred $105,400 of interest expense under this financing agreement during the year ended December 31, 2024. As of December 31, 2024, the merchant cash advance had been repaid in full.

Cedar Advance Merchant Cash Advance

In connection with the acquisition of SemiCab, Inc.’s business, the Company assumed a merchant cash advance that was payable to Cedar Advance, LLC that had been incurred under a financing agreement that SemiCab, Inc. had entered into on May 8, 2024. The initial amount borrowed was $215,000, with net proceeds to SemiCab, Inc. in the amount of $204,300. Repayment terms consisted of weekly payments in the amount of $11,100 for 28 weeks for a total repayment of $312,000. The effective interest rate for the borrowings is 18% per year. The Company incurred $88,800 of interest expense under this financing agreement during the year ended December 31, 2024. As of December 31, 2024, the merchant cash advance had been repaid in full.

Note 8 – Commitments and Contingencies

The Company is subject to claims, suits and other proceedings from time to time in the ordinary course of business that could result in fines, civil penalties, or other adverse consequences. In accordance with the provisions of ASC Topic 450, Contingencies, the Company records a liability when it believes that it is probable that a loss has been incurred and the amount can be reasonably estimated. If the Company determines that it is probable that a loss has been incurred and the loss or range of loss can be estimated, the Company discloses the estimated amount of the loss. The Company evaluates developments in its legal matters that could affect the amount of liability that has been previously accrued and makes adjustments as appropriate. Significant judgment is required to determine both likelihood of there being and the estimated amount of a loss related to such matters.

Efficient Capital Labs Settlement Agreement

On May 18, 2023, SemiCab, Inc. entered into an installment business loan agreement with Efficient Capital Labs, Inc. (“ECL”) pursuant to which SemiCab, Inc. borrowed the principal amount of $1,000,000. Repayments were originally scheduled to begin in June 2023 in equal installments of $91,667 for 13 months with an effective interest rate of 17.97%. The loan had a maturity date of May 17, 2024. On May 18, 2024, SemiCab, Inc. defaulted on the loan for non-payment.

F-46

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

On May 18, 2024, SemiCab, Inc. entered into a settlement agreement with ECL pursuant to which SemiCab, Inc. agreed to pay ECL $946,666 as follows: (i) $25,000 on or before May 20, 2024; (ii) $75,000 on or before June 3, 2024; and (iii) $84,666 on or before the first business day of each of the following 10 calendar months starting on July 1, 2024.

In connection with the acquisition of the SemiCab, Inc.’s business, the Company assumed this settlement liability. As of December 31, 2024, the remaining unpaid balance of the settlement was $325,000 and was included as a component of accrued expenses on the Company’s consolidated balance sheets. The Company was in compliance with the terms of the settlement at December 31, 2024.

Derivative Litigation

On December 21, 2023, Ault Lending, LLC (“Ault Lending”), a wholly-owned subsidiary of Ault Alliance, Inc., a former shareholder of the Company, filed a derivative shareholder action in Delaware Chancery Court against the Company, its board of directors, Stingray Group, LLC (“Stingray Group”) and Regalia Ventures, LLC (“Regalia Ventures”) for alleged breach of fiduciary duty in approving a recent above-market private placement equity transaction. The complaint alleges that the Company and its board of directors followed an inadequate process in evaluating the private placement transaction that the Company completed in November 2023 and that the Company and its board of directors entered into the transaction with an intent to dilute Ault’s ownership stake in the Company. Ault Lending is seeking the following relief from the Court: (i) declarations that the defendant directors breached their fiduciary duties; and that Stingray Group and Regalia Ventures aided and abetted those breaches; (ii) rescission of the Company’s sale of shares to Stingray Group and Regalia Ventures; and (iii) damages and attorney’s fees. The Company filed a motion to dismiss the complaint. Based on the Company’s assessment of the facts underlying the claims, the uncertainty of the litigation and the preliminary stage of the case, the Company cannot reasonably estimate the potential loss or range of loss that may result from this action.

OAC Flatiron & OAC Adelphi Litigation

On August 23, 2023, MICS NY entered into an Agreement of Lease (the “Lease Agreement”) with OAC 111 Flatiron, LLC and OAC Adelphi, LLC (the “Landlord”), pursuant to which MICS NY agreed to lease approximately 10,000 square feet of ground floor retail space and a portion of the basement underneath the ground floor retail space in the property located at 111 West 24th Street, New York, New York (the “Premises”).

During the year ended December 31, 2024, the Company abandoned its plans to continue use of the leased space and exercised its early termination provision of the Lease Agreement which was not accepted by the Landlord. Due to the abandonment of the lease, all assets related to the lease were impaired. Assets including security deposits, rent deposits and right of use assets of approximately $3,878,000 were written off during the year ended December 31, 2024.

F-47

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

On July 26, 2024, the Landlord filed a civil action in the Supreme Court of the State of New York against MICS NY and the Company (“the Defendants”) for alleged breach of lease, seeking monetary damages including unpaid rent, future unpaid rent, and other expenses related to the lease. The complaint alleged the Defendants breached the lease in various material respects.

On September 25, 2024, the Company entered into a settlement agreement for a full release and dismissal of the complaint within five business days of the Company’s payment of $250,000. Pursuant to the settlement agreement, the Company made the first payment of $150,000 on September 25, 2024 and a final payment of $100,000 on October 25, 2024. The remaining lease liability was written off upon settlement, resulting in a loss upon termination of the lease of $4,000, net of the write off of the related lease asset discussed above. On October 29, 2024, the Landlord filed a discontinuance with prejudice.

Blue Yonder Liability

Pursuant to the asset purchase agreement with SemiCab, Inc., the Company assumed a judgement against SemiCab, Inc. regarding damages resulting from contract breach for IT subscription-based services. On March 28, 2020, SemiCab, Inc. entered into a service contract and agreement with Blue Yonder, Inc. (“Blue Yonder”) for certain IT subscription-based services. The original term of the agreement was for three years, at a price of $100,000 per year, for a total of $300,000.

On June 21, 2023, Blue Yonder filed a lawsuit claiming damages in the amount of $275,000 with the Maricopa County Superior Court in Arizona. The suit was found in favor of Blue Yonder in the amount of $509,119, subject to two separate milestone payments that would otherwise deem the entire balance due satisfied if either milestone payment is made by the Company. The first milestone payment for $175,000 and was due on July 1, 2024 and was not made. In the event this payment is made, the remaining settlement shall be deemed satisfied. If this payment is not made, the Company shall owe a total of $225,000 by October 1, 2024. In the event this payment is made, the remaining settlement shall be deemed satisfied. If neither payment is made, Blue Yonder shall be entitled to execute the full $509,119 beginning January 1, 2025. As of the date of this filing, none of the scheduled payments have been made. A liability of $509,119 has been recorded as a component of accrued expenses on the accompanying consolidated balance sheets.

On February 11, 2025, Blue Yonder filed a civil action in the Superior Court of the State of Arizona against the Company for breach of contract and to enforce a stipulated judgment entered against SemiCab, Inc. in connection with the liabilities related to Blue Yonder that the Company assumed when it acquired SemiCab, Inc.’s business. Blue Yonder alleges that, because the Company assumed these liabilities, Blue Yonder can enforce the judgment against the Company. The judgement was in the amount of $509,119. The Company have retained counsel to represent them in this matter.

F-48

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 9 – Operating Leases

The Company is a party to various operating leases with rent ranging from $4,900 to $10,000 per month. All of the leases have remaining terms of less than one year. Lease expense for the Company’s operating leases is recognized on a straight-line basis over the lease terms.

The following table presents supplemental information about the Company’s operating leases and future minimum annual lease payments under its operating leases as of December 31, 2024.

Supplemental balance sheet information related to leases as of December 31, 2024 and 2023 is as follows:

	December 31, 2024	December 31, 2023
Assets:
Operating lease - right-of-use assets	$95,000	$3,926,000

Liabilities
Current
Current portion of operating leases	$92,000	$84,000
Operating lease liabilities, net of current portion	$-	$3,925,000

Supplemental statement of operations information related to operating leases is as follows:

	Twelve Months Ended	Nine Months Ended
	December 31, 2024	December 31, 2023
Operating lease expense as a component of general and administrative expenses	$489,000	$717,000

Supplemental cash flow information related to operating leases is as follows:
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flow paid for operating leases	$181,000	$656,000

Lease term and Discount Rate
Weighted average remaining lease term (years)	0.6	15.0
Weighted average discount rate	9.0%	12.0%

The following table summarizes information regarding lease maturities and balance due as follows:

Payments due by period	Amount
2025	$94,000
Less: Interest	2,000
Total operating lease liabilities
$92,000

F-49

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 10 – Stock Compensation Expense

Equity Incentive Plan

On April 12, 2022, the Company’s board of directors approved The Singing Machine Company, Inc. 2022 Equity Incentive Plan. The equity plan provides for the issuance of equity incentive awards, such as stock options, stock appreciation rights, stock awards, restricted stock, stock units, performance awards and other stock or cash-based awards to the Company’s employees, officers, directors, consultants, agents, advisors and independent contractors.

The maximum number of shares of common stock initially available for issuance under the plan was 1,167 shares of common stock and thereafter, beginning in 2023, an annual increase would occur as of the first day of the Company’s applicable fiscal equal to the lesser of: (i) five percent of the outstanding shares of common stock calculated on a fully diluted basis as of the end of the Company’s immediately preceding fiscal year; (ii) 167 shares; and (iii) a lesser amount as determined by the Company’s board of directors. The shares of common stock subject to stock awards granted under the equity plan that lapse, terminate, expire prior to exercise, are canceled, or are forfeited, become available for issuance again under the equity plan. Shares subject to a stock award under the equity plan do not become available for issuance or delivery again under the equity plan if such shares are: (i) shares tendered by a participant or retained by the Company as full or partial payment to the Company for the exercise or purchase price of an award; or (ii) shares used to satisfy tax withholding obligations in connection with an award.

The Company’s board of directors may amend, suspend or terminate the plan or a portion of it at any time; provided, however, that to the extent required by applicable law, regulation or stock exchange rule, stockholder approval will be required for any amendment to the plan. The plan is scheduled to terminate automatically in 10 years following the earlier of: (i) the date the Company’s board of directors adopted the plan; and (ii) the date the stockholders approved the plan.

As of December 31, 2024, there were 1,500 shares of common stock authorized for issuance under the plan. Of this amount, awards representing 1,183 shares of common stock had been granted under the plan and 317 shares remained available for issuance under the plan. The Company did not issue any share-based compensation during the year ended December 31, 2024 or the nine months ended December 31, 2023. There were 33 and 238 shares forfeited during the year ended December 31, 2024 and the nine months ended December 31, 2023, respectively. There were 351 and 384 shares of common stock underlying share-based awards that were outstanding at December 31, 2024 and 2023, respectively.

Employee share-based compensation expense for the year ended December 31, 2024 and the nine months ended December 31, 2023 includes the estimated fair value of share-based awards granted, amortized on a straight-line basis over the requisite service period for the entire portion of the award. For the year ended December 31, 2024 and the nine months ended December 31, 2023, the Company recognized share-based compensation expense of $69,000 and $110,000, respectively.

As of December 31, 2024, there was an unrecognized expense of $33,000 remaining on stock options currently vesting over time with approximate weighted average of six months remaining until these options are fully vested. The vested options as of December 31, 2024, had no intrinsic value.

F-50

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Other Equity Compensation

During the year ended December 31, 2024, the Company issued 3,873 shares of its common stock to three vendors as payment for consulting services rendered and issued 472 shares of common stock to Vivek Sehgal as bonus compensation earned under his employment agreement with SemiCab Holdings. The Company recognized compensation expense of $478,000 during the year ended December 31, 2024 in connection with these share issuances, all of which was recorded in general and administrative expenses in the Company statement of operations.

Note 11 – Net Loss Per Share

The computations of basic and dilutive loss per share of commons stock outstanding for the year ended December 31, 2024 and the nine months ended December 31, 2023 are as follows:

	Year Ended December 31, 2024	Nine Months Ended December 31, 2023
Net loss available to common shareholders	$(23,257,000)	$(6,398,000)
Basic and fully diluted weighted average shares of common stock outstanding	65,722	24,323
Basic and fully diluted net loss per share of common stock	$(353.87)	$(263.04)

The computation of the fully diluted weighted average number of shares of common stock outstanding for the year ended December 31, 2024 and the nine months ended December 31, 2023 is as follows:

	Year Ended December 31, 2024	Nine Months Ended December 31, 2023
Basic weighted average common shares outstanding	65,722	24,323
Effect of dilutive stock options	-	-

Diluted weighted average of common shares outstanding	65,722	24,323

Basic net loss per share is based on the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share reflects the potential dilution assuming shares of common stock underlying in-the-money options and warrants have been issued upon the exercise of the options and warrants and the proceeds thereof were used to purchase shares of the Company’s common stock at the average market price during the period using the treasury stock method.

F-51

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

For the year ended December 31, 2024, 536 shares of common stock underlying stock options and 563,335 shares of common stock underlying warrants were excluded from the calculation of diluted net loss per share as the result would have been anti-dilutive. For the nine months ended December 31, 2023, 569 shares of common stock underlying stock options and 4,511 shares of common stock underlying warrants were excluded from the calculation of diluted net loss per share as the result would have been anti-dilutive.

Note 12 – Securities Transactions

2023 Private Placement

On November 20, 2023, the Company entered into an agreement to sell $2,000,000 of common stock through a private placement of common stock with Stingray Group and Jay Foreman, both of which were existing shareholders with representation on the Company’s board of directors. The shares of common stock were sold at $182 per share of common stock. A total of 10,990 shares of common stock were issued to them by the Company. Net proceeds from the transaction were approximately $1,900,000, net of transaction fees of approximately $100,000. During the six-month period after the closing date, the investors had the right to make a written request for registration under the Securities Act of all or any portion of the shares purchased. Neither of them exercised this right.

2023 ATM Offering

On February 15, 2023, the Company entered into an at-the-market issuance sales agreement with Aegis Capital Corp as sales agent pursuant to which the Company could offer and sell, from time to time, through the sales agent, up to $1,800,000 in shares of the Company’s common stock. For the nine months ended December 31, 2023, the Company received net proceeds of $1,654,000 from the sale of its common stock in this offering after payment of $146,000 for brokerage commissions and administrative fees to the agent. The at-the-market issuance sales agreement was terminated on May 12, 2023.

Regalia Ventures Stock Repurchase Transaction

On November 1, 2024, the Company entered into a stock repurchase agreement with Regalia Ventures pursuant to which the Company agreed to repurchase the 5,495 shares from Regalia Ventures at a price per share equal to the higher of: (i) the closing price of the common stock on the last trading day immediately preceding the date of the repurchase agreement; or (ii) the highest volume weighted average price (VWAP) of the common stock during a pricing period of 10 consecutive trading days prior to the date of the repurchase agreement. The shares of common stock to be repurchased were originally issued to Regalia Ventures on November 21, 2023, pursuant to a certain stock purchase agreement dated November 20, 2023. The Company recorded an accrued liability in the amount of the repurchase price, which was $472,527, as of December 31, 2024 as there were no further conditions that needed to be satisfied prior to the closing date other than the issuance of the promissory note and the delivery of the shares. On February 18, 2025, the date of the closing of the transaction, the Company issued a promissory note to Regalia Ventures in the amount of $472,527, which was the principal amount of the purchase price. The note was due and payable on demand and accrued interest at the rate of 10% per year. On February 27, 2025, the Company paid off the note in full. Regalia Ventures is owned and controlled by Jay B. Foreman, who serves as a member of the Company’s board of directors.

Stingray Group Stock Repurchase Transaction

On December 3, 2024, the Company entered into a stock repurchase agreement with Stingray Group pursuant to which the Company agreed to repurchase the 5,495 shares from Stingray Group at a price per share equal to the higher of: (i) the closing price of the common stock on the last trading day immediately preceding the date of the repurchase agreement; or (ii) the highest VWAP of the common stock during a pricing period of 10 consecutive trading days prior to the date of the repurchase agreement. The shares of common stock to be repurchased were originally issued to the Stingray Group on November 21, 2023, pursuant to a certain stock purchase agreement dated November 20, 2023. The Company recorded an accrued liability in the amount of the repurchase price, which was $285,714, as of December 31, 2024 as there were no further conditions that needed to be satisfied prior to the closing date other than the issuance of the promissory note and the delivery of the shares. On February 18, 2025, the date of the closing of the transaction, the Company issued a promissory note to Stingray Group in the amount of $285,714, which was the principal amount of the purchase price. The note was due and payable on demand and accrued interest at the rate of 10% per year. On April 3, 2025, the Company paid off the note in full. Mathieu Peloquin is the Senior Vice-President, Marketing and Communications of Stingray Group and serves as a member of the Company’s board of directors.

F-52

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

October 2024 Private Placement

On October 22, 2024, the Company entered into a securities purchase agreement pursuant to which the Company agreed to issue and sell to each purchaser: (i) an original issue discount senior secured note with a principal amount equal to such purchaser’s subscription amount divided by 0.85, and (ii) a number of shares of the Company’s common stock equal to (x) 11,500, multiplied by (y) such purchaser’s subscription amount, and divided by (z) $2,000,000. No interest would accrue on the notes unless and until an event of default occurred, upon which interest would accrue at a rate of 14% per year. The notes had a maturity date of January 22, 2025.

The Offering closed on October 24, 2024. At closing, the Company issued an aggregate of 11,500 shares of its common stock and notes in the aggregate principal amount of $2,352,941 to the purchasers for total proceeds of $2,000,000 net of original issue discount of $352,941. The Company recorded amortization of original issue discount in the amount of $352,941 during the year ended December 31, 2024, which was recorded in interest expense in other expense in the Company’s statement of operations. The 11,500 shares of common stock were valued at $943,000 on the date of issuance and were recorded as a debt issuance cost, fully amortized to interest expense during the year ended December 31, 2024. The Company repaid the notes in full during the 2024 year. Univest Securities served as the placement agent in the offering and received seven percent of the gross proceeds received by the Company and reimbursement of the legal fees of its counsel.

December 2024 Public Offering

On December 4, 2024, the Company entered into a securities purchase agreement in connection with a public offering of an aggregate of 21,000 shares of its common stock, pre-funded warrants to purchase up to 258,412 shares of common stock, Series A warrants to purchase up to 279,412 shares of common stock, and Series B warrants to purchase up to 279,412 shares of common stock. Each share of common stock, or a pre-funded warrant in lieu thereof, was sold together with the accompanying warrants to purchase one share of common stock.

The public offering price for each share of common stock and one accompanying Series A warrant and Series B warrants was $34.00. The public offering price of each pre-funded warrant and one accompanying Series A warrant and Series B warrant was $32.00. The exercise price of each pre-funded warrant is $2.00 per share. Each Series A warrant is exercisable for one share of common stock and has an initial exercise price equal to $34.00. Each Series B warrant is exercisable for one share of common stock and has an initial exercise price equal to $68.00. The Series A and B warrants have a term of five and two and one-half years, respectively, from the date the issuance of the warrants was approved by shareholders. The Company received aggregate gross proceeds upon the closing of the offering of approximately $9,000,000, before deducting placement agents’ fees and other offering expenses.

F-53

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

The pre-funded warrants are immediately exercisable upon issuance and may be exercised at any time until all pre-funded warrants are exercised in full. The Series A and B warrants will be exercisable only upon receipt of such shareholder approval as may be required by the applicable rules and regulations of the Nasdaq to permit the exercise of the Series A and B warrants, after which the Series A warrants will be exercisable for a period of five years and the Series B warrants will be exercisable for two and one-half years. The pre-funded warrants and Series A and B warrants contain standard adjustments to the exercise price, including for stock splits, stock dividends and pro rata distributions and contain customary terms regarding the treatment of such pre-funded warrants or the Series A and B warrants in the event of a fundamental transaction, which include but are not limited to a merger or consolidation involving the Company, a sale of all or substantially all of the assets of the Company or a business combination resulting in any person acquiring more than 50% of the outstanding shares of common stock of the Company. Additionally, the pre-funded warrants, Series A warrants, and Series B warrants include restrictions on exercise in the event the purchaser’s beneficial ownership of the Company’s common stock would exceed 4.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise.

The Series A and B warrants include an exercise price adjustment feature upon shareholder approval, whereby the exercise price will adjust to the greater of the lowest daily volume weighted average price during the reset period or the floor price ($6.844 per share), with a proportional increase in the number of warrant shares. The Series A and B warrants can be settled by a cash exercise or by cashless exercise, and the Series B warrants specifically can be settled by way of an alternative cashless exercise after shareholder approval is obtained, in which the Series B warrant holders can receive the same number of shares of common stock that would be issuable under a cash exercise. Upon meeting certain stock price requirements, the Company has the right to redeem any outstanding Series A and Series B warrants for $2.00 per share, provided the holders do not elect to exercise prior to redemption.

The Company assessed the pre-funded warrants under ASC 480 and ASC 815 and determined that the pre-funded warrants met the requirements to be classified in stockholders’ equity. The Company assessed the Series A and B warrants under ASC 480 and ASC 815 and determined that the Series A and B warrants will be classified as liabilities as they do not meet the requirements to be considered indexed to the Company’s own stock, due to (a) the adjustment to the exercise price tied to shareholder approval, and (b) the potential change in the settlement amount of the Series B warrants upon an alternative cashless exercise election. Additionally, the Company concluded at issuance that it would not have sufficient authorized and available shares of common stock to settle the Series A and B warrants. See Note 13 – Derivative Liability.

At inception, the estimated fair value of the Series A warrants was $5,900,000 and the Series B warrants was $11,000,000, for a total estimated fair value of $16,900,000. The total fair value exceeded the proceeds received in the offering by $8,000,000, which the Company recorded as a loss upon issuance of warrants. The Company also expensed approximately $900,000 of issuance costs incurred in the offering, resulting in a total loss on issuance of $8,889,000. The estimated fair values of the Series A and B warrants have been recorded as a derivative liability at issuance and at December 31, 2024. In the Company’s consolidated statement of operations for the year ended December 31, 2024, the Company recognized a gain of $334,000 for the change in the fair value measurement of the warrant liability.

F-54

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

During December 2024, the 258,412 pre-funded warrants were exercised in full, resulting in the Company receiving $500,000 in cash proceeds.

On January 14, 2025, the Company’s stockholders approved the issuance of the Series A and B warrants that had been issued by the Company in the public offering of securities that the Company had completed on December 6, 2024, at which time all of the Series A and B warrants became exercisable. This approval triggered the adjustment to the exercise price. In connection with this approval, the holders of the Series B warrants exercised their warrants in full under the alternative cashless exercise provision, resulting in the issuance of 1,910,975 shares of common stock and no additional proceeds received by the Company.

Registered Direct Offering

On December 18, 2024, the Company sold 120,337 shares of its common stock to accredited investors in a registered direct offering at a purchase price of $16.62 per share. The Company engaged Univest Securities to serve as its exclusive placement agent in connection with the offering. The Company agreed to pay Univest Securities a cash fee equal to eight percent of the aggregate gross proceeds received in the offering. It also agreed to reimburse Univest Securities for various expenses incurred in connection with the offering. The Company received net proceeds of $1,665,000 from the offering after deducting placement agent fees and other offering expenses of $335,000.

Note 13 – Derivative Liability

During the year ended December 31, 2024, the Company had derivative warrant liabilities that were measured at fair value on a recurring basis. These fair value measurements were estimated using a Monte Carlo simulation model, with the key inputs described below. Each of these fair value measurements was considered to be a Level 3 measurement by the Company as they used significant unobservable inputs, including the probability and expected date of stockholder approval. The key inputs for each of these warrant liabilities were as follows:

Warrant Liability – Series A Warrants	Issuance Date	December 31, 2024
Stock price on valuation date	$18.00	$18.00
Exercise price	$34.00	$34.00
Number of warrants	279,412	279,412
Remaining term (years)	5.00	4.93
Annual equity volatility	113.0%	114.0%
Annual volume volatility	377.0%	379.0%
Risk-free interest rate	3.95%	4.29%
Expected stockholder approval date	January 14, 2025	January 14, 2025
Expected stockholder approval probability	50%	50%

F-55

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Warrant Liability – Series B Warrants	Issuance Date	December 31, 2024
Stock price on valuation date	$18.00	$18.00
Exercise price	$68.00	$68.00
Number of warrants	279,412	279,412
Remaining term (years)	2.50	2.43
Annual equity volatility	126.0%	120.0%
Annual volume volatility	409.0%	416.0%
Risk-free interest rate	4.00%	4.17%
Expected stockholder approval date	January 14, 2025	January 14, 2025
Expected stockholder approval probability	50%	50%

The following table details the Company’s financial instruments that are required to be remeasured at fair value on a recurring basis and their fair value hierarchy as of December 31, 2024:

December 31, 2024	Level 1	Level 2	Level 3
Liabilities
Warrant liabilities	$—	$—	$16,603,000
Total liabilities	$—	$—	$16,603,000

The following table provides a roll-forward of the fair value of the derivative liabilities described above:

	Series A Warrants	Series B Warrants	Total Warrant Liabilities
Balance at December 31, 2023	$—	$—	$—
Issuances	5,901,000	11,036,000	16,937,000
Exercises	—	—	—
Loss (gain) on change in fair value	(445,000)	111,000	(334,000)
Balance at December 31, 2024	$5,456,000	$11,147,000	$16,603,000

F-56

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

The following table provides a roll-forward of the number of shares of common stock underlying warrants issued during the year ended December 31, 2024 and the nine months ended December 31, 2023:

	Pre-Funded Warrants	Series A Warrants	Series B Warrants	Other Warrants	Total
Balance at March 31, 2023	—	—	—	4,511	4,511
Issuances	—	—	—	—	—
Exercises	—	—	—	—	—
Balance at December 31, 2023	—	—	—	4,511	4,511
Issuances	258,412	279,412	279,412	—	817,236
Exercises	(258,412)	—	—	—	(258,412)
Balance at December 31, 2024	—	279,412	279,412	4,511	563,335

The Company did not issue any warrants during the nine month transition period ended December 31, 2023 and did not have any warrants outstanding as of December 31, 2023.

Note 14 – Income Taxes

The Company’s loss before income taxes for the year ended December 31, 2024 and the nine months ended December 31, 2023 is as follows:

	2024	2023

United States	$(24,414,000)	$(6,173,000)
Foreign	47,000	(225,000)
	$(24,367,000)	$(6,398,000)

The Company did not have any provision for income taxes for the year ended December 31, 2024 or the nine months ended December 31, 2023.

F-57

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

The Company’s net deferred tax assets as of December 31, 2024 and 2023 are as follows:

	December 31, 2024	December 31, 2023
NOL Federal Carryforward	$4,085,000	$1,291,000
State NOL Carryforward	1,426,000	469,000
Inventory differences	355,000	1,173,000
Impairment of GoodWIll - Semi Cab	674,000	-
Stock option compensation expense (SFAS 123R)	179,000	159,000
Intangibles - Semi Cab	253,000	-
ROU Liability	14,000	1,022,000
Section 163(j)	694,000	151,000
Allowance for doubtful accounts	40,000	45,000
Reserve for estimated returns	476,000	384,000
Accrued vacation	20,000	8,000
	$8,216,000	$4,702,000
Less: valuation allowance	(8,039,000)	(3,600,000)
Net deferred tax asset	$176,000	$1,103,000

Depreciable and amortizable assets	(39,000)	(67,000)
ROU Asset	(14,000)	(1,000,000)
Warrant Liability	(92,000)	-
Prepaid expenses	(32,000)	(35,000)

Net deferred tax liability	$(176,000)	$(1,103,000)
	$-	$-

The Company recognizes federal, state and foreign current tax liabilities or assets based on its estimate of taxes payable to or refundable by tax authorities in the current fiscal year. The Company also recognizes federal, state and foreign deferred tax liabilities or assets based on the Company’s estimate of future tax effects attributable to temporary differences and carryforwards. The Company records a valuation allowance to reduce any deferred tax assets by the amount of any tax benefits that, based on available evidence and judgment, are not expected to be realized.

The Company performed an analysis in accordance with the provisions of ASC 740, which requires an assessment of both positive and negative evidence when determining whether it is more likely than not that deferred tax assets are recoverable. The analysis performed to assess the realizability of the deferred tax assets included an evaluation of the pattern and timing of the reversals of temporary differences and the length of carryback and carryforward periods available under the applicable federal, state and foreign laws; and the amount and timing of future taxable income. The Company evaluated the realizability of its deferred tax assets as of December 31, 2024 and 2023 in accordance with accounting principles generally accepted in the United States of America and concluded that a valuation allowance against all of the Company’s deferred tax assets was necessary based upon the Company’s conclusions regarding, among other considerations, the Company’s recent history of losses and projected losses for fiscal year 2024 and in the future.

F-58

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

The actual tax provision differs from the “expected” tax for the year ended December 31, 2024 and the nine months ended December 31, 2023 (computed by applying the U.S. Federal Corporate tax rate of 21% to income before taxes) as follows:

	December 31, 2024	December 31, 2023

Expected tax expense (benefit)	$(5,117,000)	$(1,344,000)
State income taxes, net of Federal income tax effect	(1,574,000)	(326,000)
Permanent differences	(441,000)	104,000
Permanent difference loss on issuance of warrants	2,441,000	-
Tax rate differential on foreign earnings	13,000	59,000
Change in valuation allowance	4,428,000	1,495,000
Other	250,000	11,000
Actual tax (benefit) provision	$-	$-

At December 31, 2024 and 2023, the Company had federal tax net operating loss carryforwards in the amount of $19,452,000 and $6,149,000, respectively, that begin to expire in the year 2025. The net operating loss carryforward is subject to an IRS Section 382 limitation that limited the amount available to use beginning in fiscal 2020 to $150,000 per year. In addition, the Company had state tax net operating loss carryforwards during those periods of $23,100,000 and $2,453,000, respectively that began to expire in 2024. These tax net operating loss carryforwards may be subject to further adjustment based on future changes in ownership.

At December 31, 2024, the Company evaluated the realizability of its deferred tax assets in accordance with GAAP and concluded that a valuation allowance of $8,039,000 against deferred tax assets is necessary. The change in valuation allowance increased $4,439,000 to $8,039,000 as of December 31, 2024 from $3,600,000 as of December 31, 2023. The recognition of the remaining net deferred tax asset and corresponding tax benefit is based upon the Company’s conclusions regarding, among other considerations, the Company’s current and anticipated customers, contracts and product introductions, and recent operating results.

Note 15 – Segment Information and Revenue Disaggregation

Segment Information

As previously detailed in Note 3 – Summary of Significant Accounting Policies – Segment Reporting, pursuant to ASC 280, the Company’s Chief Executive Officer serves as the Company’s Chief Operating Decision Maker (“CODM”) for the purposes of ASC 280. The CODM concluded that the Company operates two reportable segments. One segment consists of its Singing Machine business and the other segment consists of its SemiCab business. The CODM manages the Company’s operations and business separately for each operating segment and uses net sales and net loss to allocate resources, making operating decisions and evaluating financial performance. The CODM also uses net sales and net loss, along with non-financial inputs and qualitative information, to evaluate the Company’s performance, establish compensation, monitor budget versus actual results, and decide the level of investment in various operating activities and other capital allocation activities.

F-59

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

The following table details the revenues, significant expenses and other segment items regularly provided to the CODM:

	Year Ended December 31, 2024			Nine Months Ended December 31, 2023
	Singing Machine	SemiCab	Total	Singing Machine	SemiCab	Total
Revenues	$23,197,000	$297,000	$23,494,000	$29,198,000	$-	$29,198,000
Less:
Adjusted cost of revenues	18,222,000	491,000	18,713,000	23,008,000	-	23,008,000
Adjusted sales and marketing	2,874,000	-	2,874,000	3,717,000	-	3,717,000
Adjusted general and administrative (1)	9,935,000	1,014,000	10,949,000	8,219,000	-	8,219,000
Adjusted depreciation and amortization	191,000	31,000	222,000	287,000	-	287,000
Share based compensation	578,000	52,000	630,000	110,000	-	110,000
Impairment of goodwill	-	3,592,000	3,592,000	-	-	-
Impairment of note receivable	-	439,000	439,000	-	-	-
Change in fair value of warrant liability	(334,000)	-	(334,000)	-	-	-
Gain on disposal of fixed assets	-	-	-	(44,000)	-	(44,000)
Loss on issuance of warrants	8,889,000	-	8,889,000	-	-	-
Interest expense	1,660,000	227,000	1,887,000	299,000	-	299,000
Segment net loss	$(18,818,000)	$(5,549,000)	$(24,367,000)	$(6,398,000)	$-	$(6,398,000)
Total segment assets	$16,301,000	$1,215,000	$17,516,000

(1)	Excludes depreciation and amortization, share-based compensation, impairment of goodwill and impairment of a note receivable.

The following reconciles total segment assets to consolidated total assets as of December 31, 2024:

December 31, 2024
Total segment assets	$17,516,000
Goodwill	786,000
Total assets	$18,302,000

The Company only had one reportable segment for the nine months ended December 31, 2023, which consisted of its Singing Machine business. As the Company only had one reportable segment, the measure of segment assets at December 31, 2023 is reported on the balance sheet as total consolidated assets.

Revenue Disaggregation

The Company disaggregates revenues by product line and major geographic region as most of its revenue is generated by the sales of karaoke products.

Revenue by product line is as follows:

Product Line	Year Ended December 31, 2024	Nine Months Ended December 31, 2023
Classic Karaoke Machines	$16,516,000	$24,189,000
Licensed Products	486,000	549,000
Kids Youth Electronics	959,000	565,000
Microphones and Accessories	4,411,000	3,283,000
Music Subscriptions	825,000	612,000
Logistics Services	297,000	-
Total Net Sales	$23,494,000	$29,198,000

F-60

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Revenue by geographic region is as follows:

	Year Ended December 31, 2024	Nine Months Ended December 31, 2023
North America	$22,191,000	28,763,000
Australia	1,075,000	205,000
Europe and United Kingdom	184,000	226,000
All Others	44,000	4,000
Total Net Sales	$23,494,000	29,198,000

The geographic area of sales is based primarily on where the product was delivered.

The Company’s accounts receivable balance, net of an allowance of $139,182, was$7,305,920 as of December 31, 2022.

Notes 16 – Concentrations, Risks and Uncertainties Bank Liquidity and Financial Stability

At times, the Company maintains cash in United States bank accounts that are more than the Federal Deposit Insurance Corporation insured amounts. The Company maintains cash balances in foreign financial institutions. The Company regularly monitors the financial stability of this financial institution and believes that it is not exposed to any significant credit risk in cash and cash equivalents. However, in March and April 2023, certain U.S. government banking regulators took steps to intervene in the operations of certain financial institutions due to liquidity concerns, which caused general heightened uncertainties in financial markets. While these events have not had a material direct impact on the Company’s operations, if further liquidity and financial stability concerns arise with respect to banks and financial institutions, either nationally or in specific regions, the Company’s ability to access cash or enter into new financing arrangements may be threatened, which could have a material adverse effect on its business, financial condition and results of operations.

U.S. Trade Policies

U.S. government administration and members of the U.S. Congress have recently implemented significant changes in U.S. trade policy and taken certain actions that are impacting the Company’s business, including imposing tariffs on certain goods imported into the United States. Some of these changes have triggered retaliatory actions by affected countries and may result in “trade wars” and increased costs for goods imported into the United States. All of the Company’s products are manufactured and imported from China and the Company sells its products in Canada and other countries. The implementation of tariffs has resulted in an increase in the cost of the Company’s products. If the Company is unable to mitigate these increased costs through price increases, it may experience lower sales which would negatively impact its revenue, gross profit margin and results of operations.

Revenue Concentration

The Company derives a majority of its revenues from sales of its products in North America by retailers. The Company’s allowance for credit losses is based upon management’s estimates and historical experience and reflects the fact that accounts receivable is concentrated with several large customers. At December 31, 2024, 68% of accounts receivable were due from three customers in North America that each individually owed more than 10% of the Company’s total accounts receivable. On December 31, 2023, 82% of accounts receivable were due from four customers in North America that each individually owed more than 10% of the Company’s total accounts receivable.

Revenue derived from the Company’s top five customers and top three customers collectively as a percentage of total net sales was 79% and 81% of our revenue, respectively, for the year ended December 31, 2024 and the nine months ended December 31, 2023, respectively. Revenues from customers representing greater than 10% of total net sales were derived from top four customers for the year ended December 31, 2024 as percentage of the net sales were 26%, 22%, 16% and 12%, respectively. Revenues from customers representing greater than 10% of total net sales were derived from top three customers for the nine months ended December 31, 2023 as percentage of the net sales were 48%, 21% and 12%. The loss of any of these customers could have an adverse impact on the Company.

F-61

ALGORHYTHM HOLDINGS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Note 17 – Related Party Transactions

Stingray Group Subscription Payments

The Company has a music subscription sharing agreement with Stingray Group. For the year ended December 31, 2024 and the nine months ended 2023, the Company received music subscription revenue of $780,000 and $612,000, respectively, from Stingray Group. As of December 31, 2024 and 2023, the Company had $212,000 and $269,000, respectively, due from Stingray Group for music subscription reimbursement.

SMCB

VIE Analysis

The Company determined that SMCB, which is a subsidiary of SemiCab, Inc., is a VIE as the Company provides financial support to SMCB. While not contractually obligated, SMCB currently relies on the Company’s reimbursement of certain costs under an intercompany services agreement (“MSA”) whereby SMCB agrees to provide IT software development services to SemiCab, Inc. In exchange, under the MSA, the Company grants intellectual property rights to SMCB to use the software platform in India. Compensation for services is invoiced and paid on a monthly or quarterly basis as agreed by both parties, with rates subject to periodic review and revision. The agreement is for a term of two years ending on April 1, 2025 and automatically renews for additional 12-month periods unless prior notice is given by the terminating party. The agreement automatically renewed for an additional 12-month period on April 1, 2025. As a result of this relationship and the financial support provided by the Company to SMCB under the loan agreement described below to fund SMCB’s operations, SMCB has been determined to be a VIE.

The Company further determined that it is not the primary beneficiary of SMCB because the Company does not have the power to direct or control SMCB’s significant activities related to its business. Accordingly, the Company has not consolidated SMCB’s results of operations and financial position in its consolidated financial statements.

Pursuant to the terms of the asset purchase agreement that the Company entered into on June 11, 2024, the Company entered into an option agreement that granted SemiCab Holdings the right to acquire all of the issued and outstanding equity securities of SMCB for 1,605 shares of the Company’s common stock. The Company did not exercise this right and the option agreement expired on August 31, 2024.

Loan Agreement

The Company is a party to a loan agreement with SMCB dated March 22, 2024. Under the loan agreement, the Company agreed to loan up to $2,500,000 to SMCB. The loans are anticipated to be made in tranches. Disbursements of any tranches are fully at the discretion of the Company. Each tranche has a repayment period of five years. The loans can be repaid at any time prior to the five-year maturity date without penalty. Interest on the loans accrues at a rate of six percent per year and is payable quarterly.

As of December 31, 2024, the Company had made aggregate advances to SMCB in the amount of $1,777,000. During the year ended December 31, 2024, SMCB charged $637,000 for services to the Company that were performed under the MSA, which charges offset amounts due under the loan with SMCB. As a result, as of December 31, 2024, a total of $1,140,000 of loans were outstanding under the loan agreement, and a total of $1,360,000 remained available for future borrowings under the loan agreement as of December 31, 2024. As of December 31, 2024, SMCB had not made any interest payments due under the loan agreement. As a result, the loans were in default as of December 31, 2024.

The Company performed the credit risk assessment of the collectability of the notes receivable from SMCB at December 31, 2024 pursuant to ASC 326-20. Due to uncertainties associated with the loans, the Company accrued a reserve in the amount of $439,000 as of December 31, 2024. The reserve was included within general and administrative expenses in the Company’s statement of operations.

Subsequent to December 31, 2024, the Company made additional advances to SMCB in the aggregate amount of $500,000 under the loan agreement.

F-62

SMCB Solutions Private Limited

NOTES TO FINANCIAL STATEMENTS

March 31, 2025 and 2024

(Amounts rounded to the nearest thousands, except share amounts)
SMCB Solutions Private Limited

F-63

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of SMCB Solutions Private Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheets of SMCB Solutions Private Limited (the “Company”) as of March 31, 2025 and 2024, and the related statements of operations and comprehensive income (loss), shareholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, has a working capital deficiency, and accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2025.

/s/ Berkowitz Pollack Brant, Advisors + CPAs

New York, New York

October 3, 2025

F-64

SMCB Solutions Private Limited

BALANCE SHEETS

(Amounts rounded to the nearest thousands)

	As of March 31,
	2025	2024
ASSETS
Current Assets
Cash	$336,000	$49,000
Accounts receivable, net of allowance for expected credit losses of $8,000 and $7,000, respectively	597,000	289,000
Prepaid expenses and other current assets	253,000	157,000
Total Current Assets	1,186,000	495,000

Property and equipment, net	9,000	11,000

Total Assets	$1,195,000	$506,000

Liabilities and Shareholders' Equity / (Deficit)
Current Liabilities
Accounts payable	$284,000	$687,000
Interest payable to related party	27,000	-
Accrued compensation and related benefits	6,000	19,000
Note payable to related party	1,640,000	-
Other current liabilities	580,000	292,000
Total Current Liabilities	2,537,000	998,000

Other Liabilities
Long-term provision for employee benefits, net of current portion	89,000	61,000
Total Liabilities	2,626,000	1,059,000

Commitments and Contengencies

Shareholders' Equity / (Deficit)
Equity shares $0.10 par value;10,000 shares authorized;
10,000 shares issued and outstanding at March 31, 2025 and 2024	1,000	1,000
Additional paid-in capital	-	-
Accumulated other comprehensive income	13,000	1,000
Accumulated deficit	(1,445,000)	(555,000)

Total Shareholders' Equity / (Deficit)	(1,431,000)	(553,000)

Total Liabilities and Shareholders' Equity / (Deficit)	$1,195,000	$506,000

See notes to financial statements.

F-65

SMCB Solutions Private Limited

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME / (LOSS)

(Amounts rounded to the nearest thousands)

	For the Years Ended March 31,
	2025	2024

Net Sales	$2,653,000	$1,669,000

Cost of Sales	2,681,000	1,597,000

Gross (Loss) Profit	(28,000)	72,000

Operating Expenses
Salary and benefits	665,000	623,000
General and administrative	117,000	116,000
Depreciation	9,000	8,000
Total Operating Expenses	791,000	747,000

Loss from Operations	(819,000)	(675,000)

Other Expense, net
Other income	1,000	-
Other expense	(38,000)	(2,000)
Interest expense	(34,000)	-
Total Other Expense, net	(71,000)	(2,000)

Net Loss Before Income Taxes	(890,000)	(677,000)

Income tax (benefit) expense	-	13,000

Net Loss	(890,000)	(690,000)

Other Comprehensive Income / (Loss)
Foreign currency translation adjustment	12,000	(3,000)

Total Comprehensive Loss	$(878,000)	$(693,000)

See notes to financial statements.

F-66

SMCB Solutions Private Limited

STATEMENTS O F SHAREHO LDERS' EQ UITY / (DEFICIT)

For the Years Ended March 31, 2025 and 2024

(Amounts rounded to the nearest thousands, except share amounts)

	Equity		Accumulated	Accumulated Other	Total
	Shares	Amount	Earnings / (Deficit)	Comprehensive Income / (Loss)	Shareholders' Equity / (Deficit)
Balance at April 1, 2023	10,000	$1,000	$135,000	$4,000	$140,000
Foreign currency translation adjustment	-	-	-	(3,000)	(3,000)
Net loss	-	-	(690,000)	-	(690,000)
Balance at March 31, 2024	10,000	$1,000	$(555,000)	$1,000	$(553,000)
Foreign currency translation adjustment	-	-	-	12,000	12,000
Net loss	-	-	(890,000)	-	(890,000)
Balance at March 31, 2025	10,000	$1,000	$(1,445,000)	$13,000	$(1,431,000)

See notes to financial statements.

F-67

SMCB Solutions Private Limited

STATEMENTS OF CASH FLOWS

(Amounts rounded to the nearest thousands)

	For the Years Ended March 31,
	2025	2024
Cash flows from operating activities
Net loss	$(890,000)	$(690,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for expected credit losses	1,000	7,000
Depreciation	9,000	8,000
Changes in Operating Assets and Liabilities:
Accounts receivable	(309,000)	(178,000)
Prepaid expenses and other current assets	(85,000)	(105,000)
Accounts payable	(403,000)	686,000
Interest payable	27,000	-
Accrued compensation and related benefits	15,000	18,000
Other current liabilities	288,000	195,000
Net cash used in operating activities	(1,347,000)	(59,000)
Cash flows from investing activities
Purchase of property and equipment	(6,000)	(5,000)
Net cash used in investing activities	(6,000)	(5,000)
Cash flows from financing activities
Proceeds from related party debt	1,640,000	-
Net cash provided by financing activities	1,640,000	-

Effect of exchange rate changes on cash	11,000	21,000

Net Change in Cash	298,000	(43,000)

Cash at Beginning of Year	49,000	92,000
Cash at End of Year	$347,000	$49,000

See notes to financial statements.

F-68

SMCB Solutions Private Limited

NOTES TO FINANCIAL STATEMENTS

March 31, 2025 and 2024

NOTE 1 – NATURE OF BUSINESS

SMCB Solutions Private Limited (the “Company”) is a private limited company based in Bangalore, India, that operates an artificial intelligence (“AI”) enabled software logistics and distribution unit - SemiCab (the “SemiCab business”).

On May 2, 2025, through an equity purchase agreement, the Company became a 99.99%-owned subsidiary of SemiCab Holdings, LLC, a Nevada limited liability company (“SemiCab Holdings”), which in turn is an 80%-owned subsidiary of Algorhythm Holdings, Inc., a Delaware corporation (“Algorhythm Holdings”). The Company generates revenue from the performance of freight services for customers in India and the performance of software development and information technology (IT) services for Algorhythm Holdings in the United States of America.

NOTE 2 – LIQUIDITY, GOING CONCERN AND MANAGEMENT PLANS

As of March 31, 2025, the Company’s cash balance was $336,000, which will not be sufficient to fund planned operations for at least one year after the date the financial statements are issued. The Company has recurring losses from operations, an accumulated deficit of $1,445,000, and negative operating cash flow. These factors raise substantial doubt about the Company’s ability to continue as a going concern for at least one year after the date that the Company’s audited financial statements are issued.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the financial statements have been prepared under the assumption that the Company will continue as a going concern and that the realization of assets and satisfaction of liabilities and commitments will continue in the ordinary course of business.

During the past 12 months, the Company has funded its business by obtaining loans from Algorhythm Holdings. The Company plans to continue to finance its business operations by obtaining additional loans from Algorhythm Holdings under a loan agreement that it has with Algorhythm Holdings. The Company has not made any arrangements to obtain additional capital from sources other than Algorhythm Holdings. As of the date of the acquisition, May 2, 2025, a total of $2,140,000 of loans were outstanding under the loan agreement and a total of $360,000 remained available for future borrowings under the loan agreement. The Company can provide no assurance that Algorhythm Holdings will continue to fund its business operations or that alternative forms of financing will be available in an amount or on terms acceptable to the Company, if at all.

In making this assessment, management performed a comprehensive analysis of the Company’s current circumstances, including its financial position, cash flow forecasts, and obligations and debts. Although management has a recent history of obtaining loans from Algorhythm Holdings, the analysis used to determine the Company’s ability to continue as a going concern does not include cash resources outside the Company’s direct control that management expects to be available within the next 12 months.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). All amounts have been rounded to the nearest thousands, unless otherwise indicated.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses. Significant items subject to such estimates and assumptions include, but are not limited to, revenue recognition, allowance for expected credit losses, accounting for income taxes, and obligations related to employee benefits. Management believes that the estimates and judgments upon which it relies, are reasonable based upon information available to the Company at the time that these estimates and judgments were made. Actual results could differ from those estimates.

F-69

Cash and Restricted Cash

The Company considers cash to include cash in banks and deposits with financial institutions in India that can be liquidated without prior notice or penalty. Cash is maintained with several financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits by Deposit Insurance and Credit Guarantee Corporation for India. Generally, these deposits may be withdrawn upon demand.

In addition, restricted cash held by the Company was $11,000 and $-0- as of March 31, 2025 and 2024, respectively. Restricted cash held by the Company related to fixed deposits that also serve as guarantees. These amounts are segregated and recorded in prepaid expenses and other current assets of the balance sheets.

Supplemental Cash Flow Information

The following table shows supplemental cash flow information:

	Year Ended March 31,
	2025	2024
Reconciliation of cash and restricted cash
Cash	$336,000	$49,000
Restricted cash included in prepaid expenses and other current assets	11,000	-
	$347,000	$49,000

Supplemental disclosure of cash flow information
Cash paid for income tax	$-	$-
Cash paid for interest	$-	$-

Supplemental disclosure of non-cash financing activities
Settlement of accounts receivable in exchange for debt with related party	$809,000	$-

Accounts Receivable and Allowance for Expected Credit Losses

The Company’s accounts receivable balance is derived from transportation services and digital support provided to customers. As part of this balance, the Company also recognizes revenue earned but not yet invoiced to customers, recorded as unbilled or accrued revenue.

	As of March 31,
	2025	2024
Accounts receivable	$273,000	$32,000
Accounts receivable – related party	-	212,000
Accrued Revenue — related party	36,000	52,000
Accrued revenue	296,000	-
Allowance for expected credit losses	(8,000)	(7,000)
	$597,000	$289,000

F-70

The Company recognizes an allowance for expected credit losses at the time the receivable balance is recorded, based on its estimate of expected credit losses. This estimate is adjusted over the life of the receivable as circumstances evolve. The Company evaluates both specific credit risks and broader portfolio-level trends by considering historical collection experience, current and forecasted economic conditions, and other relevant factors. At each reporting period, the Company records a provision by applying a calculated percentage to the outstanding accounts receivable balance and revises this estimate as necessary. Accounts receivable balances are written-off against the allowance for expected credit losses after all means of collection have been exhausted and the potential for recovery is considered remote.

On July 13, 2023, the Company entered into a factoring arrangement with Hinduja Leyland Finance Ltd. (HLF), a Non-Banking Financial Company (NBFC) in India, for the purpose of accelerating collections on accounts receivable. Under the agreement, specific receivables are sold to HLF in exchange for upfront payment, subject to fees and terms. The Company terminated this factoring arrangement in March 2024. As of March 31, 2025 and 2024, the net liability relating for factoring activity, included in other current liabilities, was $-0- and $8,000, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash, accounts receivable and advance payments to vendors. The Company holds cash at financial institutions that the Company believes are high credit quality financial institutions and limits the amount of credit exposure with any one bank and conducts ongoing evaluations of the creditworthiness of the banks with which it does business. These deposits are typically in excess of insured limits.

As of March 31, 2025, and March 31, 2024, there were three and one customers that represented 10% or greater of the Company’s accounts receivable balance, respectively. With respect to the Company’s revenue, there were three customers that each accounted for more than 10% of total revenue for the years ended March 31, 2025, and 2024, respectively.

The following table shows the percentage of revenue and accounts receivable derived from each customer exceeding 10% of the Company’s revenue and accounts receivable, respectively:

	Revenue		Accounts Receivable
Major Customers	Year Ended March 31,		As of March 31,
	2025	2024	2025	2024
Customer 1	38%	31%	(1)	(1)
Customer 2- Related party	24%	41%	(1)	89%
Customer 3	14%	12%	29%	(1)
Customer 4	(1)	(1)	36%	(1)
Customer 5		(1)	11%	(1)

(1) Less than 10%

Prepaid Expenses and Other Current Assets

In accordance with U.S. GAAP, prepaid expenses, such as prepaid rent, insurance, or licenses, are reported as assets when payments are made in advance for goods or services to be consumed in future periods. These amounts are amortized over the expected benefit period, typically on a straight-line basis, and adjusted for any impairment or non-refundable portions. Material prepaid balances are classified as current assets based on their expected realization period, with significant judgments or changes in amortization disclosed when relevant.

Advance payments to vendors, including prepay or cash on delivery (COD) arrangements, are recognized as prepaid assets until such goods or services are received. Upon delivery, the amounts are reclassified to the appropriate expense account based on the nature of the transaction. The Company periodically reviews the carrying value of the prepaid expenses and other current assets to determine if any amounts are no longer recoverable and records an expense in the period such determination is made.

F-71

Related Party Transactions

In compliance with U.S. GAAP, the Company discloses material related party transactions, including the nature of such relationships, where they may impact the Company’s understanding of the financial position, results of operations, or cash flows. These include dealings with affiliates, principal owners, management, and their immediate families. The Company identifies and discloses the nature of the relationship, terms of the transactions, and any outstanding balances. Transactions are not presumed to be at arm’s length and must be substantiated if claimed as such. Disclosure is made when the relationship or transaction could impact the understanding of the Company’s financial position or results of operations.

The Company provides monthly technical support and development services to its related party, SemiCab, Inc., a U.S. based freight services provider. The revenue generated is accrued and recognized when earned. As of March 31, 2025 and 2024, the Company’s related party revenue was $666,000 and $674,000, respectively.

Foreign Currency

The functional currency of the Company is the Indian Rupee. The financial statements of the Company were translated into United States dollars in accordance with Accounting Standards Codification (“ASC 830”), Foreign Currency Matters. Assets and liabilities are translated at the exchange rate on the balance sheet date, while revenues, expenses, and cash flows use average rates over each reporting periods. Equity components are translated at historical rates. Transaction gains and losses arising from exchange rate differences are recognized in the statements of operations and comprehensive income / (loss). Translation adjustments are included in accumulated other comprehensive income / (loss) within shareholders’ deficit in the Company’s balance sheets. As cash flow translations use average rates, related balances may differ from changes reported on the balance sheets.

Property and Equipment, Net

Property and equipment is stated at cost, less accumulated depreciation. Expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to their estimated useful lives using straight-line method.

Leases

The Company determines if an arrangement contains a lease at the inception of a contract. Right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the commencement date. The liability is equal to the present value of the remaining minimum lease payments. The asset is based on the liability, subject to certain adjustments. Operating leases result in straight-line expense (similar to operating leases under the prior accounting standard) while finance leases result in a front-loaded expense pattern (similar to capital leases under the prior accounting standard). As the interest rate implicit in the Company’s operating leases is not readily determinable, the Company utilizes its incremental borrowing rate to discount the lease payments. The Company utilizes the implicit rate for its finance leases. When lease terms are 12 months or less and meet the criteria for short-term lease classification, no ROU asset or lease liability are recognized.

Long Lived Assets

The Company reviews long-lived assets for impairment in accordance with ASC Topic 360, Property, Plant and Equipment (“ASC 360”). The Company reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets might not be recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the asset to its carrying value. An impairment loss is recognized when the estimated undiscounted future cash flows expected to result from the use of the asset is less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset over its fair value, determined based on discounted cash flows. The Company had no impairment loss related to long-lived assets for the years ended March 31, 2025 and 2024.

F-72

Fair Value Measurements

In accordance with ASC 820, Fair Value Measurements and Disclosures, fair value is defined as the exit price, or the amount that would be received for the sale of an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date.

The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs include those that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

●	Level 1: Quoted market prices in active markets for identical assets or liabilities.

●	Level 2: Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or model-derived valuations. All significant inputs used in the Company’s valuations are observable or can be derived principally from or corroborated with observable market data for substantially the full term of the assets or liabilities. Level 2 inputs also include quoted prices that are adjusted for security-specific restrictions which are compared to output from internally-developed models such as a discounted cash flow model.

●	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of financial instruments carried at cost, including cash, accounts receivable, accounts payable and notes payable – related party approximate their fair value as recorded on the balance sheets.

The categorization of a financial instrument within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. All revenue is generated from contracts with customers. The Company recognizes revenue when services are performed for the customer in an amount, referred to as the transaction price, that reflects the consideration to which the Company is expected to be entitled in exchange for those services. The Company determines revenue recognition utilizing the following five steps: (i) identification of the contract with a customer; (ii) identification of the performance obligations in the contract (promised services that are distinct); (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when, or as, the Company transfers control of the service for each performance obligation.

The Company’s performance obligations are established when a customer submits a purchase order notification and the Company accepts the order. The Company identifies performance obligations as the delivery of the requested service at the location specified in the customer’s contract and/or purchase order. Revenue from sales of services is recognized at the point in time when the Company transfers control to the customer, typically at the time when the services are performed in full, at which time there are no further performance obligations remaining.

The Company’s contracts with customers consist of one performance obligation, which is the performance of services. The Company’s contracts have no financing elements. Payment terms are generally less than 90 days and have no further contract asset or liability obligations once control of the service is transferred to the customer. Revenue is recorded in the amount of consideration the Company expects to receive for the sale of the service.

F-73

All revenues earned from contracts are presented net of discounts, allowances, and applicable taxes.

The Company utilizes independent contractors and third-party carriers to perform transportation services. In accordance with ASC Topic 606, Revenue Recognition: Principal Agent Considerations, the Company evaluates the terms in the agreements with its customers and vendors to determine whether or not the Company acts as the principal or as an agent in the arrangement with each party respectively. The determination of whether to record the revenue on a gross or net basis depends upon whether the Company has control over the goods prior to transferring it. Based on the Company’s evaluation of the control model, it is determined that for majority of the arrangements, the Company is considered the principal where revenue is recognized on a gross basis. In certain arrangements, where the Company acts as an agent, such revenues are recognized net of the cost of the purchased transportation.

Cost of Revenue

Costs of revenue include all directly related costs to deliver services, which includes independent contractor and third-party drivers, insurance, truck maintenance costs, equipment rental and other directly related costs. Such costs are expensed as incurred.

Sales Taxes

Goods and Services Tax (“GST”) and other similar indirect taxes are levied by various jurisdictions on the purchase of goods and services. The Company accounts for such taxes on a net basis, meaning revenue and expenses are recorded exclusive of recoverable sales taxes. Sales taxes collected from customers are excluded from revenue, and taxes paid to suppliers are excluded from expenses where they are recoverable from tax authorities.

For non-recoverable sales taxes incurred:

● If related to the acquisition or construction of an asset, the non-recoverable amount is capitalized as part of the asset’s cost.

● If related to other expenditures, the non-recoverable amount is expensed as incurred.

Sales tax amounts payable to or recoverable from tax authorities are presented within prepaid expenses and other current assets and/or other current liabilities on the balance sheets.

Income Taxes

The Company follows the provisions of ASC 740, Accounting for Income Taxes (“ASC 740”). Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recognized.

The Company recognizes a liability for uncertain tax positions. An uncertain tax position is defined as a position in a previously filed tax return or a position expected to be taken in a future tax return that is not based on clear and unambiguous tax law and that is reflected in measuring current or deferred income tax assets and liabilities for interim or annual periods. The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company measures the tax benefits recognized based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution.

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As of March 31, 2025, and 2024, there were no uncertain tax positions that resulted in any adjustment to the Company’s provision for income taxes. The Company recognizes interest and penalties related to unrecognized tax benefits in its provision for income taxes. The Company currently has no liabilities recorded for accrued interest or penalties related to uncertain tax provisions.

Recent Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. ASU 2023-09 is intended to enhance the usefulness of income tax disclosures by requiring entities to disclose specific rate reconciliations, amount of income taxes separate by federal, state and foreign tax jurisdictions, and the amount of income (loss) from continuing operations before income tax expense (benefit) disaggregated between federal, state and foreign. ASU 2023-09 is effective for the Company for its fiscal year beginning April 1, 2025, with early adoption permitted. The Company is currently evaluating the impact of adopting this standard on its financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40). This ASU requires disclosure on an annual and interim basis, in the notes to the financial statements, of disaggregated information about specific categories underlying certain income statement expense line items. The guidance is effective for annual periods beginning after December 15, 2026, and interim periods with annual reporting periods beginning after December 15, 2027, on a retrospective basis. The Company is currently evaluating the impact of this ASU on its financial statements and related disclosures.

The Company reviewed all other significant newly-issued accounting pronouncements and concluded that they either are not applicable to the Company’s operations or that no material effect is expected on its financial statements as a result of future adoption.

NOTE 4 – CONTRACT ASSETS AND LIABILITIES

Contract assets include unbilled amounts resulting from in-transit shipments, as the Company has an unconditional right to payment only when services have been completed (i.e., shipments have been delivered). Amounts do not exceed their net realizable value. Contract assets are generally classified as current, and the full balance is converted each quarter based on the short-term nature of the transactions.

Contract liabilities consist of advance payments as well as deferred revenue. Advance payments represent payments received from customers that will be earned over the contract term. Deferred revenue represents the amount due from customers related to in-transit shipments that has not yet been recognized as revenue based on progress. The Company classifies advance payments and billings in excess of revenue as either current or long-term, depending on the period over which the amount will be earned, and deferred revenue as current based on the short-term nature of the transactions.

As of March 31, 2025 and 2024, contract assets were $332,000 (including $36,000 to a related party) and $52,000 (none to a related party), respectively, and were recorded within “account receivables, net of allowance”, on the balance sheets.

As of March 31, 2025 and 2024, contract liabilities were $196,000 (including $170,000 to a related party) and $42,000 (all to a related party), respectively, and were recorded within “other current liabilities”, on the balance sheets.

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NOTE 5 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consists of the following:

	As of March 31,
	2025	2024
Goods and services tax	$150,000	$118,000
Vendor advance	59,000	-
Security deposits	20,000	15,000
Fixed deposit – bank guarantee	11,000	-
Prepaid expenses	13,000	12,000
Other	-	12,000
	$253,000	$157,000

NOTE 6 – PROPERTY AND EQUIPMENT, NET

A summary of the Company’s property and equipment, net is as follows:

	Useful	As of March 31,
	Life	2025	2024
Computer and office equipment	3-5 years	$39,000	$32,000
Less: accumulated depreciation		(30,000)	(21,000)
		$9,000	$11,000

The Company recorded depreciation expense of $9,000 and $8,000 in relation to the depreciation of property and equipment for the years ended March 31, 2025 and 2024 respectively.

NOTE 7 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consists of the following:

	As of March 31,
	2025	2024
Goods and services tax	$66,000	$38,000
Provision for freight expenses	285,000	80,000
Customer advance	26,000	-
Customer advance to related party	170,000	-
Deferred revenue	-	42,000
Salary payable	-	97,000
Other payable	33,000	35,000
	$580,000	$292,000

NOTE 8 – NOTE PAYABLE TO RELATED PARTIES

The Company is a party to a loan agreement with Algorhythm Holdings dated March 22, 2024. Under the loan agreement, Algorhythm Holdings agreed to loan up to $2,500,000 to the Company. The loans are anticipated to be made in tranches. Disbursements of any tranches are fully at the discretion of Algorhythm Holdings. Each tranche has a repayment period of five years. The loans can be repaid at any time prior to the five-year maturity date without penalty. Interest on the loans accrues at a rate of six percent per year and is payable quarterly.

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The Company is also a party to an intercompany master services agreement (“MSA”) whereby the Company agrees to provide IT software development services to Algorhythm Holdings. In exchange, under the MSA, Algorhythm Holdings grants intellectual property rights to the Company to use the Company’s software platform in India. Compensation for services is invoiced and paid on a monthly or quarterly basis as agreed by both parties, with rates subject to periodic review and revision. Further, MSA requires a royalty rate of 0.5% of gross annal revenue recognized associated with the licensed technology. The agreement is for a term of two years ending on April 1, 2025 and automatically renews for additional 12-month periods unless prior notice is given by the terminating party. The agreement automatically renewed for an additional 12-month period on April 1, 2025.

During the year ended March 31, 2025, Algorhythm Holdings made loans to the Company in the amount of $2,449,000 and the Company charged $809,000 to Algorhythm Holdings for services that were performed under the MSA, which charges offset amounts due under the loan with Algorhythm Holdings. As a result, as of March 31, 2025, a total of $1,640,000 of loans were outstanding under the loan agreement and a total of $860,000 remained available for future borrowings under the loan agreement. As of March 31, 2025, the Company had not made any interest payments due under the loan agreement. As a result, the loans were in default as of March 31, 2025.

Ajesh Kapoor serves as the Director of the Company and serves as the Chief Executive Officer, the Chief Technology Officer and a member of the Board of Managers of SemiCab Holdings. He also serves as a member of the Board of Directors of Algorhythm Holdings.

NOTE 9 – EMPLOYEE BENEFIT PLANS

Defined Benefit Plan

The Company maintains certain defined benefit plans covering eligible employees in accordance with local statutory requirements and business practices. The Gratuity Plan provides a lump-sum payment to vested employees at retirement, death, incapacitation, or termination of employment, of an amount based on the respective employee’s salary and the tenure of employment with the Company. The Leave Encashment Plan provides a lump-sum payment to employees when they leave the Company based on a multiple of their final monthly salary. Both the Gratuity and Leave Encashment Plans are unfunded with obligation amounts determined by actuarial valuations. These obligation amounts are recorded on the balance sheets within “Accrued compensation and related benefits” and “Long-term provision for employee benefits, net of the current portion”. All expenses associated with these plans are recorded within “Salary and benefits” on the statements of operations and comprehensive income / (loss).

Employer benefit obligations and related changes for the years as follows:

	As of March 31,
	2025	2024
Employee benefit obligations as of April 1	$80,000	$60,000
Employee benefits paid	-	-
Employer expenses	15,000	20,000
Employee benefit obligations as of March 31	$95,000	$80,000

Provident Fund Benefits

Certain categories of employees of the Company receive benefits from a Provident Fund, a defined contribution plan. Both the employee and employer each make monthly contributions to a government administered fund equal to 12% of the covered employee’s qualifying salary. The Company has no further obligations under the plan beyond its monthly contributions. The Company contributed $6,000 to the Provident Fund plan for each of the years ended March 31, 2025 and 2024, respectively.

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NOTE 10 – COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company entered into an operating lease agreement for its corporate headquarters located in Bangalore, India. The lease is for a term of less than 12 months. Base rent under the lease is approximately $4,000 per month. Lease expense for the Company’s operating lease is recognized on a straight-line basis over the lease term and was included in general and administrative expenses in the Company’s statement of operations. Lease expense was $51,000 and $48,000 for the years ended March 31, 2025, and 2024, respectively.

Contingencies

The Company is subject to claims, suits and other proceedings from time to time in the ordinary course of business that could result in fines, civil penalties, or other adverse consequences. In accordance with the provisions of ASC Topic 450, Contingencies, the Company records a liability when it believes that it is probable that a loss has been incurred and the amount can be reasonably estimated. If the Company determines that it is probable that a loss has been incurred and the loss or range of loss can be estimated, the Company accrues the estimated amount of the loss. The Company evaluates developments in its legal matters that could affect the amount of liability that has been previously accrued and makes adjustments as appropriate. Significant judgment is required to determine both the likelihood of there being and the estimated amount of a loss related to such matters.

NOTE 11 – INCOME TAXES

Income tax (benefit) expense is comprised of the following:

	Year Ended March 31,
	2025	2024
Current tax expense	$-	$-
Deferred tax (benefit) expense	-	13,000
Income tax (benefit) expense	$-	$13,000

The components of deferred income taxes as follows:

	As of March 31,
	2025	2024
Accrued liabilities	$24,000	$21,000
Net operating losses	286,000	142,000
Total deferred tax assets	310,000	163,000
Less: valuation allowance	(310,000)	(163,000)
Total deferred tax assets, net	$-	$-

The Company’s operations are primarily based out of the Indian jurisdiction. There are unused tax losses amounting to $1,126,000 and $56,000 at March 31, 2025 and March 31, 2024, respectively. The tax benefit for these losses, if not utilized, will expire on various dates starting from financial year 2024 to 2031. Under the Indian jurisdiction, a period of 3 financial years remains open to assessment by tax authorities or a period of 10 financial years if the assessing officer has evidence that undeclared income exceeds a certain limit.

The Company has recorded a valuation allowance on the deferred tax asset resulting from such losses due to Company’s history of past losses and lack of conclusive evidence to support the view that sufficient taxable profit will be generated in the future by the Company to offset such losses.

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NOTE 12 – SUBSEQUENT EVENTS

Acquisition of the Company

On May 2, 2025, Algorhythm Holdings and SemiCab Holdings entered into an equity purchase agreement with SemiCab, Inc. pursuant to which: (i) SemiCab Holdings purchased 9,999 shares of the issued and outstanding equity shares of the Company, representing 99.99% of the issued and outstanding equity shares of the Company, from SemiCab, Inc. for $1,750,000, the payment of which amount was evidenced by the issuance of a promissory note by Algorhythm Holdings to SemiCab, Inc., and (ii) Algorhythm Holdings purchased the 20% membership interest in SemiCab Holdings then held by SemiCab, Inc. for aggregate consideration consisting of 119,742 shares of Algorhythm Holdings’ common stock that were issued to SemiCab, Inc. The acquisition was completed on May 2, 2025.

Additional Loans Under Loan Agreement

During the period commenced April 1, 2025 and ended May 2, 2025, Algorhythm Holdings made loans to the Company in the amount of $632,000 and the Company charged $132,000 for services to Algorhythm Holdings that were performed under the MSA, which charges offset amounts due under the loan agreement with the Company. As of May 2, 2025, a total of $2,140,000 of loans were outstanding under the loan agreement and a total of $360,000 remained available for future borrowings under the loan agreement. As of May 2, 2025, the Company had not made any interest payments due under the loan agreement. As a result, the loans were in default as of May 2, 2025.

Amendment to the Loan Agreement

On May 26, 2025, the Company entered into an amendment to the loan agreement with Algorhythm Holdings pursuant to which the parties agreed to increase the maximum loan amount available to the Company under loan agreement from $2,500,000 to $5,000,000.

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THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER [●], 2025

PRELIMINARY PROSPECTUS

Up to 1,133,652 Shares of Common Stock Underlying Series A Warrants

We are offering up to 1,133,652 shares of our common stock, par value $0.01 per share, issuable upon the exercise of outstanding Series A warrants. The Series A warrants were issued by us in a public offering of securities that closed on December 6, 2024. The Series A warrants have an exercise price of $8.38 per share, are currently exercisable, and expire on January 13, 2030.

Our common stock is listed on The Nasdaq Capital Market under the symbol “RIME.” The last reported sale price of our common stock on The Nasdaq Capital Market on September 29, 2025 was $2.61 per share.

Investing in our common stock involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2025

Altr 1

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus.

Overview

We are an artificial intelligence (“AI”) technology holding company that currently has one business unit, which is SemiCab. SemiCab is an AI-enabled software logistics and distribution business operated through our subsidiary, SemiCab Holdings, LLC. Prior to August 1, 2025, we had a second business unit, which was Singing Machine. Singing Machine was a home karaoke consumer products business that designed and distributed karaoke products globally to retailers and ecommerce partners through our subsidiary, The Singing Machine Company, Inc. We sold our Singing Machine business on August 1, 2025. Accordingly, we no longer own or operate the Singing Machine business line.

Our operations include our wholly-owned subsidiaries, SMC Logistics, Inc., a California corporation (“SMCL”), SMC-Music, Inc., a Florida corporation (“SMCM”), SMC (HK) Limited, a Hong Kong company (“SMH”), The Singing Machine Company, Inc., a Delaware corporation (“SMC”), MICS Hospitality Holdings, Inc., a Delaware corporation (“MICS Hospitality”), MICS Hospitality Management, LLC, a Delaware limited liability company (“MICS Hospitality Management”), and MICS Nomad, LLC, a Delaware limited liability company (“MICS NY”), and our 80%-owned subsidiaries, SemiCab Holdings, LLC, a Nevada limited liability company (“SemiCab Holdings”) and SMCB Solutions Private Limited, an Indian Company (“SMCB”).

SemiCab

SemiCab is a cloud-based collaborative transportation platform built to achieve the scalability required to predict and optimize loads and the use of trucks. To orchestrate collaboration across manufacturers, retailers, distributors, and their carriers, SemiCab uses real-time data from API-based load tendering and pre-built integrations with TMS and ELD partners. To build fully loaded round trips, SemiCab uses AI/ML techniques and advanced predictive optimization models.

Since 2020, SemiCab has enabled major retailers, brands and transportation providers to address their transportation needs. SemiCab’s Orchestrated Collaboration™ AI model has proven to increase transportation capacity, improve asset utilization, reduce empty miles, lower logistics costs, and provide visibility into the entire transportation network. Models show that our SemiCab technology has the capability of reducing costs through optimization. Additionally, our SemiCab technology has the potential to play a key role in the improved sustainability model. Based on its proven ability to improve truck utilization rates, this could result in a dramatic reduction in the carbon footprint of the industry. The optimization of existing truck utilization can add trucking capacity without adding more trucks, drivers or driven miles which addresses common problems plaguing the industry like severe driver shortage and road congestion. Trucking optimization could also reduce carbon emissions attributable to road freight.

Singing Machine

Through Singing Machine, we engaged in the development, marketing, and sale of consumer karaoke audio equipment, accessories, and musical recordings. We were a leading global karaoke and music entertainment company that specializes in the design and production of quality karaoke and music enabled consumer products for adults and children. Our products were among the most widely available karaoke products internationally. We sold our Singing Machine business on August 1, 2025. Accordingly, we no longer own or operate the Singing Machine business line.

Altr 2

Recent Events and Developments

Acquisition of SMCB

On May 2, 2025, we and SemiCab Holdings entered into an equity purchase agreement with SemiCab Inc. pursuant to which: (i) SemiCab Holdings purchased 9,999 shares of the issued and outstanding equity shares, Rs. 10 par value, of SMCB, representing 99.99% of the issued and outstanding equity shares of SMCB, for $1,750,000, the payment of which amount was evidenced by the issuance of a promissory note by us to SemiCab, Inc., and (ii) we purchased the 20% membership interest in SemiCab Holdings then held by SemiCab, Inc. for aggregate consideration consisting of 119,742 shares of our common stock. The transactions closed on May 2, 2025. The promissory note provides that $1,500,000 is due and payable by us on the first anniversary of the closing date and the remaining $250,000 is due and payable by us on the 18-month anniversary of the closing date. The promissory note bears interest at six percent per annum.

On the closing date, we and SemiCab Holdings entered into an amended and restated employment agreement with each of Ajesh Kapoor and Vivek Sehgal pursuant to which Mr. Kapoor agreed to serve as the Chief Executive Officer and Chief Technology Officer of SemiCab Holdings and Mr. Sehgal agreed to serve as the Chief Product Officer of SemiCab Holdings. Pursuant to the terms of the employment agreements, SemiCab Holdings granted Messrs. Kapoor and Sehgal a membership interest in SemiCab Holdings with three quarters of each such grant subject to certain forfeiture rights tied to continued employment with SemiCab Holdings. Additionally, Mr. Kapoor was granted the right to serve as a member of our board of directors and the right to appoint an additional member of our board of directors upon the occurrence of certain specified events.

Also on the closing date, we, SemiCab Holdings, Ajesh Kapoor and Vivek Sehgal entered into an amended and restated limited liability company agreement for SemiCab Holdings which sets forth the terms and conditions governing the operation and management of SemiCab Holdings.

Sale of Singing Machine

On August 1, 2025, we entered into an asset purchase agreement with SMC and Stingray Music USA, Inc. (“Stingray USA”), a related party and subsidiary of the Stingray Group, Inc. (“Stingray Group”), pursuant to which Stingray USA purchased substantially all of the assets, and assumed most of the liabilities, associated with our Singing Machine business for $500,000. The transaction closed on August 1, 2025.

Private Placement

On August 21, 2025, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (the “Investor”), pursuant to which we agreed to issue and sell to Streeterville shares of our common stock, par value $0.01 per share, in one or more pre-paid purchases (each, a “Pre-Paid Purchase” and collectively, the “Pre-Paid Purchases”) for an aggregate purchase price of up to $20,000,000. We also agreed to issue an additional 95,694 shares of our common stock to Streeterville as a commitment fee for the pre-paid purchase facility established under the Securities Purchase Agreement (the “Commitment Shares”). The transactions closed on August 21, 2025.

The Securities Purchase Agreement provides for an initial Pre-Paid Purchase in the principal amount of $4,390,000, before deducting an original issue discount of $360,000 and transaction expenses of $30,000 (the “Initial Pre-Paid Purchase”), the terms of which are set forth on secured prepaid purchase #1 (“Secured Pre-Paid Purchase #1”). The Initial Pre-Paid Purchase accrues interest at the rate of nine percent (9%) per annum and has a maturity date of three years. The Securities Purchase Agreement also provides for a two-year commitment period during which, subject to certain specified conditions, we may request additional Pre-Paid Purchases from Streeterville provided that the amount requested is no less than $250,000 and the total outstanding balance of all Pre-Paid Purchases does not exceed $3,000,000. The original issue discount for each additional Pre-Paid Purchase will be nine percent (9%) of the amount set forth in the applicable request and each additional Pre-Paid Purchase will accrue interest at the rate of nine percent (9%) per annum.

Altr 3

Pursuant to the Securities Purchase Agreement, we agreed to file a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), with the SEC to register the resale of the Commitment Shares and all shares of common stock issuable pursuant to the Pre-Paid Purchases within 30 days after the closing date. Streeterville’s resale of these shares is being registered in the registration statement of which this prospectus forms a part.

Following the funding of each Pre-Paid Purchase, Streeterville has the right, but not the obligation, to purchase from us that number of shares of common stock up to the lesser of: (i) a number of shares of common stock equal in value to the outstanding balance of the funded amount, and (ii) that number of shares of common stock such that Streeterville will not beneficially own greater than 9.99% of our outstanding shares of common stock. The purchase price of the shares of common stock will be 90% of the lowest daily volume weighted average price during the 10 trading days immediately prior to the purchase notice date, but not less the floor price, which is the greater of: (i) 20% of the “Minimum Price” as defined under Nasdaq Listing Rule 5635(d) prior to the applicable closing of the Pre-Paid Purchase, and (ii) $0.10

Nasdaq Listing Rule 5635(d) provides that shareholder approval is required prior to the issuance of shares of our common stock equal or greater in number to 20% of the number of shares of our common stock issued and outstanding immediately prior to the completion of the proposed issuance (the “Exchange Cap”) at a price that is less than the “Minimum Price” as such term is defined under Nasdaq Listing Rule 5635(d) (the “Minimum Price”) in a transaction that is not a public offering (the “Shareholder Approval”). Unless and until we obtain the Shareholder Approval, the total number of shares of common stock that we can issue to Streeterville under all Pre-Paid Purchases cannot exceed the Exchange Cap. Under the Securities Purchase Agreement, we agreed to seek Shareholder Approval for the transactions contemplated therein. If we do not obtain the Shareholder Approval within 75 days of the closing date of the Initial Pre-Paid Purchase, we are required under the Securities Purchase Agreement to continue seeking the Shareholder Approval every 90 days thereafter until the Shareholder Approval is obtained.

We may at any time prepay all or any portion of the outstanding balance of a Pre-Paid Purchase. In the event we elect to do so, we must pay Streeterville an amount equal to 110% multiplied by the portion of the outstanding balance we elected to prepay.

If an event of default occurs under a Pre-Paid Purchase, the outstanding balance will become immediately due and payable. At anytime thereafter, upon written notice given by Streeterville, the outstanding balance will increase by seven-and-a half percent (7.5%) and interest will begin accruing at a rate of the lesser of 18% per annum or the maximum rate permitted under applicable law.

The Securities Purchase Agreement contains customary representations, warranties, covenants, and closing conditions. Our obligations are secured by all of our assets pursuant to a security agreement and have been guaranteed by our operating subsidiaries pursuant to a guarantee, each entered into with Streeterville on August 21, 2025.

Univest Securities, LLC served as the placement agent in the offering (the “Placement Agent”). We paid the Placement Agent a cash fee equal to eight percent (8%) of the aggregate gross proceeds received by us from the Initial Pre-Paid Purchase and reimbursed the Placement Agent for legal fees in the amount of $40,000. We will pay the Placement Agent a cash fee equal to eight percent (8%) of the aggregate gross proceeds received by us from any additional Pre-Paid Purchases that we complete.

Altr 4

SUMMARY OF THE OFFERING

Common stock offered by us:	1,133,652 shares issuable upon the exercise of outstanding Series A warrants.

Common stock outstanding immediately prior to the offering(1):	2,641,778 shares.

Common stock outstanding immediately after the offering (2):	3,775,430 shares.

Use of proceeds:

In the event that all of the Series A warrants are exercised by the holders thereof for cash, we will receive approximately $9,500,000 in proceeds. We can provide no assurance that any of the Series A warrants will be exercised.

We intend to use any proceeds received from the exercise of the Series A warrants to finance the growth and development of our business and for working capital and other general corporate purposes. See “Use of Proceeds” beginning on page Altr 9.

(1) As of September 29, 2025, and excludes:

●	44,347 shares of common stock issuable upon the exercise of outstanding stock options;
●	1,133,652 shares of common stock underlying the Series A warrants and 4,511 shares of common stock issuable upon the exercise of other warrants to purchase shares of common stock; and
●	484 shares of common stock reserved for future issuance under our 2022 Equity Incentive Plan.

(2) As of September 29, 2025, assumes that all of the Series A warrants are exercised in full by the holders thereof immediately after the offering and that no shares being offered under the “Resale Prospectus” are issued, and excludes:

●	44,347 shares of common stock issuable upon the exercise of outstanding stock options;
●	4,511 shares of common stock issuable upon the exercise of warrants to purchase shares of common stock; and
●	484 shares of common stock reserved for future issuance under our 2022 Equity Incentive Plan.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options and warrants, in each case as described above.

On December 4, 2024, we entered into a securities purchase agreement with four investors in connection with the public offering of 21,000 shares of our common stock, par value $0.01 per share, 258,412 pre-funded warrants to purchase shares of common stock in lieu of shares of common stock, Series A warrants to purchase up to 279,412 shares of common stock and Series B warrants to purchase up to 279,412 shares of common stock. Each share of common stock or pre-funded warrant in lieu thereof was offered together with one Series A warrant and one Series B warrant at an offering price of $34 per share.

The pre-funded warrants, Series A warrants and Series B warrants were initially exercisable into shares of common stock at an exercise price of $0.01 per share, $34 per shares and $68 per share, respectively. The Series A and B warrants would become exercisable only upon receipt of such shareholder approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market, LLC (the “Nasdaq”) to permit the exercise of the Series A and B warrants. The Series A and B warrants included an exercise price adjustment feature whereby, upon receipt of shareholder approval, the exercise price of the warrants would adjust to the greater of the lowest daily volume weighted average price during the reset period or the floor price, which was $6.84 per share, with a proportional increase in the number of warrant shares.

On January 13, 2025, our stockholders approved the issuance of the Series A and B warrants, at which time all of the Series A warrants became exercisable into 1,133,652 shares of common stock and the Class B warrants became exercisable into 1,910,975 shares of common stock. This approval triggered the adjustment to the exercise price of the Series A warrants to $8.38. In connection with this approval, the holders of the pre-funded warrants exercised the pre-funded warrants into 258,412 shares of common stock and Series B warrants exercised their warrants in full into 1,910,975 shares of common stock under an alternative cashless exercise provision contained in the Series B warrants. Accordingly, we did not receive any additional proceeds upon the exercise of the Series B warrants.

In connection with the offering, we entered into a placement agency agreement with Univest Securities, LLC, as the exclusive placement agent in connection with the offering. As compensation to the placement agent, we paid the placement agent a cash fee of seven percent (7%) and a non-accountable expense allowance of one percent (1.0%) of the aggregate gross proceeds raised in the offering and reimbursed certain expenses of the placement agent.

The closing of the offering occurred on December 6, 2024. We received net proceeds of approximately $8,370,000 million from the offering, after deducting the offering expenses payable by us, including the placement agent fees. We used the net proceeds from the public offering for working capital and other general corporate purposes and to repay the principal amount of $2,352,941 in outstanding senior secured notes.

The offering was made pursuant to that certain Registration Statement on Form S-1 (File No. 333-283178), as amended, which was originally filed with the SEC on November 12, 2024, and declared effective by the SEC on December 4, 2024.

This prospectus covers the 1,133,652 shares of common stock issuable upon the exercise of the outstanding Series A warrants.

Summary Risk Factors

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are summarized and discussed more fully in the “Risk Factors” section of this prospectus. This offering and the ownership of our common stock is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus. These risks include, among others, that:

Risks Related to This Offering

●	We will have broad discretion over the use of the net proceeds we receive from this offering, and you may not agree with how we use the proceeds.

●	The exercise of the Series A warrants will dilute the ownership interests of existing stockholders.

Risks Related to Our Financial Condition

●	We have a history of losses, we can provide no assurance that we will ever become profitable, and the audit report issued by Marcum LLP in connection with our audited financial statements as of and for the year ended December 31, 2024 includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

●	We will need to raise additional capital in the future, which capital may not be available or, if available, may not be available on acceptable terms.

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Risks Related to Our Company

●	Our growth could strain our personnel and infrastructure resources.

●	Strategic acquisitions and other transactions that we complete in the future could prove difficult to integrate, disrupt our business, adversely affect our operating results and dilute stockholder value.

●	We depend upon our executive officers and may not be able to retain or replace these individuals or recruit additional personnel if they leave, which could harm our business.

●	Our failure or inability to enforce our trademarks, trade secrets and other proprietary rights could adversely affect our image, brands and competitive position.

●	We may not be able to protect our intellectual property rights throughout the world.

●

Our information technology systems or data, or those of our service providers or customers or users, could be subject to cyber-attacks or other security incidents, which could result in significant liability, reputational damage and other adverse consequences to us.

●	The failure of our information technology systems could significantly disrupt the operation of our business.

●	We rely on third parties for most of our management information systems and for other back-office functions.

●	Failure to protect the integrity and security of personal information of our customers and employees could result in substantial costs, expose us to litigation and damage our reputation.

●	Any significant changes in U.S. trade or other policies that block or restrict imports or increase import tariffs could have a material adverse effect on results of operations.

●	Our business, financial condition and results of operations may be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine and the Middle East and other geopolitical tensions.

●	High inflation and unfavorable economic conditions could negatively affect our business, financial condition and results of operations.

●	We are exposed to the credit risk of customers who are experiencing financial difficulties and if these customers are unable to pay us, our revenue and results of operations will be adversely impacted.

●	We may have trouble hiring additional qualified personnel.

●	The industries in which we operate are subject to international, federal, state and local laws, compliance with which is both complex and costly.

●	We could be a party to litigation that could adversely affect us by diverting management attention, increasing our expenses and subjecting us to significant monetary damages and other remedies.

●	Our certificate of incorporation provides limitations on director liability and indemnification of directors and officers and employees.

●	Our insurance may not provide adequate levels of coverage against claims.

●	Our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media could materially adversely impact our business.

●	An impairment in the carrying value of our fixed assets, intangible assets or goodwill could adversely affect our financial condition and results of operations.

●	Significant adverse weather conditions and other disasters could negatively impact our results of operations.

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Risks Related to Our SemiCab AI Logistics and Distribution Business

●	The transportation industry historically has experienced cyclical fluctuations in financial results that could negatively impact our business and results of operations.

●	Fluctuation in freight volumes resulting from supply chain disruptions or other factors may negatively impact our working capital needs.

●	Our business is susceptible to numerous expense challenges which may negatively impact our operating results.

●	We are dependent on third parties which may impact our ability to provide our services.

●	Cyclical challenges in the transportation industry may negatively impact our results of operations and cash flows.

●	We face substantial competition in the logistics and distribution industry.

●	Our business may be adversely affected by seasonality.

●	We rely on technology to operate our business.

●	Our international operations subject us to complex and ever-changing operational, financial, and data privacy risks.

●	We may not be able to hire and retain qualified employees.

●	We may fail in our efforts to expand our use of machine learning and AI technologies and may be subject to risks and liabilities in the event we expand our use of machine learning and AI technologies.

●	AI technologies present various operational, compliance, and reputational risks and if any such risks were to materialize, our business and results of operations may be adversely affected.

●	We may be subject to risks associated with AI and machine learning technology.

●	We may be subject to a variety of claims arising from our transportation operations.

●	Our business is subject to numerous government regulations.

Risks Related to the Sale of Our Singing Machine Business

●	We are subject to risks related to the sale of our Singing Machine business.

●	After the sale of the Singing Machine business, certain of our executive officers and directors may have actual or potential conflicts of interest because of their interests in Stingray Group.

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Risks Related to Ownership of Our Securities

●	We may raise additional funds in the future through the issuance of equity securities or debt, which funding may be dilutive to stockholders or impose operational restrictions on us.

●	The market price of our common stock is likely to be highly volatile and subject to wide fluctuations.

●	Our quarterly and annual operating results may fluctuate due to increases and decreases in sales and other factors.

●	Our common stock may be affected by price fluctuations, which could adversely impact the value of our common stock.

●	FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our securities.

●	An investment in our securities is speculative and there can be no assurance of any return on any such investment.

●	We identified material weaknesses in our internal control over financial reporting during the assessment of our internal control that we performed in connection with the preparation of our audited consolidated financial statements included herein.

●	If we are unable to establish and maintain an effective system of internal control, we may not be able to accurately report our financial results on a timely basis or prevent fraud.

●	The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

●	If we are not able to comply with the applicable continued listing requirements of the Nasdaq, it could delist us, which may adversely affect the market price and liquidity of our common stock.

●	New laws, regulations, and standards relating to corporate governance and public disclosure may create uncertainty for public companies, increase legal and financial compliance costs and make some activities more time consuming.

●	As a “smaller reporting company” under applicable law, we are subject to lessened disclosure requirements, which could leave our stockholders without information or rights available to stockholders of more mature companies.

●	Applicable SEC rules governing the trading of “penny stocks” may limit the trading and liquidity of our common stock, which may affect the trading price of our common stock.

●	We have never paid any dividends on our common stock and do not intend to pay any dividends on our common stock in the foreseeable future.

Our Corporate Information

We were incorporated under the laws of the State of Delaware in 1994. Our principal business address is 6301 NW 5th Way, Suite 2900, Fort Lauderdale, FL 33309, and our telephone number is (954) 596-1000. We maintain our corporate website at https://ir.algoholdings.com/. This website address is not intended to function as a hyperlink and the information contained on our website is not intended to be a part of this prospectus. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision. We make available free of charge on https://ir.algoholdings.com/investor-filings#/ our annual, quarterly, and current reports, and amendments to those reports if any, as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC. We may from time to time provide important disclosures to investors by posting them in the Investor Relations section of our website.

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Our common stock is quoted on the Nasdaq under the symbol “RIME”. We file annual, quarterly, and current reports, proxy statements and other information with the U.S. Securities Exchange Commission (the “SEC”) and are subject to the requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). These filings are available to the public on the Internet at the SEC’s website at http://www.sec.gov.

RISK FACTORS

The “Risk Factors” section of the Resale Prospectus is duplicated in its entirety herein, except that the “Risks Related to this Offering and the Selling Stockholder” and “Risks Related to the Transactions Under the Securities Purchase Agreement” sections have been deleted from the Public Offering Prospectus and a “Risks Related to this Offering” section has been added in their place.

Risks Related to this Offering

We will have broad discretion over the use of the proceeds we receive from any exercise of the Series A warrants, and you may not agree with how we use the proceeds.

We will have broad discretion as to the use of the proceeds that we receive from any exercise of the Series A warrants and we could use them for purposes other than those contemplated at the time of commencement of this offering. As a result, you will be relying on the judgment of our management with regard to the use of those proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

The exercise of the Series A warrants will dilute the ownership interests of existing stockholders.

The exercise of the Series A Warrants will increase substantially the number of shares of common stock issued and outstanding, which will dilute the ownership interests of existing stockholders. The amount of dilution, or the reduction in value to existing shares of common stock, is determined by the amount of shares ultimately obtained upon the exercise of the Series A Warrants relative to the number of shares of common stock outstanding at the time of exercise.

USE OF PROCEEDS

In the event that all of the Series A warrants are exercised by the holders thereof for cash, we will receive approximately $9,500,000 in proceeds. We can provide no assurance that any of the Series A warrants will be exercised.

We intend to use any proceeds received from the exercise of the Series A warrants to finance the growth and development of our business and for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, technologies, and products that are complementary to our own, although we have no current binding agreements with respect to any acquisitions as of the date of this prospectus.

We will have broad discretion as to the use of the proceeds that we receive and could use them for purposes other than those contemplated at the time of commencement of this offering. As a result, you will be relying on the judgment of our management with regard to the use of those proceeds and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization, as of June 30, 2025. Such information is set forth on the following basis:

●	on an actual basis; and

●	on a pro forma basis assuming that all of the Series A warrants are exercised by the holders thereof for cash.

The pro forma as adjusted information set forth below is illustrative only. You should read the following table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in this prospectus.

	As of June 30, 2025
	Actual	Pro Forma (1)
Cash and cash equivalents	$1,134,000	$10,634,000

Debt	$9,885,000	$9,885,000
Stockholders’ equity:
Preferred stock, par value $1.00; no shares authorized, issued and outstanding, actual; no shares authorized, issued and outstanding, pro forma	—	—
Common stock, par value $0.001; 800,000,000 shares authorized and 2,514,571 shares issued and outstanding, actual; 800,000,000 shares authorized and 3,648,223 shares issued and outstanding, pro forma	25,000	36,000
Additional paid-in capital	63,854,000	73,343,000
Accumulated deficit	(58,948,000)	(58,948,000)
Non-controlling interest	(1,363,000)	(1,363,000)
Treasury stock	(758,000)	(758,000)
Total stockholders’ equity	2,810,000	12,310,000

Total capitalization	$12,695,000	$22,195,000

(1) The information above excludes 44,347 shares of common stock issuable upon the exercise of outstanding stock options and 484 shares of common stock reserved for future issuance under our 2022 Equity Incentive Plan.

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PUBLIC OFFERING PLAN OF DISTRIBUTION

We are offering up to 1,133,652 shares of our common stock, par value $0.01 per share, issuable upon the exercise of outstanding Series A warrants. The Series A warrants were issued by us in a public offering of securities that closed on December 6, 2024. The Series A warrants have an exercise price of $8.38 per share, are currently exercisable, and expire on January 13, 2030.

The Series A warrant holders may exercise their Series A warrants by submitting notices of exercises and paying the exercise price in accordance with the terms of the Series A warrants. Each holder can exercise its Series A warrant for that number of shares of common stock up to the lesser of: (i) the number of shares of common stock underlying such holder’s respective Series A warrant, and (ii) that number of shares of common stock such that the holder will not beneficially own greater than 9.99% of our outstanding shares of common stock. We can provide no assurance that any of the Series A warrants will be exercised by the holders thereof.

The distribution of the shares of common stock offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals.

The shares of common stock issuable upon the exercise of the Series A warrants will not be offered through underwriters, brokers or dealers. We will not pay any compensation in connection with the offering of the shares of common stock issuable upon the exercise of the Series A warrants.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel LLP, New York, New York.

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Up to 1,133,652 Shares of Common Stock Underlying Series A Warrants

Algorhythm Holdings, Inc.

PRELIMINARY PROSPECTUS

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Resale of Up to 10,095,694 Shares of Common Stock

Algorhythm Holdings, Inc.

PRELIMINARY PROSPECTUS

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all costs and expenses, other than the estimated placement agent fees and commissions payable by us, in connection with the offer and sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$4,048
Legal fees and expenses	75,000
Accounting fees and expenses	35,000
Miscellaneous fees and expenses	10,000
Total	$124,048

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following summary is qualified in its entirety by reference to the complete Delaware General Corporation Law (the “DGCL”), our certificate of incorporation, as amended, and our by-laws, as amended.

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Our certificate of incorporation and bylaws provide that we will indemnify each person who was or is a party or is threatened to be made a party or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising from the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation and bylaws also provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we do not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

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Our board of directors has approved a form of indemnification agreement that has been executed by each of our directors and executive officers. In general, these agreements provide that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or executive officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or executive officer.

Section 102(b)(7) of the DGCL provides, generally, that our certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) a director for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under section 174 of the DGCL, or (iv) a director for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Additionally, we maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding securities issued by us within the last three years from which were not registered under the Securities Act of 1933, as amended.

●	On November 20, 2023, we entered into a stock purchase agreement with Regalia Ventures pursuant to which we sold 5,495 shares of our common stock to Regalia Ventures at a purchase price of $182 per share. Net proceeds from the transaction were approximately $950,000, net of transaction fees of approximately $50,000. On November 1, 2024, we entered into a stock repurchase agreement with Regalia Ventures pursuant to which we agreed to repurchase the 5,495 shares for $472,527. On February 18, 2025, the date of the closing of the transaction, we issued a promissory note to Regalia Ventures in the amount of $472,527. On February 27, 2025, we paid off the note in full.

●	On November 20, 2023, we entered into a stock purchase agreement with Stingray Group pursuant to which we sold 5,495 shares of our common stock to Stingray Group at a purchase price of $182 per share. Net proceeds from the transaction were approximately $950,000, net of transaction fees of approximately $50,000. On December 3, 2024, we entered into a stock repurchase agreement with Stingray Group pursuant to which we agreed to repurchase the 5,495 shares for $285,714. We agreed to issue a promissory note to Stingray Group in the principal amount of the purchase price of the shares at the closing of the transaction. On February 18, 2025, the date of the closing of the transaction, we issued a promissory note to Stingray Group in the amount of $285,714. On April 3, 2025, we paid off the note in full.

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●	On August 9, 2024, we issued an aggregate of 3,873 shares of restricted common stock to three consultants pursuant to consulting agreements that we entered into with each of them.

●	On August 9, 2024, we issued 472 shares of common stock to Vivek Sehgal as bonus compensation earned under his employment agreement with SemiCab Holdings.

●	On October 24, 2024, we sold a total of 11,500 shares of our common stock and notes in the aggregate principal amount of $2,352,941 to accredited investors for total proceeds of $2,000,000 net of original issue discount of $352,941. Univest Securities served as the placement agent in the offering and received seven percent (7%) of the gross proceeds received by us and reimbursement of the legal fees of its counsel. We repaid all of the notes in December 2024.

●	On February 13, 2025, we issued a non-qualified stock option to purchase 23,818 shares of our common stock and a restricted stock award for 23,818 shares of our common stock to Alex Andre pursuant to the terms of the employment agreement that he entered into with us in connection with his appointment as our Chief Financial Officer and General Counsel. The option has a ten-year term, subject to any earlier termination following cessation of Mr. Andre’s service with us, and an exercise price per share equal to the closing price of our common stock as reported by the Nasdaq on February 13, 2025. The restricted stock award and option shall each vest over four years as follows: (a) 25% of the shares underlying the restricted stock award and option shall vest on the first anniversary of the grant date; and (b) six and one-quarter percent (6.25%) of the shares underlying the restricted stock award and option shall vest each quarter thereafter, subject to Mr. Andre’s continued service with us through each applicable vesting date.

●	On May 2, 2025, we and SemiCab Holdings entered into an equity purchase agreement with SemiCab Inc. pursuant to which: (i) SemiCab Holdings purchased 9,999 shares of the issued and outstanding equity shares, Rs. 10 par value, of SMCB, representing 99.99% of the issued and outstanding equity shares of SMCB, for $1,750,000, the payment of which amount was evidenced by the issuance of a promissory note by us to SemiCab, Inc., and (ii) we purchased the 20% membership interest in SemiCab Holdings then held by SemiCab, Inc. for aggregate consideration consisting of 119,742 shares of our common stock. The acquisition was completed on May 2, 2025.

●	On August 21, 2025, we entered into the Securities Purchase Agreement with Streeterville pursuant to which we agreed to issue and sell to Streeterville shares of our common stock in one or more Pre-Paid Purchases for an aggregate purchase price of up to $20,000,000. We also agreed to issue 95,694 shares of our common stock to Streeterville as a commitment fee for the pre-paid purchase facility established under the Securities Purchase Agreement. The transactions closed on August 21, 2025. The Initial Pre-Paid Purchase was in the principal amount of $4,390,000, before deducting an original issue discount of $360,000 and transaction expenses of $30,000, accrues interest at the rate of nine percent (9%) per annum, and has a maturity date of three years. Univest Securities, LLC served as the placement agent in the offering. We paid the placement agent a cash fee equal to eight percent (8%) of the aggregate gross proceeds that we received from the Initial Pre-Paid Purchase and reimbursed the placement agent for legal fees in the amount of $40,000.

We completed the offer and sale of these securities to accredited investors in private placement transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act without engaging in any advertising or general solicitation of any kind and, unless otherwise noted, without payment of underwriting discounts or commissions to any person.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 23, 2022, by and between the Company and Aegis Capital Corp. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 27, 2022).

2.1	Asset Purchase Agreement dated June 11, 2024, between the Company, SemiCab, Inc. and SemiCab Holdings, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 12, 2024).

2.2	Amendment No. 1 to Asset Purchase Agreement dated July 1, 2024, among the Company, SemiCab, Inc. and SemiCab Holdings LLC (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 5, 2024).

3.1	Certificate of Incorporation of the Company filed with the Delaware Secretary of State on February 15, 1994 and amendments through April 14, 1999 (incorporated by reference to Exhibit 3.1 to the Company’s registration statement on Form SB-2 filed with the SEC on March 7, 2000).

3.2	Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on September 29, 2000 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-QSB for the period ended September 30, 1999 filed with the SEC on November 14, 2000).

3.3	Corrected Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on March 27, 2001 (incorporated by reference to Exhibit 3.13 to the Company’s registration statement on Form SB-2 filed with the SEC on April 11, 2001).

3.4	Corrected Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on April 4, 2001 (incorporated by referenced to Exhibit 3.12 to the Company’s registration statement on Form SB-2 filed with the SEC on April 11, 2001).

3.5	Certificate of Correction to Corrected Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on April 20, 2001 (incorporated by reference to the Company’s Transition Report on Form 10-KT filed with the SEC on July 14, 2022).

3.6	Certificate of Amendment to the Certificate of Incorporation filed with the Delaware Secretary of State on January 27, 2006 (incorporated by reference to the Company’s Transition Report on Form 10-KT filed with the SEC on July 14, 2022).

3.7	Certificate for Renewal and Revival of Charter filed with Delaware Secretary of State on September 25, 2012 (incorporated by reference to the Company’s Transition Report on Form 10-KT filed with the SEC on July 14, 2022).

3.8	Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on May 19, 2022 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 25, 2022).

3.9	Amended By-Laws of the Company (incorporated by reference to Exhibit 3.14 to the Company’s Transition Report on Form 10-KTSB for the year ended March 31, 2001 filed with the SEC on June 29, 2001).

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3.10	Certificate of Amendment of Certificate of Incorporation dated August 27, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 6, 2024).

3.11	Amendment No. 1 to Amended By-laws, effective October 18, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 21, 2024).

3.12	Certificate of Amendment to the Certificate of Incorporation filed with the Delaware Secretary of State on January 14, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 17, 2025).

5.1*	Opinion of Sichenzia Ross Ference Carmel LLP.

5.2*	Opinion of Sichenzia Ross Ference Carmel LLP.

10.1	Lease for Lakeside Plaza executive offices dated July 31, 2011 by and between the Company and Lakeside IV, LLC (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 10-KT filed with the SEC on June 29, 2011).

10.2+	The Singing Machine Company, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 18, 2022)

10.3+	Employment Agreement by and between the Company and Gary Atkinson (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 22, 2022).

10.4+	Employment Agreement by and between the Company and Bernardo Melo (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on April 22, 2022).

10.5	Form of Indemnification Agreement to be entered into with the Company and each of its officers and directors (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 27, 2022).

10.6+	Amended and Restated Employment Agreement by and between the Company and Lionel Marquis (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2023).

10.7	At-The-Market Issuance Sales Agreement, dated February 15, 2023, by and between the Company and Aegis Capital Corp. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 17, 2023).

10.8	Form of Stock Purchase Agreement dated November 20, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 22, 2023).

10.9	Loan Agreement by and between the Company and Oxford Commercial Finance dated March 28, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2024).

10.10	Revolving Credit Note dated March 28, 2024 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2024).

10.11	Security Agreement by and between the Company and Oxford Commercial Finance dated March 28, 2024 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2024).

10.12	Operating Agreement between the Company, SemiCab Holdings, LLC and SemiCab, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 12, 2024).

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10.13	At-The-Market Issuance Sales Agreement by and between the Company and Ascendiant Capital Markets, LLC, dated June 26, 2024 (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 27, 2024).

10.14	Amendment to At-The-Market Issuance Sales Agreement by and between the Company and Ascendiant Capital Markets, LLC, dated July 8, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 9, 2024).

10.15	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 24, 2024).

10.16	Form of Original Issue Discount Senior Secured Note (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 24, 2024).

10.17	Form of Guarantee (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on October 24, 2024)

10.18	Stock Repurchase Agreement dated November 1, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 7, 2024)

10.19	Form of Series A Warrant dated December 4, 2024 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2024).

10.20	Form of Series B Warrant dated December 4, 2024 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2024).

10.21	Form of Pre-Funded Warrant dated December 4, 2024 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2024).

10.22	Form of Securities Purchase Agreement dated December 4, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2024).

10.23	Placement Agency Agreement dated December 4, 2024 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2024).

10.24	Stock Repurchase Agreement dated December 3, 2024 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2024).

10.25	Form of Securities Purchase Agreement dated December 17, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2024).

10.26	Placement Agency Agreement dated December 17, 2024 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2024).

10.27+	Employment Agreement, dated February 12, 2025, between the Company and Alex Andre (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 18, 2025).

10.28	Stock Option, dated February 13, 2025, issued by the Company to Alex Andre (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 18, 2025).

10.29	Restricted Stock Award, dated February 13, 2025, issued by the Company to Alex Andre (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on February 18, 2025).

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10.30	Equity Purchase Agreement, dated May 2, 2025, by and among the Company, SemiCab Holdings, LLC and SemiCab, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 8, 2025).

10.31	Promissory Note, dated May 2, 2025, issued by the Company in favor of SemiCab, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 8, 2025).

10.32	Amended and Restated Limited Liability Company Agreement of SemiCab Holdings, LLC, dated May 2, 2025, by and among the Company, SemiCab Holdings, LLC, Ajesh Kapoor and Vivek Sehgal (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 8, 2025).

10.33	Asset Purchase Agreement, dated August 1, 2025, by and among the Company, The Singing Machine Company, Inc. and Stingray Music USA, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 7, 2025).

10.34	Securities Purchase Agreement, dated August 21, 2025, by and among the Company and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 27, 2025).

10.35	Secured Pre-Paid Purchase #1, dated August 21, 2025, by and among the Company and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 27, 2025).

10.36	Security Agreement, dated August 21, 2025, by and among the Company and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on August 27, 2025).

10.37	Guarantee, dated August 21, 2025, by and among SemiCab Holdings, LLC, SMCB Solutions Private Limited, and Streeterville Capital, LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on August 27, 2025).

23.1*	Consent of Marcum LLP

23.2*	Consent of Berkowitz Pollack Brant, Advisors + CPAs

23.3*	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1 and Exhibit 5.2)

101.INS	Inline XBRL Instance Document. The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

107*	Filing Fee Table

* Filed herewith

** Furnished herewith

+ Compensatory plan or arrangement

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, State of Florida, on October 3, 2025.

ALGORHYTHM HOLDINGS, INC.

By:	/s/ Gary Atkinson
Gary Atkinson
Chief Executive Officer (Principal Executive Officer)

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary Atkinson his true and lawful attorney-in-fact, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Gary Atkinson	Chief Executive Officer, Secretary and Chairman of the Board of Directors	October 3, 2025
Gary Atkinson	(Principal Executive Officer)

/s/ Alex Andre	Chief Financial Officer and General Counsel	October 3, 2025
Alex Andre	(Principal Financial and Accounting Officer)

/s/ Bernardo Melo	Director	October 3, 2025
Bernardo Melo

/s/ Harvey Judkowitz	Director	October 3, 2025
Harvey Judkowitz

/s/ Mathieu Peloquin	Director	October 3, 2025
Mathieu Peloquin

/s/ Jay B. Foreman	Director	October 3, 2025
Jay B. Foreman

/s/ Ajesh Kapoor	Director	October 3, 2025
Ajesh Kapoor

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